EXHIBIT 10.35

Portions of this Exhibit 10.35 have been omitted based upon a request for confidential treatment. This Exhibit 10.35, including the non-public information, has been filed separately with the Securities and Exchange Commission. “[*]” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

RECEIVABLES PURCHASE AGREEMENT

BETWEEN

AUTOMOTIVE FINANCE CANADA INC.

- and -

KAR AUCTION SERVICES, INC.

- and -

PRECISION TRUST

Dated as of February 8, 2010

BENNETT JONES LLP

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		2

1.1	Definitions	2
1.2	Headings	16
1.3	Number, Gender, Etc.	16
1.4	Non-Business Days	16
1.5	Governing Law	16
1.6	References to Statutes	16
1.7	Severability	16
1.8	Currency	16
1.9	Schedules	17

ARTICLE 2 PURCHASES AND INCREASES		17

2.1	Purchase Request and Increase	17
2.2	Purchase and Sale	17
2.3	Ownership Interests	18
2.4	Transfer From Deposit Accounts to Collection Account	18
2.5	Allocations of Seller’s Share of Collections Before the Termination Date	19
2.6	Allocation of Trust’s Share of Collections Before the Termination Date	19
2.7	Payments from Collection Account	20
2.8	Allocation and Payment of Seller’s Share of Collections After a Termination Date	20
2.9	Allocation of Trust’s Share of Collections After a Termination Date	21
2.10	Payments from Collection Account After a Termination Date	21
2.11	Purchases Limited by Program Limit	22
2.12	Program Limit	22
2.13	Voluntary Paydown of Investment	22
2.14	Cash Reserve Account	23
2.15	Calculations	23
2.16	Specified Ineligible Receivables	23
2.17	Collection Account	24

ARTICLE 3 CONDITIONS PRECEDENT		24

3.1	Conditions Precedent for the Initial Purchase	24
3.2	Conditions Precedent in Favour of the Trust for Purchase/All Increases	25

ARTICLE 4 REPRESENTATIONS AND WARRANTIES		26

4.1	General Representations and Warranties of the Seller	26
4.2	Survival	28
4.3	Representations and Warranties of the Trust	29
4.4	Survival	29

ARTICLE 5 ADMINISTRATION		30

5.1	Designation of the Servicer	30
5.2	Standard of Care	30
5.3	Authorization of Servicer	30
5.4	Enforcement of Contracts	31
5.5	Assignment for Purpose of Enforcement	31
5.6	Deposit of Collections	31
5.7	Description of Services	31
5.8	Affirmative Covenants of the Servicer	33
5.9	Reporting Requirements of the Servicer	36
5.10	Negative Covenants of the Servicer	37
5.11	Servicer Termination Events	38
5.12	Effecting a Servicer Transfer	40
5.13	Appointment of Replacement Servicer	40
5.14	Additional Servicer Covenants Following a Servicer Transfer	40
5.15	Trust Rights Following a Servicer Transfer	41
5.16	Power of Attorney; Further Assurances	41
5.17	Deemed Collections	42

ARTICLE 6 TRIGGER EVENTS		43

6.1	Meaning of Trigger Event	43
6.2	Action Upon Occurrence of a Trigger Event	46
6.3	Optional Repurchase of Pool Receivables	47

ARTICLE 7 GENERAL COVENANTS AND POWER OF ATTORNEY		47

7.1	Affirmative Covenants of the Seller	47
7.2	Reporting Requirements of the Seller	49
7.3	Negative Covenants of the Seller	50
7.4	Covenants of the Trust	51

ARTICLE 8 PERFORMANCE GUARANTEE		51

8.1	Performance Guarantee	51
8.2	Guarantee Unconditional	51
8.3	Recourse against Servicer	53
8.4	Authorization by the Performance Guarantor	53
8.5	No Subrogation	53
8.6	Stay of Acceleration	53
8.7	Representations and Warranties	53
8.8	Payments	55

ARTICLE 9 INDEMNIFICATION		55

9.1	Indemnification by the Seller	55
9.2	Notification of Potential Liability	57

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9.3	Litigation	57
9.4	Tax Indemnity	58
9.5	Tax Credit	58

ARTICLE 10 MISCELLANEOUS		59

10.1	Liability of the Trust and the Securitization Agent	59
10.2	Delegation in Favour of Securitization Agent	59
10.3	Change in Circumstances	60
10.4	Amendments, Waivers, Etc.	61
10.5	Notices, Etc.	61
10.6	No Waiver; Remedies	61
10.7	Binding Effect; Assignability	62
10.8	Costs and Expenses	62
10.9	Confidentiality	62
10.10	Effect of Agreement	63
10.11	Agreement Non-Exclusive	63
10.12	No Set-off	63
10.13	Termination	63
10.14	Discharge of Certain Registrations in the Province of Québec	63
10.15	Execution in Counterparts	63

Schedule A	-	Form of Purchase Request
Schedule B	-	Location of Records
Schedule C	-	Form of Contracts
Schedule D	-	Form of Portfolio Report
Schedule E	-	Form of Portfolio Certificate
Schedule F	-	Form of Increase Request
Schedule G	-	Deposit Accounts
Schedule H	-	Québec Assignment

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RECEIVABLES PURCHASE AGREEMENT

MEMORANDUM OF AGREEMENT dated as of February 8, 2010.

BETWEEN:

AUTOMOTIVE FINANCE CANADA INC.,

a corporation incorporated under the laws of the

Province of Ontario,

(hereinafter referred to as the “Seller” and the initial “Servicer”),

- and -

KAR AUCTION SERVICES, INC.,

a corporation incorporated under the laws of Delaware,

(hereinafter referred to as the “Performance Guarantor” or “KAR”),

- and -

BNY TRUST COMPANY OF CANADA,

a trust company incorporated under the laws of Canada and

licensed to carry on business as a trustee in each of the

provinces of Canada, in its capacity as trustee of Precision

Trust, a trust established pursuant to the laws of the

Province of Ontario,

(hereinafter referred to as the “Trust”),

WHEREAS the Seller desires to sell to the Trust, and the Trust desires to purchase from the Seller, from time to time on the terms and conditions set forth below, an undivided co-ownership interest in the Seller’s present and future Receivables and the Related Security related thereto, on a fully serviced basis;

AND WHEREAS the Performance Guarantor has agreed to guarantee the obligations of the Servicer hereunder in accordance with the terms hereof;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereby covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, unless the context requires otherwise, the following terms shall have the following meanings:

“AFC” means Automotive Finance Corporation, an Indiana corporation;

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person;

“Applicable Rental Receivables Advance Rate” means, [*];

“Backup Servicer” means the Person appointed to act as backup servicer pursuant to the Backup Servicing Agreement;

“Backup Servicing Agreement” means (i) the backup servicing agreement expected to be entered into among the Servicer, the Backup Servicer and the other parties thereto; and (ii) any replacement backup servicing agreement entered into from time to time with the prior written consent of the Trust, in each case as such agreements may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof;

“Backup Servicing Fee Letter” means the fee letter (if any) approved in writing by the Trust setting forth the Backup Servicing Fees payable to the Backup Servicer, as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Trust;

“Backup Servicing Fees” means all fees and reimbursable expenses (excluding Transition Expenses) payable pursuant to the Backup Servicing Agreement or the Backup Servicing Fee Letter;

“Blocked Account Agreement” means the blocked account agreements referred to in Section 3.1(l);

“Blocked Account Claims” means any Security Interest in favour of a bank or other financial institutions under a Blocked Account Agreement;

“BNY Trust Company” means BNY Trust Company of Canada and its successors and assigns;

“Business Day” means any day (other than a Saturday, Sunday or public holiday) on which banks are open for business in Toronto, Ontario, but excluding any public holiday in the United States identified by the Seller as not constituting a “Business Day” for the purposes of this Agreement;

“Buyers’ Fees” means the fees paid by an Obligor to an auction in connection with a purchase of a vehicle by such Obligor;

“Carry Costs” means, with respect to any Collection Period, the sum of the amounts of the following items that accrued or were incurred during such Collection Period: (a) the Funding Discount, (b) the Standby Fee, (c) the Replacement Servicer Fee, or, to the extent no Replacement Servicer Fee is payable during such Collection Period, the Notional Servicer Fee, (d) the Backup Servicing Fees and (e) all other expenses and fees payable by the Seller under this Agreement;

“Cash Deposit Amount” means, with respect to the Purchase or any Increase, an amount sufficient to ensure that after effecting such Purchase or Increase, the amount contained in the Cash Reserve Account is equal to the Cash Reserve Required Amount;

“Cash Payment” means, in respect of the Purchase, the amount set forth in the Purchase Request as the “Cash Payment” and, in respect of each Increase, the amount set forth in the related Increase Request as the “Cash Payment”;

“Cash Reserve Account” means an Eligible Deposit Account established in the name of the Trust and designated as the Cash Reserve Account for the purposes hereof, the balance of which shall be subject to the control of the Trust for the benefit of the Trust and the Seller and applied in accordance with the terms hereof, which account shall bear interest and shall initially be account number [*], maintained at [*];

“Cash Reserve Event” means [*];

“Cash Reserve Excess Amount” means, on any Remittance Date, the amount of cash on deposit in the Cash Reserve Account after giving effect to any payments into and from the Cash Reserve Account on such Remittance Date in excess of the Cash Reserve Required Amount;

“Cash Reserve Required Amount” means, on any day (i) after the occurrence of a Cash Reserve Event, [*] of the Investment on such day, and (ii) on any other day, [*] of the Investment on such day;

“CDOR” means, on each Business Day, the average bid rate of interest (expressed as an annual percentage rate) rounded to the nearest one-hundred-thousandth of one percent (with decimal fractions of 0.000005 percent and greater being rounded up) for Canadian dollar bankers’ acceptances with maturities of one month (or such other period as may be determined by the Securitization Agent, acting reasonably, as appropriate given the term to maturity of the relevant Notes) which appears on the Reuters Screen CDOR Page as of approximately 10:00 a.m., Toronto time, on such Business Day, provided that if such rate does not appear on the Reuters Screen CDOR Page on such day, the “CDOR” for such period shall be the average of the bid rates of interest (expressed and rounded as set forth above) for Canadian dollar bankers’ acceptances with maturities of one month for same day settlement as quoted by such of the banks listed on Schedule I to the Bank Act (Canada) as may quote such a rate as of approximately 10:00 a.m., Toronto time, on such Business Day;

“Closing Date” means February 8, 2010, or such other date as may be mutually agreed between the parties;

“Collection Account” means an Eligible Deposit Account established in the name of the Trust, in trust for and on behalf of the Trust and the Seller, which account shall initially be account number [*] maintained at [*];

“Collection Costs” means, in respect of a Collection Period, all reasonable out-of-pocket costs and expenses of the Servicer (if other than the Seller, the Backup Servicer or any Affiliate thereof) and the Trust in administering the Pool Assets and collecting amounts payable thereunder and enforcing the Related Security related thereto, including reasonable legal expenses of the Servicer or the Trust;

“Collection Period” means the period from and including the first day of a calendar month to and including the last day of such calendar month, provided that the first Collection Period will begin at the close of business on February 9, 2010 and end on (and include) February 28, 2010 and the last Collection Period will be the Collection Period in which the Final Termination Date occurs;

“Collections” means, with respect to the Pool Receivables, (a) all funds which are received by the Seller, the Servicer or the Trust in payment of any amounts owed in respect of such Receivables (including, without limitation, principal payments, finance charges, floorplan fees, curtailment fees, interest and all other charges), or applied (or to be applied) to amounts owed in respect of such Receivables (including, without limitation, insurance payments and net proceeds of the sale or other disposition of vehicles or other collateral or property of the related Obligors or any other Person directly or indirectly liable for the payment of Pool Receivables applied (or to be applied) thereto), (b) all Collections deemed to have been received pursuant to Section 5.17, (c) all other proceeds of such Receivables, and (d) without duplication, all other amounts deposited to the Deposit Accounts or the Collection Account hereunder;

“Contract” means, with respect to any Obligor, collectively, the Dealer Note issued by such Obligor, or similar agreement between such Obligor and the Seller, any guarantee issued in connection therewith and each other agreement or instrument executed by an Obligor pursuant to or in connection with any of the foregoing, the purpose of which is to evidence, secure or support such Obligor’s obligations to the Seller under such Dealer Note or other similar agreement, forms of all such Dealer Notes and other agreement forms being attached hereto as Schedule C;

“Credit and Collection Policies” means the customary policies and practices of the Servicer that have been delivered to the Trust relating to the creditworthiness of Obligors, the making of collections and the enforcement of Receivables and the Related Security as such policies and practices may be amended from time to time in accordance with this Agreement;

“Curtailment Date” means, with respect to any Receivable, the date specified as such in the Contract for such Receivable;

“DBRS” means DBRS Limited and its successors;

“Dealer Note” means a demand promissory note and security agreement and any other promissory note issued, or agreement made by, an Obligor in favor of the Seller;

“Default Ratio” means the ratio (expressed as a percentage and rounded upward to the nearest 1/100th of 1%) computed as of each Settlement Date by dividing (i) the aggregate Principal Balance of all Receivables (other than Specified Ineligible Receivables) that became Defaulted Receivables during the related Collection Period plus the aggregate amount of non-cash adjustments that reduced the Principal Balance of any Receivable during such Collection Period (other than a Receivable that became a Defaulted Receivable during such Collection Period) by (ii) the aggregate amount of Receivables (other than Specified Ineligible Receivables) that were generated by the Seller during the Collection Period that occurred five calendar months prior to the Collection Period ending on such Settlement Date;

“Defaulted Receivable” means a Receivable:

(a)	as to which any payment, or part thereof, remains unpaid for more than [*] after the due date for such payment;

(b)	which, consistent with the Credit and Collection Policy, would be written off the Seller’s books as uncollectible; or

(c)	which is converted to a long term payment plan in the form of a note or other similar document;

“Deferred Purchase Price” means the aggregate of amounts paid to the Seller in respect of the Deferred Purchase Price pursuant to Sections 2.7(f) and 2.9(f);

“Delinquency Ratio” means the ratio (expressed as a percentage and rounded upward to the nearest 1/100 of 1%) computed as of each Settlement Date by dividing (i) the aggregate Principal Balance of all Receivables (other than Specified Ineligible Receivables) that were Delinquent Receivables on such Settlement Date, by (ii) the Pool Balance (less the aggregate Principal Balance of all Specified Ineligible Receivables) on such Settlement Date;

“Delinquent Receivable” means a Receivable which is not a Defaulted Receivable (i) as to which any payment, or part thereof, remains unpaid for more than [*] after the due date for such payment, or (ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Seller;

“Deposit Accounts” means the Eligible Deposit Accounts established in the name of the Servicer, in trust for and on behalf of the Trust and the Seller, which accounts shall be separate and segregated from the Servicer’s own assets and shall initially be the accounts listed in Schedule G, as such Schedule may be updated from time to time by the Servicer with the approval of the Trust;

“Eligible Backup Servicer” means a Person identified by the Trust as being capable of performing the required functions of Backup Servicer, as such functions may be agreed to by the Trust and the Seller, in respect of the Receivables Pool and the similar pool of receivables originated by Affiliates of the Seller in the U.S., and which has agreed to perform such services for an aggregate annual compensation not greater than [*];

“Eligible Deposit Account” means either (a) a deposit account with an Eligible Institution, or (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of Canada or a province thereof and authorized to act as a trustee for funds deposited in such account, so long as any of the securities of such depositary institution shall have a credit rating from DBRS in one or more of its generic credit rating categories which signifies investment grade;

“Eligible Institution” means a depositary institution which (x) at all times (a) has either (i) a long-term unsecured debt rating not lower than AA (low) by DBRS, or (ii) a short-term rating not lower than R-1 (middle) by DBRS, or (b) has its obligations with respect to the relevant matter guaranteed by an institution with either of the ratings referred to in (a), or (y) has been approved in writing by DBRS;

“Eligible Investments” means, at any particular date, book-based securities, negotiable instruments or securities, in each case maturing not later than the Business Day preceding the next succeeding Remittance Date after such date represented by instruments in bearer or registered form which evidence any of:

(a)	direct obligations of, or obligations fully guaranteed as to the timely payment of principal and interest by, the Government of Canada or the government of British Columbia, Alberta or Ontario, provided any such government is rated not less than R-1 (middle) by DBRS;

(b)	any security having a rating of at least R-1 (middle) from DBRS, or, in the case of asset backed commercial paper, a rating of a least R-1 (high) from DBRS, but for greater certainty, excluding commercial paper that is extendable by its terms;

(c)	any other class of investments approved in writing by the Securitization Agent (other than those set out in (a) and (b) above); and

(d)	without limiting the generality of the foregoing, if qualified under (b) or (c) above, securities of the Trust, the Securitization Agent and any Affiliate thereof may be considered Eligible Investments for the purposes of this definition;

“Eligible Receivable” means, at any time, a Receivable: [*];

“ETA” means Part IX of the Excise Tax Act (Canada);

“Excluded Obligor” means an Obligor so designated in writing as such by the Trust in a notice to the Seller in good faith and in the Trust’s reasonable judgment relating to credit considerations from time to time, it being understood that from time to time such notice may be revoked by written notice to the Seller;

“Final Termination Date” means the first Remittance Date following the Termination Date on which the Investment is reduced to zero and all Replacement Servicer Fees, Collection Costs, Funding Discounts, Backup Servicer Fees, Transition Expenses, indemnified amounts and Standby Fees have been paid in full;

“Finance Charge and Floorplan Fee Collections” means, with respect to any Collection Period, any Collections applied by the Servicer in such Collection Period in respect of interest and finance charges and any other amount (other than principal) owed under a Contract;

“Financed Vehicle” means [*];

“Funding Discount” means, [*];

“GAAP” means generally accepted accounting principles and practices in the United States, consistently applied;

“Government and Employee Claim” means, in respect of any Person, liens or deemed trusts for taxes, assessments, employee claims or similar governmental or employee charges or levies affecting such Person or its property and, in the case of the Seller, incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Security Interest attaches is not impaired during the pendency of such proceeding;

“Governmental Authority” means the government of any sovereign state or any political subdivision thereof, or of any political subdivision of a political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, administrative or other functions of or pertaining to government;

“Gross-up” has the meaning ascribed thereto in Section 9.5;

“Grossed-up Payment” has the meaning ascribed thereto in Section 9.5;

“GST” means all amounts payable under the ETA or pursuant to any similar value added tax legislation in any other jurisdiction of Canada that is stated to be harmonized with the GST;

“Increase” means an increase in the Investment pursuant to Section 2.1(b) hereof;

“Increase Request” means the written request sent to the Trust by the Seller pursuant to Section 2.2 in the form annexed hereto as Schedule “F”;

“Indebtedness” means, without duplication:

(a)	indebtedness for borrowed money (including, without limitation, amounts payable to Affiliates);

(b)	obligations evidenced by bonds, debentures, notes or other similar instruments;

(c)	the redemption price of any redeemable preference shares;

(d)	obligations in respect of letters of credit or similar instruments issued or accepted by any bank or other institution; and

(e)	obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above;

provided, however, that “Indebtedness” shall not include obligations both (A) classified as accounts payable or accrued liabilities under GAAP and (B) incurred in the ordinary course of business;

“Indemnified Amounts” has the meaning ascribed thereto in Section 9.1;

“Indemnified Parties” has the meaning ascribed thereto in Section 9.1;

“Insurance Policies” means any comprehensive, collision, fire, theft or other insurance policy maintained by an Obligor with respect to one or more Financed Vehicles which is in an amount not less than 50% of the market value of such Financed Vehicles and in which the Seller or the Servicer is or is required to be named as loss payee;

“Investment” means, with respect to the Trust, the aggregate of the amounts paid to the Seller in respect of Cash Payments pursuant to this Agreement, reduced from time to time by amounts actually distributed and applied on account of such Investment pursuant to Article 2; provided, that if such Investment shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Investment shall be increased by the amount of such rescinded or returned distribution, as though it had not been made;

“KAR Credit Facility” means that certain Credit Agreement, dated as of April 20, 2007 among KAR Holdings II, LLC, KAR, as Borrower, the secured lenders from time to time party thereto, Bear Stearns Corporate Lending Inc., as Administrative Agent, UBS Securities LLC, as Syndication Agent and the other parties thereto, as the same may be amended, supplemented or otherwise modified from time to time;

“KAR Financial Covenant” means the financial covenant regarding KAR’s maximum consolidated senior secured leverage ratio as set forth in Section 8.1(a) of the KAR Credit Facility on the date of execution thereof. Such covenant (including all defined terms incorporated therein) will survive the termination of the KAR Credit Facility and can only be amended, modified, added or terminated from time to time with the prior written consent of the Trust; provided, however, that as long as KAR’s senior secured debt shall be rated at least “BBB- (stable)” by S&P and at least “Baa3 (stable)” by Moody’s, the financial covenant will conform with the financial covenants required by KAR’s Credit Facility or any replacement facility without the consent of the Trust;

“KAR Financial Covenant Event” means any breach of the KAR Financial Covenant that is not cured pursuant to the cure right as set forth in Section 8.1 (b) of the KAR Credit Facility;

“KAR Financial Covenant Termination Event” means, following the occurrence of a KAR Financial Covenant Event, the earliest to occur of [*];

“KAR Restricted Amendment” means any action under or amendment to the KAR Credit Facility [*];

“Loss Percentage” means, [*];

“Loss Reserve” means, [*];

“Loss Reserve Ratio” means [*];

“Lot Check” means, with respect to an Obligor, a physical inspection of such Obligor’s Financed Vehicles and which may include a review of such Obligor’s books and records related thereto;

“Material Adverse Effect” means any effect upon the business, operations, property or financial condition of the Seller or the Servicer, as applicable, which materially adversely affects (i) the interest of the Trust in the Pool Assets, (ii) the collectibility or credit quality of a Receivable forming part of the Pool Assets, (iii) the legality, validity or enforceability of Receivables, (iv) the Related Security or (v) the Seller or Servicer’s, as applicable, ability to perform its obligations hereunder;

“Moody’s” means Moody’s Investor Services, Inc. and its successors;

“Net Cash Payment” means, with respect to the Purchase, the amount set forth in the Purchase Request as the “Net Cash Payment” and, in respect of each Increase, the amount set forth in the related Increase Request as the “Net Cash Payment”;

“Net Receivables Pool Balance” means, at any time, an amount equal to the result of

(a)	100% of the aggregate Principal Balances of all Eligible Receivables [*];

plus the aggregate of:

(b)	[*] of the aggregate Principal Balances of all Eligible Receivables constituting Specified Curtailment Receivables;

(c)	the Applicable Rental Receivable Advance Rate multiplied by of the aggregate Principal Balance of all Rental Receivables;

minus the aggregate, without duplication, of

(d)	the amount by which the result obtained in clause (b) above exceeds the product of (X) the amount obtained in clause (a) above multiplied by (Y) 8%;

(e)	the amount by which the result obtained in clause (c) above exceeds the product of (x) the amount obtained in clause (a) above multiplied by (Y) 5%; and

(f)	the aggregate amount by which the aggregate Principal Balance of all Eligible Receivables [*] of each Obligor exceeds the product of (A) the Normal Concentration Percentage for such Obligor (or, in the case of a Special Obligor, the Special Concentration Percentage for such Obligor) multiplied by (B) the aggregate Principal Balance of all Eligible Receivables [*];

“Net Spread” means, in respect of a Collection Period, the annualized percentage equivalent of a fraction, the numerator of which is the excess of (x) all Finance Charge and Floorplan Fee Collections received and applied during such Collection Period (including recoveries and Collections received in respect of Defaulted Receivables) over (y) the sum of, without duplication, (i) the Carry Costs for such Collection Period, (ii) the aggregate amount of Receivables that became Defaulted Receivables during such Collection Period, and (iii) the aggregate amount of non-cash adjustments that reduced the Principal Balance of any Pool Receivable during such Collection Period (but excluding any Receivable that was included in the calculation of Net Spread pursuant to clause (ii) above in any previous Collection Period); and the denominator of which is the average Pool Balance during such Collection Period;

“New Car” means a “new motor vehicle” within the meaning of the Motor Vehicle Dealer Act, 2002 (Ontario);

“Normal Concentration Percentage” for any Obligor (other than a Special Obligor) means at any time, [*];

“Notes” means the short-term debt obligations issued by the Trust in connection with the transactions contemplated hereby;

“Notional Servicer Fee” means, for any Collection Period, an amount equal to [*] times the average aggregate net book value of all Pool Receivables outstanding during such Collection Period;

“Obligor” means any Person who is obligated to make payment on a Receivable including any co-signer or guarantor;

“Operation of Law Claim” means any mechanic’s lien, supplier’s lien, materialman’s lien, landlord’s lien or similar lien arising and having priority governed by operation of law but not including any Security Interest arising pursuant to a written security agreement and which can only be perfected pursuant to the provisions of a PPSA;

“Paydown Date” means any day prior to the occurrence of a Trigger Date on which:

(a)	the Servicer has failed to deliver a Portfolio Report or a Portfolio Certificate in accordance with the terms hereof;

(b)	any of the statements contained in Section 3.2(b) are not satisfied and have not been waived by the Trust; or

(c)	the Trust’s Share is greater than 100%;

“Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated organization, association, board or body established by statute, government (or any agency or political subdivision thereof) or other entity;

“Pool Assets” means each Pool Receivable and the Related Security with respect thereto;

“Pool Balance” means, on a particular date, the aggregate Principal Balance of the Receivables Pool on that date;

“Pool Receivable” means any Receivable forming part of the Receivables Pool;

“Portfolio Certificate” means a certificate substantially in the form of Schedule E thereto;

“Portfolio Report” means a report substantially in the form of Schedule D;

“PPSA” means the Personal Property Security Act (Ontario) and the comparable legislation of any other province or territory of Canada;

“Prime Rate” means, at any time and from time to time, the fluctuating annual interest rate most recently established by Bank of Montreal which it refers to as its “prime rate”;

“Principal Balance” means, with respect to any Receivable, [*];

“Program Fee Side Letter” means the letter agreement between the Seller and the Securitization Agent dated February 8, 2010, as the same may be amended, varied or replaced from time to time;

“Program Limit” means $75 million or such greater amount as the Seller and the Trust may agree upon in writing;

“PST” means amounts payable under the Retail Sales Tax Act (Ontario) or any statute of another jurisdiction in Canada, imposing a single stage retail sales tax similar in nature to the Ontario PST;

“Purchase” means the purchase of the Trust’s Co-Ownership Interest effected pursuant to Section 2.2(a);

“Purchase Price” means the sum of the Cash Payments and the Deferred Purchase Price;

“Purchase Request” means the written request sent to the Trust by the Seller pursuant to Section 2.1 in form annexed hereto as Schedule A;

“Québec Assignment” means the form of assignment attached hereto as Schedule H;

“Québec Receivable” means each Receivable where either one of the following conditions is satisfied:

(a)	the Obligor of such Receivable is located in the Province of Québec; or

(b)	such Receivable is payable to an address or an account in the Province of Québec;

“Receivable” means any right to payment from an Obligor arising under a Contract, whether such indebtedness or other obligations constitute accounts, chattel paper, instruments or general intangibles, arising from the providing of financing and other services by the Seller to new, used and wholesale automobiles or other motor vehicle dealers, including the obligation to pay any finance charges and other obligations with respect thereto;

“Receivables Pool” means all present Receivables (other then Receivables owing by Excluded Obligors) and all future Receivables (other then Receivables owing by Excluded Obligors) and all Related Security with respect to such Receivables; provided that the Receivables Pool shall not include any such interests (other than proceeds of such interests) created after the Final Termination Date;

“Records” means all contracts, books, records, microfiche and other documents and information (including computer programmes, tapes, diskettes, data processing software and related property and rights) maintained by or on behalf of the Seller evidencing or otherwise relating to any Pool Receivables, including the Contracts related thereto, or relating to any of the related Financed Vehicles, Obligors, Related Security, Collections or the Deposit Accounts and shall include all such records, information and material maintained or required to be maintained by the Servicer in respect thereof but excluding for greater certainty the financial statements of the Seller and its Affiliates;

“Recreational Vehicle” means [*];

“Related Security” means, with respect to any Receivable:

(a)	the Related Vehicle and Proceeds Security;

(b)	all of the Seller’s interest in all warranties, indemnities, service obligations and other contract rights issued or granted by, or otherwise existing under applicable law against, the Obligor or the manufacturer in respect of the related Financed Vehicle;

(c)	all guarantees and Security Interests (other than the Related Vehicle and Proceeds Security) from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable, or otherwise, together with all financing statements or other instruments describing any collateral securing such Receivable, and including all Security Interests (other than the Related Vehicle and Proceeds Security) granted by any Person (whether or not the primary Obligor on such Receivable) under or in connection therewith and purporting to secure payment of such Receivable;

(d)	all Records relating to such Receivable, including all original Contracts;

(e)	all service contracts and other contracts and agreements relating to such Receivable; and

(f)	all proceeds of or relating to any of the foregoing, including proceeds of or relating to the Receivable;

“Related Vehicle and Proceeds Security” means with respect to any Receivable, the Seller’s Security Interest in the related Financed Vehicle, and all proceeds thereof including proceeds of Insurance Policies;

“Related Vehicle Security” means with respect to any Receivable, the Seller’s Security Interest in the related Financed Vehicle excluding all proceeds thereof but including proceeds of Insurance Policies;

“Remittance Date” means Tuesday of each week or, if Tuesday is not a Business Day, the next Business Day; provided that, after the Termination Date, the Trust may designate additional Business Days as Remittance Dates in its discretion;

“Rental Receivable” means an Eligible Receivable which satisfies all the requirements of the definition of Eligible Receivable except [*];

“Replacement Servicer” means, at any time following a Servicer Transfer, the Person whom the Trust designates from time to time by written notice given to the Seller in accordance with Section 5.13 as the Replacement Servicer;

“Replacement Servicer Fee” means, in respect of any Collection Period, if the Backup Servicer is the Replacement Servicer, the amount referred to in the Backup Servicing Agreement or Backup Servicing Fee Letter, and if a Person other than the Seller, an Affiliate of the Seller or the Backup Servicer is the Replacement Servicer, the actual fee payable to such Person, calculated and payable monthly based on the aggregate net book value of all Pool Receivables outstanding as at each Settlement Date;

“Reporting Date” means, in respect of a Collection Period, the 15th day of the following calendar month or, if such day is not a Business Day, the next following Business Day;

“Securitization Agent” means BMO Nesbitt Burns Inc.;

“Security Interest” means a lien, security interest, hypothec, title retention agreement, pledge, assignment (whether or not by way of security), charge, encumbrance, mortgage, right of set-off, lease or other right or claim of any Person;

“Seller’s Retained Interest” has the meaning ascribed thereto in Section 2.3;

“Seller’s Share” means 100% minus the Trust’s Share;

“Servicer” means the Person designated as the Servicer for the time being pursuant to Sections 5.1 and 5.13 which shall be the Seller initially and, after a Servicer Transfer, means any Replacement Servicer (including, for greater certainty, the Backup Servicer to the extent it is the Replacement Servicer);

“Servicer Termination Event” has the meaning ascribed thereto in Section 5.11;

“Servicer Transfer” has the meaning ascribed thereto in Section 5.12;

“Settlement Date” means, in respect of a Collection Period, the last day of the Collection Period;

“Special Concentration Percentage” means [*];

“Special Obligors” means [*];

“Specified Curtailment Receivable” means [*];

“Specified Ineligible Receivable” means any Pool Receivable that the Servicer has identified as a “Specified Ineligible Receivable” pursuant to Section 2.16;

“Standard & Poor’s” means Standard & Poor’s Rating Service, a division of The McGraw Hill Companies Inc., and its successors;

“Standby Fee” has the meaning ascribed thereto in the Program Fee Side Letter;

“Static Rental Receivables Pool Net Loss Rate” means, [*];

“Subsidiary” has the meaning ascribed thereto in the Business Corporations Act (Ontario) from time to time;

“Tangible Net Worth” means, with respect to any Person, the net worth of such Person calculated in accordance with GAAP after subtracting therefrom the aggregate amount of such Person’s intangible assets, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights, service marks and brand names and capitalized software;

“Tax” means any withholding, stamp, general corporation, property, capital, large corporations, excise, GST, PST, sales or other tax or any fee, levy, assessment or other governmental charge, including any related penalties or interest (excluding any tax imposed upon the Trust with respect to its income);

“Tax Credit” has the meaning ascribed thereto in Section 9.5;

“Termination Date” means the earlier of:

(a)	the Trigger Date;

(b)	April 20, 2012, which date may be extended by notice from the Trust to the Seller upon agreement to such extension by the Seller and the Securitization Agent; and

(c)	the date the Seller designates as the Termination Date upon 90 days’ notice to the Trust;

“Tractors” means [*];

“Tranche Amount” means, on any date, the principal amount of Notes outstanding on such date;

“Tranche Period” means the period beginning on a Remittance Date and ending on the day immediately prior to the next occurring Remittance Date; provided that the first Tranche Period shall be the period beginning on the date of the Purchase and ending on the day immediately prior to the first Remittance Date;

“Tranche Rate” means [*];

“Transition Expenses” means all reasonable costs and expenses (including reasonable legal fees) incurred by the Backup Servicer in connection with transferring servicing obligations under this Agreement, which shall not exceed the cap established in the Backup Servicing Agreement or the Backup Servicing Fee Letter;

“Trigger Date” means the day that, in accordance with Section 6.2, is declared as, or automatically becomes, the Trigger Date;

“Trigger Event” has the meaning ascribed thereto in Section 6.1;

“Trust’s Co-Ownership Interest” has the meaning ascribed thereto in Section 2.3;

“Trust Notice Event” means, following the occurrence of a [*];

“Trust’s Share” means on any Business Day before the Termination Date, the percentage computed as:

I + LR
NRPB

where:

I =	the Investment at the time of computation, reduced by the aggregate amount deposited in the Collection Account on (i) with respect to any Portfolio Report, the last Business Day of the immediately prior Collection Period, or (ii) with respect to any Portfolio Certificate, the last Business Day of the prior calendar week, provided that in the case of (ii) above an equal amount is wired to the Trust on the immediately following Remittance Date to pay down the Investment,

LR =	the Loss Reserve at the time of computation,

NRPB =	the Net Receivables Pool Balance at the time of computation,

and, on any Business Day on or after the Termination Date, the Trust’s Share calculated as of the last Business Day prior to the Termination Date.

1.2	Headings

The division of this Agreement into Articles, Sections, Schedules and other subdivisions, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, Schedule or other portion hereof and include the recitals and any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to particular Articles, Sections and Schedules are to the particular Articles, Sections and Schedules of this Agreement.

1.3	Number, Gender, Etc.

Words importing the singular number shall include the plural and vice versa; words importing gender shall include all genders. Any use of the term “including” in this Agreement shall be read as, and shall mean, “including, without limitation”.

1.4	Non-Business Days

Whenever any payment to be made hereunder shall be stated to be due or any action to be taken hereunder shall be stated to be required to be taken on a day other than a Business Day, unless otherwise specifically provided for herein, such payment shall be made or such action shall be taken on the next succeeding Business Day.

1.5	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the parties hereto hereby attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

1.6	References to Statutes

All references herein to any statute or any provision thereof shall, unless otherwise specified herein, mean such statute or provision as the same may be amended, re-enacted or replaced from time to time.

1.7	Severability

In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby. Each of the provisions of this Agreement is hereby declared to be separate and distinct.

1.8	Currency

All amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

1.9	Schedules

The following Schedules annexed hereto are incorporated herein by reference and are deemed to be part hereof:

Schedule A	-	Form of Purchase Request
Schedule B	-	Location of Records
Schedule C	-	Form of Contracts
Schedule D	-	Form of Portfolio Report
Schedule E	-	Form of Portfolio Certificate
Schedule F	-	Form of Increase Request
Schedule G	-	Deposit Accounts
Schedule H	-	Québec Assignment

ARTICLE 2

PURCHASES AND INCREASES

2.1	Purchase Request and Increase

(a) At any time on or after the execution of this Agreement and on or prior to February 15, 2010, the Seller may, by delivery of an appropriately completed Purchase Request to the Trust, request the Trust to purchase an undivided co-ownership interest in the Receivables Pool from the Seller. The Purchase Request shall specify (i) the amount of the Cash Payments to be paid to the Seller (which shall not be less than $30,000,000 and shall be an integral multiple of $100,000) and the Net Cash Payment to be paid to the Seller, and (ii) the date of such Purchase.

(b) From time to time after the Purchase hereunder up to the Termination Date, the Seller may, by delivery of an appropriately completed Increase Request delivered to the Trust at least one Business Day prior to the date of the proposed Increase, request the Trust to increase the Investment and the amount of its undivided co-ownership interest in the Receivables Pool. The Increase Request shall specify, (i) the amount of the Cash Payment (which shall not be less than $500,000 and shall be an integral multiple of $100,000) and the Net Cash Payment to be paid to the Seller, (ii) the date of such Increase (which shall be a Remittance Date), and (iii) the account number of the Seller into which the Net Cash Payment should be deposited.

2.2	Purchase and Sale

(a) If the conditions precedent in Section 3.1 (in the case of the Purchase hereunder) and Section 3.2 are satisfied or have not been satisfied but have been waived by the Trust, on the date specified in the Purchase Request, the Seller shall sell, assign and transfer to the Trust, and the Trust shall purchase, an undivided co-ownership interest in the Receivables Pool, having the terms and attributes and conferring upon the Trust the entitlements and property rights set out in Section 2.3, for the Purchase Price applicable to the Purchase, and the Trust shall deposit the applicable Cash Deposit Amount into the Cash Reserve Account and pay to the Seller the Net Cash Payment in respect thereof on the date of such Purchase. Upon the making of such payment and deposit, all of the Seller’s right, title and interest in and to an undivided co-

ownership interest in the Receivables Pool shall be sold, assigned and transferred to the Trust on a fully serviced basis without recourse (except as provided by this Agreement), without the need of any formality or other instrument of assignment.

(b) If the conditions precedent in Section 3.2 are satisfied or have not been satisfied but have been waived by the Trust, on the date specified in an Increase Request, the Trust shall deposit the applicable Cash Deposit Amount into the Cash Reserve Account and pay to the Seller the Net Cash Payment in respect thereof on the date of such Increase and thereafter the Investment shall be increased by the amount of the Cash Payment and the Trust’s Share shall be calculated based on such increased Investment. Upon the making of such payment and deposit pursuant to the Increase Request, an additional interest in the Receivables Pool shall be sold, assigned and transferred to the Trust on a fully serviced basis without recourse (except as provided by this Agreement), without the need of any formality or other instrument of assignment, such that the Trust’s Share shall be calculated based on such increased Investment.

(c) In addition to Sections 2.2(a) and 2.2(b), but subject to the last sentence of this Section 2.2(c), the Seller shall, on the date hereof, execute and deliver to the Trust the Québec Assignment. For greater certainty, to the extent there is any conflict or inconsistency between this Agreement and the Québec Assignment, the Québec Assignment shall govern.

2.3	Ownership Interests

The undivided co-ownership interests in the Receivables Pool to be conveyed to and owned by the Trust pursuant to the terms hereof shall constitute and comprise property interests in the Receivables Pool that shall entitle the Trust to receive amounts from the Trust’s Share of Collections from Receivables and other amounts constituting the Receivables Pool in the amounts, at the times and on the terms and conditions herein provided. Such undivided co-ownership interest is not intended and shall not be construed as merely a contractual or personal right against the Seller but rather as an interest in rem. The undivided co-ownership interest in the Receivables Pool acquired by the Trust by way of the Purchase and any Increases in accordance with Section 2.1 are collectively referred to herein as the “Trust’s Co- Ownership Interest.” The undivided ownership interest in the Receivables Pool not constituting the Trust’s Co-Ownership Interest shall be retained by the Seller and shall constitute and comprise property interests in the Receivables Pool that shall entitle the Seller to receive amounts from the Seller’s Share of Collections from Receivables and other amounts constituting the Receivables Pool in the amounts, at the times and on the terms and conditions herein provided. Such undivided ownership interest in the Receivables Pool not constituting the Trust’s Co-Ownership Interest is referred to herein as the “Seller’s Retained Interest.” The Seller and Trust shall hold the Seller’s Retained Interest and Trust’s Co-Ownership Interest, respectively, as tenants in common.

2.4	Transfer From Deposit Accounts to Collection Account

On each Business Day, all amounts on deposit in each Deposit Account shall be transferred by the Servicer from such Deposit Account to the Collection Account.

2.5	Allocations of Seller’s Share of Collections Before the Termination Date

The Seller hereby authorizes and directs the Servicer, on each Business Day which is prior to the occurrence of the Termination Date, to allocate from the Seller’s Share of Collections for such day, the following amounts in the following order:

(a)	to the Replacement Servicer, an amount equal to the Seller’s Share of the sum of any Replacement Servicer Fee and any Collection Costs, and any arrears thereof, and to the Backup Servicer, the Seller’s Share of any Backup Servicing Fees and Transition Expenses, and any arrears thereof;

(b)	in respect of the Cash Reserve Account, the amount, if any, by which the balance on deposit in the Cash Reserve Account is less than the Cash Reserve Required Amount; and

(c)	to the Seller, any remaining balance on account of the Seller’s Retained Interest.

2.6	Allocation of Trust’s Share of Collections Before the Termination Date

The Trust hereby authorizes and directs the Servicer, on each Business Day which is prior to the occurrence of the Termination Date, to allocate from the Trust’s Share of Collections for such day and from amounts available in the Cash Reserve Account pursuant to Section 2.14, the following amounts in the following order of priority:

(a)	to the Replacement Servicer, an amount equal to the Trust’s Share of the sum of any Replacement Servicer Fee and any Collection Costs, and any arrears thereof, and to the Backup Servicer, the Trust’s Share of the Backup Servicing Fees and Transition Expenses, and any arrears thereof;

(b)	to the Trust, an amount equal to the sum of the Funding Discount and the Standby Fees accrued through such day;

(c)	to the Trust, if such Business Day is a Paydown Date, an amount up to the amount of the Investment for application in reduction of the Investment; provided that if a Paydown Date has occurred pursuant to clause (c) of the definition of Paydown Date, the amount to be applied in reduction of the Investment shall only be the amount (subject to such amounts being in integral multiples of $100,000) necessary to cause the Trust’s Share to be reduced to an amount equal to or less than 100%;

(d)	into the Cash Reserve Account, the amount, if any (after giving effect to Section 2.5(b)), by which the balance on deposit in the Cash Reserve Account is less than the Cash Reserve Required Amount;

(e)	to the Trust, if a voluntary paydown of the Investment is being made, for application in reduction of the Investment in accordance with Section 2.13;

(f)	to the relevant Indemnified Party, an amount equal to the aggregate amounts owed to such Indemnified Party pursuant to Sections 9.1 or 9.4 that remain unpaid;

(g)	to the Trust, any other amounts owing to the Trust hereunder; and

(h)	to the Seller, any remaining balance as Deferred Purchase Price.

2.7	Payments from Collection Account

Amounts on deposit in the Collection Account deposited pursuant to Section 2.4 shall be paid out and applied by the Servicer as follows:

(a)	amounts allocated for the benefit of the Replacement Servicer and Backup Servicer pursuant to Sections 2.5(a) and 2.6(a) shall be paid to the Replacement Servicer and Backup Servicer, as applicable, when due and payable;

(b)	amounts allocated pursuant to Sections 2.5(b) and 2.6(d) shall be deposited to the Cash Reserve Account;

(c)	amounts allocated pursuant to (i) Section 2.6(b) shall be paid to the Trust on each Remittance Date and (ii) Section 2.6(g) shall be paid to the Trust on the second Remittance Date of each month;

(d)	amounts allocated pursuant to Sections 2.6(c) and 2.6(e) shall be paid to the Trust on each Remittance Date and the Investment shall be reduced by the amounts distributed and applied pursuant to such Sections;

(e)	amounts allocated for the benefit of an Indemnified Party pursuant to Section 2.6(f) shall be paid when due and payable to such Indemnified Party or as such Indemnified Party may otherwise direct; and

(f)	amounts allocated pursuant to Section 2.5(c) shall be paid to the Seller in respect of the Seller’s Retained Interest on each Business Day and amounts allocated pursuant to Section 2.6(h) shall be paid to the Seller in respect of Deferred Purchase Price on each Business Day.

For greater certainty, priority shall be determined by the priority of allocations under Sections 2.5 and 2.6 and not by the order in which payments and deposits are referred to in this Section 2.7.

2.8	Allocation and Payment of Seller’s Share of Collections After a Termination Date

The Seller hereby authorizes and directs the Servicer, on each Business Day on or after the occurrence of a Termination Date, to allocate from the Seller’s Share of Collections for such day, the following amounts in the following order:

(a)	to the Replacement Servicer, an amount equal to the Seller’s Share of the sum of any Replacement Servicer Fee and any Collection Costs, and any arrears thereof, and to the Backup Servicer, the Seller’s Share of any Backup Servicing Fees and Transition Expenses, and any arrears thereof;

(b)	to the relevant Indemnified Party, an amount equal to the aggregate amounts owed to such Indemnified Party pursuant to Sections 9.1 or 9.4 that remain unpaid; and

(c)	to the Seller, the balance on account of the Seller’s Retained Interest.

2.9	Allocation of Trust’s Share of Collections After a Termination Date

The Trust hereby authorizes and directs the Servicer, on each Business Day which is on or after the Termination Date, to allocate from the Trust’s Share of Collections for such day and amounts available in the Cash Reserve Account pursuant to Section 2.14, the following amounts in the following order of priority:

(a)	to the Replacement Servicer, an amount equal to the Trust’s Share of the sum of any Replacement Servicer Fee and any Collection Costs, and any arrears thereof, and to the Backup Servicer, the Trust’s Share of the Backup Servicing Fees and Transition Expenses, and any arrears thereof;

(b)	to the Trust, an amount equal to the Funding Discount accrued through such day;

(c)	to the Trust, an amount equal to the Investment;

(d)	to the extent the amounts payable under Section 2.8(b) have not been satisfied in full, to the relevant Indemnified Party, an amount equal to the aggregate amounts owed to such Indemnified Party pursuant to Sections 9.1 or 9.4 that remain unpaid;

(e)	to the Trust, any other amounts owing to the Trust hereunder; and

(f)	to the Seller, the balance, as Deferred Purchase Price.

2.10	Payments from Collection Account After a Termination Date

Amounts on deposit in the Collection Account deposited pursuant to Section 2.4 shall be paid out and applied by the Trust as follows:

(a)	amounts held on deposit for the benefit of the Replacement Servicer pursuant to Sections 2.8(a) and 2.9(a) shall be paid to the Replacement Servicer when due and payable;

(b)	amounts held on deposit for the benefit of the Backup Servicer pursuant to Sections 2.8(a) and 2.9(a) shall be paid to the Backup Servicer when due and payable;

(c)	amounts held on deposit for the benefit of an Indemnified Party pursuant to Sections 2.8(b) and 2.9(d) shall be paid to such Indemnified Party or as such Indemnified Party may otherwise direct, when due and payable;

(d)	amounts allocated pursuant to Sections 2.9(b) and (e) shall be paid to the Trust on such dates as the Trust may determine;

(e)	amounts allocated pursuant to Section 2.9(c) shall be paid to the Trust on each Remittance Date and the Investment shall be reduced by such amounts distributed; and

(f)	amounts allocated pursuant to Section 2.8(c) shall be paid to the Seller in respect of the Seller’s Retained Interest on each Business Day and amounts allocated pursuant to Section 2.9(f) shall be paid to the Seller on account of Deferred Purchase Price on each Business Day.

For greater certainty, priority shall be determined by the priority of allocations under Sections 2.8 and 2.9 and not by the order in which payments and deposits are referred to in this Section 2.10.

2.11	Purchases Limited by Program Limit

No Purchase or Increase may be made hereunder if, after giving effect thereto, the Investment would exceed the Program Limit.

2.12	Program Limit

The Seller may, upon at least 30 days written notice to the Trust, reduce in part the unused portion of the Program Limit; provided that each partial reduction shall be in the amount of at least $1,000,000 or an integral multiple thereof and shall be effective on a Remittance Date.

2.13	Voluntary Paydown of Investment

If at any time the Seller wishes to reduce the Investment, the Seller shall give the Trust, the Servicer and the Backup Servicer at least two Business Days’ prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence). Following the delivery of such notice, on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall allocate all amounts available for allocation under Section 2.6(e) to the Trust until the aggregate amount allocated shall equal the desired amount of reduction, provided that,

(a)	unless otherwise agreed by the Trust, the amount of any such reduction shall be not less than $1,000,000 and shall be an integral multiple of $1,000,000, and the Investment after giving effect to such reduction shall be not less than $30 million, and

(b)	the Seller shall use reasonable efforts to choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Collection Period.

2.14	Cash Reserve Account

To the extent that on any Business Day before the Termination Date the Trust’s Share of Collections is less than the sum of the amounts referred to in Sections 2.6(a) through (c), the Trust shall apply, by deposit to the Collection Account, any amounts on deposit in the Cash Reserve Account to make the allocations specified in Sections 2.6(a) through (c) on such Business Day. On each Remittance Date prior to the Termination Date, any Cash Reserve Excess Amount shall, if requested by the Seller, be paid to the Seller on account of Deferred Purchase Price. On the Termination Date, the balance of the Cash Reserve Account shall be deposited to the Collection Account and applied under Section 2.9.

2.15	Calculations

In making all allocation and payments of Collections and amounts on deposit in the Cash Reserve Account hereunder, the Servicer shall use the information contained in the most recently delivered Portfolio Report or Portfolio Certificate, as applicable, including any Portfolio Report or Portfolio Certificate delivered on the day of such allocation or payment.

2.16	Specified Ineligible Receivables

At any time prior to a Receivable first being referenced in a Portfolio Report or a Portfolio Certificate as an Eligible Receivable, the Servicer (so long as the Seller is the Servicer) may designate such Receivable as a “Specified Ineligible Receivable” (which designation may take the form of a specification that a certain class or category of Receivables to be created after such designation will be treated as “Specified Ineligible Receivables”). In addition, the Servicer (so long as the Seller is the Servicer) may, on behalf of the Seller, (i) designate an existing Receivable as a “Specified Ineligible Receivable” or (ii) designate an existing Specified Ineligible Receivable as a Receivable (i.e., no longer a “Specified Ineligible Receivable”), in each of cases (i) and (ii) with the prior written consent of the Trust. For the avoidance of doubt, any Receivable which was treated as an Eligible Receivable hereunder at any time may not be treated as a “Specified Ineligible Receivable” without the prior written consent of the Trust. The Servicer (so long as the Seller is the Servicer) shall identify the aggregate Principal Balance of all such “Specified Ineligible Receivables” on each Portfolio Report. To the extent the Servicer has from time to time identified a Receivable as a “Specified Ineligible Receivable” in accordance with this Section, for so long as such Receivable is a Specified Ineligible Receivable, such Receivable (i) shall not be included as an Eligible Receivable by the Seller or the Servicer hereunder, (ii) shall not be included in any calculations of the Delinquency Ratio or the Default Ratio or other Receivables Pool information (other than a statement of the aggregate Principal Balance of such Specified Ineligible Receivables) hereunder and (iii) shall not be considered a Receivable for purposes of Section 6.1(q).

2.17	Collection Account

Subject to this Section 2.17, the Servicer shall be entitled to access the Collection Account and the Collections deposited therein, and may withdraw funds deposited to the Collection Account and payable to the Seller pursuant to Sections 2.7(f) and 2.10(f) prior to the relevant Remittance Date. Notwithstanding anything else contained in this Agreement, the Trust may notify the Servicer that it no longer wishes the Servicer to have the access rights described in this Section 2.17 and/or to be authorized to allocate and pay the amounts referred to in Sections 2.5, 2.6, 2.7, 2.8 and 2.9. Upon receipt of such notice, the Servicer will have no further access or other rights with respect to the Collection Account and the Trust, or its nominees, will assume the duties of the Servicer under the aforementioned Sections 2.5 through 2.9.

ARTICLE 3

CONDITIONS PRECEDENT

3.1	Conditions Precedent for the Initial Purchase

Prior to the Purchase occurring hereunder, the following shall have occurred, or the Seller shall have delivered to the Trust the following, as the case may be, in each case in form and substance satisfactory to the Trust, acting reasonably:

(a)	a certificate of an officer of the Seller attaching copies of its constating documents;

(b)	a certificate of status for the Seller in the Province of Ontario and a certificate of compliance for the Performance Guarantor in the State of Delaware;

(c)	resolutions of the board of directors of the Seller approving and authorizing the execution, delivery and performance of this Agreement and the other documents to be delivered by the Seller hereunder, and the Purchase and any Increase hereunder up to the Program Limit, certified by a senior officer of the Seller to be in full force and effect as of the Closing Date;

(d)	incumbency certificates of the officers of the Seller executing this Agreement and the other documents to be delivered by the Seller hereunder showing their names, offices and specimen signatures on which certificates the Trust shall be entitled to conclusively rely until such time as the Trust receives from the Seller a replacement certificate meeting the requirements of this Section 3.1(d);

(e)	a copy of the Credit and Collection Policies and sample copies of each of the forms of Contract and other documents used or acquired by the Seller in each of the provinces of Canada with respect to Financed Vehicles and the Related Security, including credit application forms;

(f)	reports showing the results of the searches conducted in the Provinces of Ontario and Quebec against the Seller and its predecessors on the Business Day immediately preceding the Closing Date to determine the existence of any Security Interests in the Pool Assets;

(g)	copies of verification statements, officially stamped or marked to indicate that copies of such documents have been filed with the appropriate Governmental Authorities in the Provinces of Ontario and Quebec or, if officially stamped copies are not available prior to the Closing Date, photocopies of documents accepted for filing or registration, of all financing statements or other similar statements or other registrations, if any, filed in such province or provinces with respect to the Purchase to ensure recognition as against third parties of the interests of the Trust in the Pool Assets; in each case showing the Seller’s address as 1717 Burton Road, Vars, Ontario, K0A 3H0;

(h)	evidence that such Persons as the Trust may have designated who have registered financing statements or similar instruments against the Seller shall have entered into such agreements or acknowledgements or amended their registrations, filings or recordings so as to negate any Security Interest or other interest in the Pool Assets capable of encumbering or defeating the interests of the Trust therein;

(i)	executed copies of this Agreement, the Program Fee Side Letter, the Québec Assignment and the other agreements and instruments called for hereunder;

(j)	an opinion of counsel to the Seller (including certain matters under Québec Law) dated as of the Closing Date, which opinions may rely on an officer’s certificate of the Seller as to certain factual matters;

(k)	an opinion of counsel to the Performance Guarantor dated as of the Closing Date;

(l)	blocked account agreements with respect to the Deposit Accounts executed by the banks or other financial institutions at which each of the Deposit Accounts are located shall have been be executed and delivered to the Trust in form satisfactory to the Trust; and

(m)	such other documentation as may be required by the Trust or its counsel, Bennett Jones LLP or the Seller or its counsel, Osler Hoskin & Harcourt LLP, acting reasonably.

3.2	Conditions Precedent in Favour of the Trust for Purchase/All Increases

Prior to the Purchase and all Increases hereunder, the following shall have occurred, or the Seller shall have delivered to the Trust the following, as the case may be, in each case in form and substance satisfactory to the Trust, acting reasonably:

(a)	the Trust shall have received the Purchase Request or Increase Request, duly executed by the Seller;

(b)	immediately prior to, at the time of and after giving effect to the Purchase or Increase, the following statements will be true, and the Seller, by accepting any payment pursuant to Section 2.2 in respect of the Purchase or any Increase, will be deemed to have certified that:

(i)	the representations and warranties of the Seller contained in Section 4.1 are correct on and as of the date of purchase as though made on and as of such date; and

(ii)	no event has occurred and is continuing, or would result from the effecting of such Purchase or Increase, that constitutes a Trigger Event or would constitute a Trigger Event by further requirement that notice be given or time elapse or both; and

(c)	all other documents, instruments, opinions and agreements required by the terms hereof to be delivered to the Trust shall have been so delivered and shall be satisfactory in form and substance to the Trust, acting reasonably, and the Trust shall have received such other approvals, opinions or documents as it may reasonably request.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1	General Representations and Warranties of the Seller

The Seller represents and warrants to the Trust (in its capacity as Seller and as Servicer), and acknowledges that the Trust is relying upon such representations and warranties in consummating the transactions contemplated hereby that as of the Closing Date and as of the date of each Increase:

(a)	the Seller is a corporation duly incorporated and existing under its jurisdiction of incorporation, the Seller is not a “non-resident” of Canada for the purposes of the Income Tax Act (Canada) and the Seller is duly qualified, licensed or registered in each of the provinces of Canada to carry on its present business and operations, except where the failure to be so qualified, licensed or registered could not reasonably be expected to have a Material Adverse Effect;

(b)

the execution, delivery and performance by the Seller of this Agreement and all other instruments, agreements and documents to be delivered by it hereunder, and the transactions contemplated hereby and thereby, are within the Seller’s powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Seller’s constating documents or by-laws, (ii) any resolution of its board of directors (or any committee thereof) or shareholders or (iii) any law or any contractual restriction binding on or affecting the Seller (including pursuant to any indentures, loan or credit agreements, leases, mortgages or security agreements), the contravention of which could reasonably be expected to have a Material Adverse Effect, and do not result in or require the creation of any Security Interest (other than any Security Interest created pursuant to this Agreement and the Related Security, the Blocked Account Claims, or Security

Interests permitted by this Agreement), upon or with respect to any of its properties, and the consummation of the transactions contemplated hereby does not require approval of shareholders or approval or consent of any Person under any contract to which the Seller is a party;

(c)	no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement or any other instrument, agreement or document to be delivered hereunder or thereunder except (i) those that have already been given, filed or obtained, as the case may be, and (ii) financing statements filed in favour of the Trust;

(d)	this Agreement and the other instruments, agreements and documents executed in connection herewith constitute legal, valid and binding obligations of the Seller enforceable against it in accordance with their terms, subject to (a) applicable bankruptcy, reorganization, winding-up, insolvency, moratorium and other laws of general application limiting the enforcement of creditors’ rights; (b) the fact that the granting of equitable remedies such as specific performance and injunction is within the discretion of a court of competent jurisdiction; and (c) general principles of equity;

(e)	all filings, recordings, registrations or other actions required under this Agreement have been made or taken in Ontario (the parties acknowledge that in Quebec such filings, recordings, registrations or other actions shall be taken immediately following closing), in order to validate, preserve, perfect or protect the interests (including the co-ownership interest) of the Trust in, and the rights of the Trust to collect, any and all of the Pool Assets, including the right to enforce the Related Security;

(f)	as of the date hereof, the chief executive office of the Seller is located in Ontario and the books, records and documents related to the Receivables in which the Seller has an interest and other printed information (excluding policies or certificates of insurance) evidencing or relating to the Pool Assets, the Obligors and the related Financed Vehicles are located at the offices shown in Schedule B;

(g)	the Records contain all information reasonably necessary for the enforcement and Collection by the Trust of the Pool Assets, including the name, address and phone number of each Obligor, the Principal Balance and any accrued interest and fees on each Pool Receivable, the vehicle identification number of each related Financed Vehicle and the payment history of the Obligor with respect to each Pool Receivable, as such information may change from time to time;

(h)	each Portfolio Report and Portfolio Certificate fully and accurately summarizes the information contained therein and reflects all of the Pool Receivables and the adjusted Principal Balances;

(i)	there is no order, judgment or decree of any court, arbitrator or similar tribunal or Governmental Authority purporting to enjoin or restrain, and there are no proceedings before any court, arbitrator or similar tribunal or Governmental Authority seeking to enjoin or restrain the Seller from effecting the Purchase or any Increase hereunder, or the Seller, its agents or the Trust from making any collection in respect thereof, which could reasonably be expected to have a Material Adverse Effect;

(j)	there are no actions, suits or proceedings in existence or, to the knowledge of the Seller, pending or threatened, against or affecting the Seller or its Affiliates, or the property of the Seller or of any such Affiliates, in any court, or before any arbitrator of any kind, or before or by any governmental body, which could reasonably be expected to have a Material Adverse Effect;

(k)	the transactions contemplated herein do not require compliance with the Bulk Sales Act (Ontario) or any similar legislation of any other jurisdiction;

(l)	all documents, computer files, microfiche or other records and materials containing information or disclosure relating to the Seller, the Backup Servicer, the Performance Guarantor, the Obligors, the Financed Vehicles and the Pool Assets made available to the Trust from time to time will be true and correct in all material respects;

(m)	the computer records of the Seller which contain particulars of the Pool Assets will contain notations, marks or other designations sufficient to identify that an interest in the Pool Assets has been sold by the Seller to the Trust hereunder;

(n)	the Records relating to the Pool Assets are current and reflect all material transactions between the Seller and the Obligors under such Pool Assets and any other Person in respect thereof;

(o)	each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable as of the date of such calculation; and

(p)	the Credit and Collection Policies in their current form do not contain any amendments or new policies or practices when compared to the historical policies and practices of the Servicer that would have adversely affected the historical collection results that have been furnished to the Trust.

4.2	Survival

Subject to Section 10.13, the representations, warranties and covenants of the Seller (in its capacity as Servicer) contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

4.3	Representations and Warranties of the Trust

The Trust represents and warrants to the Seller, and acknowledges that the Seller is relying upon such representations and warranties in consummating the transactions contemplated hereby, that:

(a)	the Trust is validly existing under the laws of the Province of Ontario;

(b)	the execution, delivery and performance by it of this Agreement and the other documents to be delivered by it hereunder (i) are within its powers and (ii) do not contravene: (A) the documents pursuant to which it was established, (B) in any material respect, any law, rule or regulation applicable to it, (C) any material contractual restriction binding on or affecting it or its property, or (D) any material order, writ, judgement, award, injunction or decree binding on or affecting it or its property;

(c)	no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement or any other document to be delivered by it hereunder other than those which have been obtained or completed;

(d)	this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms subject to (a) applicable bankruptcy, reorganization, winding-up, insolvency, moratorium and other laws of general application limiting the enforcement of creditors’ rights; (b) the fact that the granting of equitable remedies such as specific performance and injunction is within the discretion of a court of competent jurisdiction; and (c) general principles of equity;

(e)	there is no pending or, to its knowledge, threatened, action or proceeding affecting it or any of its assets before any court, governmental agency or arbitrator which would, if determined adversely, have a material adverse effect on the Seller’s rights or interests hereunder; and

(f)	it is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

4.4	Survival

Subject to Section 10.13, the representations and warranties of the Trust contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

ARTICLE 5

ADMINISTRATION

5.1	Designation of the Servicer

The Trust hereby designates the Seller as the initial Servicer under this Agreement and by executing and delivering this Agreement, the Seller agrees to accept its designation as the Servicer until a Servicer Transfer, and hereby agrees to perform the duties and obligations of the Servicer pursuant to the terms hereof, at no cost to the Trust. Subject to the provisions of this Agreement, the Servicer shall administer, service and collect the Pool Assets as agent for the Trust until the Final Termination Date and the Trust shall not terminate the Seller as Servicer except in accordance with Section 5.12. The Servicer may, in accordance with the terms of the Credit and Collection Policies, subcontract with any Person for the administration and collection of the Pool Receivables; provided however, that the Servicer shall remain liable for the performance of the duties and obligations so subcontracted and all other duties and obligations of the Servicer pursuant to the terms hereof.

5.2	Standard of Care

The Servicer, as agent for the Trust (to the extent provided herein), shall perform its duties hereunder with reasonable care and diligence, using that degree of skill and attention that the Servicer exercises in managing, servicing, administering, collecting on and performing similar functions relating to comparable Receivables that it services for itself or other Persons.

5.3	Authorization of Servicer

Without limiting the generality of the authority granted by the designation of any Person as Servicer, and subject to the other provisions of this Agreement, the Servicer is hereby authorized and empowered by the Trust to take any and all reasonable steps in its name and on its behalf necessary or desirable, and not inconsistent with the sale, transfer and assignment of an undivided co-ownership interest in the Pool Assets to the Trust, except that the Servicer shall not be required to notify any Person of the Trust’s interest therein until the occurrence of a Trigger Event, in the reasonable determination of the Servicer, to collect all amounts due under any and all Pool Assets, including, to execute and deliver, on behalf of the Trust and its successors and assigns, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Pool Assets and, after delinquency of any Pool Receivable, and to the extent permitted under and in compliance with applicable law and regulations, to commence proceedings with respect to enforcing payment of such Pool Receivable and the Related Security, and adjusting, settling or compromising the account or payment thereof, to the same extent as the Seller could have done if it had continued to own the Pool Assets. The Trust shall furnish the Servicer with any powers of attorney and other documents that are within the ability of the Trust to furnish and which are reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder as agent of the Trust.

5.4	Enforcement of Contracts

The Servicer is authorized to enforce and protect the Trust’s rights and interests in, to and under the Pool Assets and the Trust’s right to receive payment in respect thereof, and the Servicer may commence or defend proceedings in the name of the Trust (or any agent thereof, including the Servicer) for the purpose of enforcing or protecting any rights under any of the Pool Assets or against any Obligor personally. Unless the Trust shall have given its express prior written consent thereto, the Servicer shall not take any action that would make the Trust a party to any litigation. Notwithstanding the foregoing, the Servicer need not seek the Trust’s consent to make the Trust a party to litigation incidental to the enforcement by the Servicer of any of the Pool Assets.

5.5	Assignment for Purpose of Enforcement

If the Servicer shall commence a legal proceeding to enforce any rights under any of the Pool Assets or against an Obligor personally in accordance with this Agreement, the Trust shall thereupon be deemed to have automatically assigned its interest in any affected Pool Asset to the Servicer as of the day prior to such commencement, solely for the purpose of and only to the extent necessarily incidental to the enforcement by the Servicer of such rights. The Servicer shall hold any such assigned interest in a Pool Asset in trust for the Trust and the same shall be deemed to have been automatically re-assigned to the Trust when the assignment to the Servicer ceases to be necessary for the enforcement by the Servicer of such rights. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a right under a Pool Asset on the grounds that it shall not be a real party in interest or a holder entitled to enforce rights in respect of the Pool Asset, the Trust shall, at the Servicer’s expense and direction, take such steps as are necessary to enforce the Pool Asset.

5.6	Deposit of Collections

The Servicer shall deposit, or cause to be deposited, all Collections, to the Deposit Accounts as soon as reasonably possible and in any event, within one Business Day of receipt. All Collections deposited to the Deposit Accounts shall be held for the benefit of the Trust and the Seller, shall only be invested in Eligible Investments and shall be withdrawn from the Deposit Accounts only in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Servicer shall be entitled to reimburse itself out of Collections for any amounts paid by it to [*] pursuant to Section 8 of the Blocked Account Agreement in respect of chargebacks relating to cheques, drafts and other payment items dishonoured or otherwise returned for insufficient funds.

5.7	Description of Services

The Servicer shall, unless the Trust directs otherwise, take or cause to be taken all such reasonable actions as may be necessary or advisable from time to time to administer and service each Pool Receivable and the Related Security and the related Collections in accordance with the provisions of the Credit and Collection Policies, this Agreement and applicable law. Without limiting the generality of the foregoing, the Servicer shall, in accordance with and subject to the Credit and Collection Policies, with respect to each Pool Receivable:

(a)	take or cause to be taken all such actions as may be necessary or desirable from time to time to collect the Pool Receivable in accordance with the terms and provisions of the applicable Contract and in accordance with the terms of this Agreement;

(b)	keep an individual record with respect to the Pool Receivable and post to it all payments received under or in respect of such Pool Receivable;

(c)	deposit all Collections in respect of the Pool Receivable to the Deposit Accounts as required by Section 5.6, regardless of any defence, set-off right or counterclaim;

(d)	give timely notice to the Obligor of the Pool Receivable of any payment or other default thereunder within the Servicer’s knowledge;

(e)	record the Pool Receivable as being delinquent or defaulted in accordance with the Credit and Collection Policies;

(f)	investigate all delinquencies and defaults under the Pool Receivable;

(g)	respond to all reasonable enquiries of the Obligor of the Pool Receivable or other obligors under the Related Security;

(h)	take such steps as are reasonably necessary or appropriate to maintain the perfection and priority, as the case may be, of the Security Interests, if any, created pursuant to the Pool Receivable and the Related Security and, subject to Sections 5.7(m) and (n) to refrain from releasing or subordinating any such Security Interest in whole or in part except to the extent that the Servicer would have done so in a similar situation with respect to other Receivables administered by it on its own behalf;

(i)	make all payments to Governmental Authorities and others where a statutory lien or deemed trust having priority over the Trust’s interest in any of the Pool Assets has arisen (provided that nothing herein shall preclude the Servicer from contesting any claim in the ordinary course of business and in good faith);

(j)	subject to Sections 5.3 and 5.4, determine the advisability of taking action and instituting and carrying out legal proceedings with respect to the Pool Receivable and the Related Security in case of default by the Obligor under such Pool Receivable and take such action and institute and carry out such legal proceedings determined by it to be advisable;

(k)	maintain Records with respect to the Pool Receivable and the Related Security and, subject to Section 10.9, grant representatives of the Trust reasonable access to examine and make copies of such Records and a reasonable opportunity to discuss matters relating to the administration and servicing of the Pool Receivable and the Related Security with personnel of the Servicer involved in such administration and servicing during business hours, including the opportunity to see and review information systems and software in operation;

(l)	hold as trust property for and on behalf of the Trust and the Seller, free and clear, as against creditors of the Seller, of all Security Interests and rights of others other than Government and Employee Claims, Operation of Law Claims and those created pursuant to this Agreement, all Records with respect to the Pool Receivable at any one or more of the offices identified in Schedule B until the Final Termination Date;

(m)	execute and deliver all such assignments, releases and discharges of the Pool Receivable and the Related Security as are required by the terms thereof and upon receipt of all amounts due thereunder or as necessary to allow the Servicer to liquidate and sell a Financed Vehicle in accordance with the Credit and Collection Policies; and

(n)	settle, compromise and otherwise deal with any claims under the Pool Receivable or the Related Security if necessary, advisable or otherwise permitted in accordance with the terms of the related Contract, this Agreement and the Credit and Collection Policies.

5.8	Affirmative Covenants of the Servicer

From the date hereof until the Final Termination Date, the Servicer covenants and agrees that it will, unless the Trust shall otherwise consent in writing:

(a)	comply in all respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties, all Pool Assets and the performance of its obligations as Servicer, such compliance to include paying before the same become delinquent all Taxes and Security Interests imposed upon the Servicer or its property in accordance with its normal policies with respect thereto, except to the extent the same are contested in good faith and by appropriate proceedings or where failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b)	preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as an extra-provincial corporation or other out-of-jurisdiction corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications could reasonably be expected to have a Material Adverse Effect;

(c)	hold as trust property for and on behalf of the Trust and the Seller, at any one or more of the offices designated under the heading “Location of Records” in Schedule B (provided that, as may be necessary, originals may be delivered to any law firm acting on behalf of the Servicer in connection with any claims or proceedings connected with a Pool Asset) with respect to each Pool Receivable, until the obligations in respect of such Pool Receivable have been satisfied, the following documents or instruments, which are hereby constructively delivered to the Trust:

(i)	the original Contracts applicable to the Pool Receivables;

(ii)	the original credit application, credit analysis and credit agency report (unless no such report could be obtained in respect of the Obligor) and “credit bureau score” and “custom score” records, if any, relating to the Obligor, all in accordance with the Credit and Collection Policies;

(iii)	all other documents that the Servicer shall keep on file, in accordance with its customary procedures, evidencing the Related Security; and

(iv)	any and all other documents that the Servicer shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or any Financed Vehicles;

(d)	comply with the Credit and Collections Policies in regard to the Pool Assets and otherwise, as applicable, in performing its covenants hereunder, except to the extent that non-compliance therewith would not materially adversely affect the Trust’s interest in any Pool Assets with respect thereto or the collectibility or enforceability thereof, it being agreed for the purposes of this Agreement that the invalidity or loss of priority of any material Security Interest in any Financed Vehicle comprising part of the Related Security related to any Pool Receivable would materially adversely affect the Trust’s interest therein;

(e)	at its own expense, employ and provide general administrative, supervisory and accounting staff and general overhead as may from time to time be reasonably required to carry out its obligations hereunder and cause its employees to perform their responsibilities in collecting and administering the Pool Assets in the same manner as if the Pool Assets were owned by the Seller, except (i) to the extent necessary or desirable to accommodate the exercise by the Trust of its rights under this Agreement, or (ii) as otherwise required hereby;

(f)	pay from its own funds all general administrative and out-of-pocket expenses and other costs incurred by it in carrying out its obligations hereunder and all fees and expenses of any administrator appointed or subcontractor retained by it;

(g)	cause the computer records of the Seller which contain particulars of the Pool Assets to contain notations, marks or other designations sufficient to identify that an interest in the Pool Assets has been sold by the Seller to the Trust hereunder;

(h)	maintain and implement administrative and operating procedures (including an ability to recreate Records in the event of the destruction of the originals of such Records) to keep and maintain, and keep and maintain all Records and other information reasonably necessary or advisable to enable the Servicer to produce the information required to be produced by it pursuant hereto or reasonably necessary or advisable for the enforcement of all of the Pool Receivables and Related Security (including Records adequate to permit the daily identification of all Collections under and adjustments to each Pool Receivable);

(i)	at any time and from time to time during regular business hours, upon five Business Days’ prior notice, subject to Section 10.9, (A) assemble such of the Records or copies thereof as may reasonably be requested by the Trust and make same available to the Trust at the principal place of business of the Servicer and, if the Records cannot be provided solely at such office, at such other offices of the Servicer or its Affiliates where Records are kept, and permit the Trust, its agents or representatives, to examine and make copies, as reasonably required, of such Records and (B) permit the Trust or its agents to visit the offices and properties of the Seller for the purpose of discussing matters relating to the Pool Assets and the Servicer’s performance hereunder with any of the Servicer’s officers or employees having knowledge of such matters, provided that the Trust shall act reasonably to minimize any disruption to the Servicer in connection therewith; provided that prior to the occurrence of a Cash Reserve Event or a Trigger Event, the Trust shall not be reimbursed for more than two such examinations in any year, if a Cash Reserve Event has occurred and is continuing, the Trust shall not be reimbursed for more than four such examinations in any year and, if a Trigger Event has occurred and is continuing, the Trust shall be reimbursed for all such examinations;

(j)	to the extent the Records consist in whole or in part of computer programs which are licensed by the Servicer, the Servicer will, forthwith upon the occurrence of the first Servicer Termination Event, use its best efforts to arrange for the licence or sublicence of such programs to the Trust for the limited purpose of permitting the Trust or any Replacement Servicer to administer and collect the Pool Assets and to enforce the rights acquired by the Trust in respect of the Related Security;

(k)	at its expense, timely and fully perform and comply in all material respects with all material provisions, covenants and other promises required to be observed by the Seller under the Contracts in connection with the Pool Assets;

(l)	permit the Trust at any reasonable time and from time to time to inspect the data processing systems used by the Servicer to service, administer and collect the Pool Receivables and the Related Security and, in the event that the Seller is not the Servicer, to permit the Servicer to use, through the Seller only (and not directly), any computer or computer related equipment, together with all necessary software, that had been used by the Seller to service, administer and collect the Pool Receivables and the Related Security immediately prior to the Seller ceasing to be the Servicer, provided that the Trust shall act reasonably to minimize any disruption to the Servicer in connection therewith;

(m)	give the Trust not less than 30 days’ prior written notice of any change in the address of its chief place of business and chief executive office, and written notice promptly after any change in the address of an office listed under the heading “Location of Records” in Schedule B, and each such notice shall be deemed to amend Schedule B accordingly;

(n)	provide to the Trust not less than 30 days’ prior notice of any change in the name of the Servicer as stated in its constating documents;

(o)	co-operate with, and offer such assistance as may reasonably be requested by, the chartered accountants selected by the Trust to furnish reports in respect of the Trust, the Purchase, any Increases and the servicing of the Pool Assets under this Agreement, and furnish in respect of the preceding fiscal year, addressed to the Trust and such other Persons as the Trust may reasonably designate, a certificate of an officer who is familiar with this Agreement certifying that, to the knowledge of such officer, the Servicer complied in such calendar year with its obligations hereunder except to the extent non-compliance therewith did not materially adversely affect the interest of the Trust and except as further set forth in such certificate;

(p)	upon request of the Trust and with the Servicer’s written consent, such consent not to be unreasonably withheld, request the Servicer’s auditors to assist the Trust’s auditors to the extent and in such manner as is reasonably required for the Trust’s auditors to report on the status of the Pool Assets under this Agreement;

(q)	make or cause to be made all filings, recordings, registrations and take all other actions in each jurisdiction necessary to validate, preserve, perfect or protect the co-ownership interests of the Trust in the Pool Assets including, the right to enforce the Related Security; and

(r)	following the occurrence and during the continuation of a Termination Event or a Cash Reserve Event, the Servicer shall provide to the Backup Servicer and the Trust (if requested) on a daily basis an electronic download with respect to the Pool Receivables in form and substance acceptable to the Backup Servicer (and which shall include, but not be limited to, all records related to each Receivable required by the Backup Servicer to service and collect such Receivable) and a Portfolio Certificate (including information with respect to all Collections received and all Receivables acquired by the Seller). Following the occurrence and during the continuation of a Cash Reserve Event, the Trust shall have the right to require the Seller or the Servicer to, and upon such request the Seller or the Servicer, as applicable, shall, assemble copies of all of the Contracts and make the same available to the Backup Servicer or other third-party custodian specified by, and at a place selected by, the Trust within 30 days.

5.9	Reporting Requirements of the Servicer

From the date hereof until the Final Termination Date, the Servicer covenants and agrees that it will, unless the Trust shall otherwise consent in writing, deliver to the Trust:

(a)	on each Reporting Date, a Portfolio Report relating to the Pool Assets during the related Collection Period and relating to all transactions between the Seller in its capacity as Servicer and the Trust during such Collection Period, such report to be current as of the close of business of the Servicer on the related Settlement Date;

(b)	on the first Business Day of each week, a Portfolio Certificate relating to the Pool Assets as of the close of business of the Servicer on the last day of the prior week;

(c)	upon the Trust’s reasonable request therefor, a listing by Obligor of all Pool Receivables and current aging report for all Delinquent Receivables;

(d)	forthwith after the occurrence of each Servicer Termination Event and each event or the existence of any fact which, with the giving of such notice or lapse of time or both, may constitute a Servicer Termination Event, a statement of a senior financial officer or accounting officer of the Servicer setting forth details as to such Servicer Termination Event or fact or event and the action which the Servicer has taken and is proposing to take with respect thereto; and

(e)	promptly, from time to time, such other documents, records, information or reports with respect to the Pool Assets or the conditions or operations, financial or otherwise, of the Servicer as the Trust may from time to time reasonably request.

5.10	Negative Covenants of the Servicer

From the date of this Agreement until the Final Termination Date, the Servicer covenants and agrees that it will not, unless the Trust shall otherwise consent in writing:

(a)	except as otherwise provided herein, whether by operation of law or otherwise, purport to sell, assign or otherwise dispose of, or create or suffer to exist any Security Interest upon or with respect to the Seller’s or the Trust’s interest in the Pool Assets if the effect of such Security Interest would be to cause the related Pool Receivable not to be an Eligible Receivable, or assign any right to receive payment under, or to enforce the Servicer’s interest in, any of the Pool Assets, provided that the Servicer may enter into arrangements with collection agencies, private investigation firms and law firms to directly collect and hold payments of Receivables in trust for the benefit of the Trust and the Seller in accordance with the Credit and Collection Policies;

(b)	make any change in the Credit and Collection Policies which could reasonably be expected to have a Material Adverse Effect without the prior written consent of the Trust, nor will it make any change to its credit, collection and administration practices and procedures with respect to Pool Receivables or Receivables which are to become Pool Receivables than it applies with respect to other Receivables owned or serviced by it (including, by way of example, its practice of granting waivers relative to the Credit and Collection Policy) without providing the Trust with prior written notice to the extent such change would impact a material portion of the Receivables Pool [*];

(c)	after the occurrence and during the continuance of a Trigger Event, extend the maturity or adjust the Principal Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive any term or condition of any related Contract in any material respect;

(d)	release any security, guarantee or insurance securing any indebtedness under any of the Pool Receivables, except to the extent that granting such release is in accordance with this Agreement, the Credit and Collection Policies and the Servicer’s usual practices as an obligee or such security or insurance is replaced in a form acceptable to the Trust, acting reasonably;

(e)	take any action that adversely affects the perfection, validity or protection of the Trust’s rights to collect amounts owing in respect of the Pool Receivables and the proceeds thereof, including the right to enforce the Related Security, except to the extent that the Servicer would have done so in a similar situation with respect to other similar receivables administered by it on its own behalf;

(f)	enter into any transaction of reorganization, amalgamation or arrangement, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or sell, lease or otherwise dispose of its assets as an entirety or substantially as an entirety; except that the Servicer may enter into a transaction of reorganization, amalgamation, or arrangement, so long as (i) such transaction could not reasonably be expected to have a Material Adverse Effect, (ii) as a condition to the completion of such transaction, the continued or reorganized corporation shall have executed an agreement of assumption to perform every obligation of the Servicer hereunder and under the other agreements, instruments and documents executed and delivered by the Servicer hereunder or otherwise contemplated hereby, (iii) the Backup Servicer shall have provided its written consent and acknowledged its continuing obligations under the Backup Servicer Agreement in respect of the obligations of such continued or reorganized corporation, and (iv) the Performance Guarantor shall have provided its written consent and acknowledged its continuing obligations under this Agreement in respect of the obligations of such continued or reorganized corporation; or

(g)	resign as Servicer (provided, for greater certainty, that nothing herein contained shall limit the ability of the Trust to appoint a Replacement Servicer in accordance with the provisions of this Agreement).

5.11	Servicer Termination Events

The occurrence or existence of one or more of the following events or facts which is continuing and has not been remedied by the Servicer or the Backup Servicer within the time period specified if any, with respect to such events or facts shall constitute a “Servicer Termination Event”:

(a)	the Servicer fails to make any payment or deposit to be made by it hereunder and such failure continues for two Business Days after the occurrence of such failure;

(b)	any failure on the part of the Servicer to duly perform or observe any material term, condition, covenant or agreement of the Servicer set forth in this Agreement

(other than Section 5.10(f)) or any document executed in connection herewith, other than such as are specifically referred to in paragraph (a) above, which failure continues unremedied for a period of 30 days after the date on which the Servicer receives written notice thereof from the Trust specifying the default or breach;

(c)	any representation or warranty made by the Servicer (or any of its officers) in or pursuant to this Agreement, the Purchase Request, any Increase Request, any Portfolio Report, any Portfolio Certificate or any document executed in connection herewith or therewith proves to have been false or incorrect in any material respect when made and has not been cured within 30 days after written notice thereof has been received by the Servicer from the Trust;

(d)	the taking of possession by an encumbrancer (including a receiver, receiver manager or trustee) of any assets of the Servicer (other than solely to perfect a security interest therein), or the levying or enforcement or a distress or execution or any similar process against any part of the assets of the Servicer that remains unsatisfied for 30 days after the Servicer becoming aware thereof, which materially adversely affects the Servicer’s ability to perform its obligations hereunder;

(e)	the issuance or levying of a writ of execution, attachment or similar process against all or a substantial portion of the property of the Servicer, the Backup Servicer or the Performance Guarantor, in connection with any judgment against the Servicer, the Backup Servicer or the Performance Guarantor in any amount that materially affects the property of the Servicer, the Backup Servicer or the Performance Guarantor if such writ of execution, attachment or similar process shall not have been stayed or dismissed after 45 days;

(f)	any failure on the part of the Servicer to duly perform or observe the terms of Section 5.10(f);

(g)	any of the Servicer, AFC or the Performance Guarantor shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceedings shall be instituted by or against the Servicer or the Performance Guarantor seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief by the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, if such proceeding has been instituted against the Servicer or the Performance Guarantor, as the case may be, either such proceeding has not been stayed or dismissed within 45 days or any of the actions sought in such proceeding (including the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official) are granted, or the Servicer or the Performance Guarantor take any corporate action to authorize any of the actions described in this Section 5.11(g); and

(h)	the filing by the Servicer, AFC or the Performance Guarantor of a notice of intention to make a proposal under the Bankruptcy and Insolvency Act, the Companies’ Creditors Arrangement Act or any other similar legislation in the applicable jurisdiction, to some or all of its creditors.

5.12	Effecting a Servicer Transfer

At any time after the occurrence of a Servicer Termination Event that has not been subsequently waived in writing by the Trust, the Trust may effect a termination of a Servicer’s designation as Servicer hereunder (a “Servicer Transfer”) by giving notice to the Servicer of its decision to terminate the Servicer’s engagement as Servicer, which termination shall take effect at the time specified in such notice, or, failing the specification of any time, upon the appointment of a Replacement Servicer. Any waiver delivered by the Trust will only be effective with respect to the specific matters in respect of which it is given and shall not be applicable to any further event or occurrence. The Trust acknowledges that any written waiver it delivers will be irrevocable by the Trust.

5.13	Appointment of Replacement Servicer

At any time after the occurrence of a Servicer Termination Event, the Trust may by instrument in writing delivered to the Servicer designate and appoint as the Replacement Servicer any Person;

5.14	Additional Servicer Covenants Following a Servicer Transfer

From and after a Servicer Transfer until the Final Termination Date, the Servicer and the Seller covenant and agree that they shall, in addition to any other obligations, upon the request of the Trust:

(a)	instruct the Obligor of each Pool Receivable (and any other Persons, if applicable, in the case of the Related Security) to remit all payments due under the Pool Receivables and Related Security to the Replacement Servicer;

(b)	remit to the Replacement Servicer all payments, if any, received by the predecessor Servicer from Obligors and from other Persons, if applicable, under the Pool Assets;

(c)	segregate all cash, cheques and other instruments constituting Collections in a manner acceptable to the Trust and, immediately upon receipt, deposit all such cash, cheques and instruments, duly endorsed or with duly executed instruments of transfer, to an account specified by the Replacement Servicer;

(d)	cause the computer records of the Seller which contain particulars of the Pool Assets to contain notations, marks or other designations sufficient to identify that an interest in the Pool Assets has been sold by the Seller to the Trust hereunder;

(e)	deliver copies or originals of all Records (including computer diskettes or tapes containing all information necessary or reasonably desirable to enable the Trust or its agent to collect the amounts owing under the Pool Receivables and the Related Security, together with a printed copy or microfiche of all such information) to the Trust or as it may direct in writing (or retain the same in segregated storage if so directed), and provide the Trust or its agent with all reasonable assistance necessary to decipher the information contained on the computer diskettes or tapes; and

(f)	perform any and all acts and execute and deliver any and all documents as may reasonably be requested by the Trust in order to effect the purposes of this Agreement or to enable the Replacement Servicer to collect and enforce the Pool Receivables and any Related Security and Collections related thereto.

5.15	Trust Rights Following a Servicer Transfer

Upon a Servicer Transfer, the Trust may, but is not required to, at any time (unless prior to such time the Seller shall have purchased from the Trust and satisfied all of its obligations with respect to such purchase, all of the Pool Receivables), directly or through the Replacement Servicer, without limitation:

(a)	perform the services, duties and functions of the Servicer specified in Article 5 of this Agreement with respect to the Pool Assets as the Trust reasonably deems fit;

(b)	notify any Obligor of the purchase by the Trust and the sale, transfer and assignment by the Seller of any Pool Assets under this Agreement;

(c)	contact any Obligor for any reasonable purpose, including for the performance of audits and verification analyses, and the determination of account balances and other data maintained by the predecessor Servicer;

(d)	direct any Obligor to make all payments on account of any Pool Receivables or Related Security directly to the Trust at an address designated by the Trust or to such third party (including the Replacement Servicer) or bank or depositary as may be designated by the Trust;

(e)	request any Obligor to change the instructions for any direct debit or electronic funds transfer otherwise payable to the Seller or the Servicer; and

(f)	proceed directly against any Obligor and take any and all other actions, in the Seller’s name or otherwise, necessary or reasonably desirable to collect the Pool Receivables, enforce the Related Security or effect any related result.

5.16	Power of Attorney; Further Assurances

(a) The Seller hereby grants to the Trust an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller or in the name of the Trust, acting reasonably, all steps necessary or advisable to endorse or negotiate an instrument, bill of exchange or other writing or to otherwise enforce or realize on any Pool Asset or other right of any kind held or owned by the Seller or transmitted to or received by the Seller or the Trust as payment on account or otherwise in respect of the Pool Asset, and to execute and deliver, in the Seller’s name and on the Seller’s behalf, such instruments and documents necessary or desirable to evidence or protect the ownership of the Trust in the Pool Assets and to execute and file, in the Seller’s name and on the Seller’s behalf, such recording, registration, financing or similar statements (including any amendments, renewals and continuation statements) under applicable laws, including the PPSA, in such jurisdictions where it may be necessary to validate, perfect or protect the ownership of the Trust as aforesaid. The Seller shall execute and deliver such additional documents and shall take such further actions as the Trust may reasonably request to effect or evidence the sale, assignment and transfer of the Pool Assets, and the Trust’s ownership interest therein or otherwise necessary or desirable in furtherance of the foregoing. The Seller shall execute and deliver to the Trust such powers of attorney as may be necessary or appropriate to enable the Trust to endorse for payment any cheque, draft or other instrument delivered to the Trust in payment of any amount under or in respect of a Pool Asset.

(b) The Trust hereby covenants and agrees that it will not exercise any of the rights conferred by Section 5.16(a) except upon the occurrence of a Trigger Event and then only in respect of the Pool Assets.

5.17	Deemed Collections

(a) If, on any day prior to the Final Termination Date, any Pool Receivable is either (i) reduced or cancelled as a result of any breach by the Seller or the Servicer of its obligations hereunder or of the terms of the related Contract; or (ii) reduced or cancelled as a result of a set-off in respect of any claim by the applicable Obligor against the Seller or the Servicer (whether such claim arises out of the same or a related transaction or an unrelated transaction or the loss of or interference with the right of the Obligor to quiet enjoyment of, and continued possession of, the Financed Vehicle), the Servicer or the Seller and the Servicer (on a joint and several basis), so long as the Servicer is the Seller or an Affiliate thereof, as the case may be shall, for all purposes hereof, be irrebuttably deemed to have received a Collection of such Receivable in the amount of such reduction or cancellation and shall deposit such amount to the Deposit Accounts in accordance with the terms of Section 5.6.

(b) If on any day prior to the Final Termination Date any Security Interest, other than a Blocked Account Claim, is validly asserted by any Person (other than the Trust) against any Pool Receivable (as determined by a court of competent jurisdiction or due to the agreement or acquiescence of the Seller or Servicer), and such Security Interest has arisen by or through the action or inaction of the Seller or the Servicer, and, with respect to any Security Interest granted by or arising through an Obligor and asserted against a Financed Vehicle, such Security Interest ranks in priority to or pari-passu with the interest of the Trust, the Seller shall, for all purposes hereof, be irrebuttably deemed to have received on such day, a Collection of any affected Pool Receivable in full and shall deposit such amounts to the Deposit Accounts in accordance with the terms of Section 5.6.

(c) If on any day prior to the Final Termination Date it is discovered or determined (i) that any Pool Receivable included as an Eligible Receivable in the calculation of the Net

Receivables Pool Balance was not an Eligible Receivable on the date of such calculation, or (ii) the Servicer, so long as the Servicer is the Seller or an Affiliate thereof, has extended, amended or otherwise modified a Contract in contravention of Section 5.10(c), the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full.

(d) If the Seller or Servicer has been deemed, pursuant to Section 5.17(a), (b) or (c) to have received a Collection of any Pool Receivable in full, upon deposit by the Seller or Servicer to the Collection Account of the amount thereof, the Trust will be deemed to have sold to the Seller or Servicer, as the case may be, without further instrument or formality, the related Pool Receivables together with the Related Security in respect thereof free and clear of all Security Interests arising through the Trust but otherwise on an “as is, where is” basis without recourse to, or representation or warranty of the Trust.

ARTICLE 6

TRIGGER EVENTS

6.1	Meaning of Trigger Event

The term “Trigger Event” means any of the following events or circumstances:

(a)	the Seller or the Servicer fails to make any payment or deposit to be made by it hereunder and such failure continues for two Business Days after the occurrence of such failure;

(b)	any failure on the part of the Seller to duly perform or observe any material term, condition, covenant or agreement of the Seller set forth in this Agreement (other than Section 7.3(c)) or any document executed in connection herewith, other than such as are specifically referred to in paragraph (a) above, which failure continues unremedied for a period of 30 days after the date on which the Seller receives written notice thereof from the Trust specifying the default or breach;

(c)	a Servicer Termination Event occurs;

(d)	any representation or warranty made by the Seller (or any of its officers) in or pursuant to this Agreement, the Purchase Request, any Increase Request, any Portfolio Report, any Portfolio Certificate or any document executed in connection herewith or therewith proves to have been false or incorrect in any material respect when made and has not been cured within 30 days after written notice thereof has been received by the Seller from the Trust;

(e)	the taking or possession by an encumbrancer (including a receiver, receiver manager or trustee) of any assets of the Seller (other than solely to perfect a security interest therein) or the levying or enforcement or a distress or execution or any similar process against any of the assets of the Seller that remains unsatisfied for 30 days after the Seller becoming aware thereof, which materially adversely affects the Seller’s ability to perform its obligations hereunder;

(f)	the issuance or levying of a writ of execution, attachment or similar process against all or a substantial portion of the property of the Seller, in connection with any judgment against the Seller in any amount that materially affects the property of the Seller if such writ of execution, attachment or similar process shall not have been stayed or dismissed after 45 days;

(g)	any failure on the part of the Seller to duly perform or observe the terms of Section 7.3(c);

(h)	the filing by the Seller of a notice of intention to make a proposal under the Bankruptcy and Insolvency Act, the Companies’ Creditors Arrangement Act or any other similar legislation in the applicable jurisdiction, to some or all of its creditors;

(i)	the Seller shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceedings shall be instituted by or against the Seller seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief by the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, if such proceeding has been instituted against the Seller either such proceeding has not been stayed or dismissed within 45 days or any of the actions sought in such proceeding (including the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official) are granted, or the Seller take any corporate action to authorize any of the actions described in this Section 6.1(i);

(j)	the Seller shall fail to transfer to any Replacement Servicer when required any rights, pursuant to the Agreement, which the Seller then has with respect to the servicing of the Pool Receivables;

(k)	(i) a default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of the Seller, AFC or the Performance Guarantor or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness, and, in the case of either clause (i) or clause (ii), the Indebtedness with respect to which non-payment and/or non-performance shall have occurred and is continuing exceeds, at any point in time, with respect to the Seller and AFC, $1,000,000 and with respect to the Performance Guarantor, $35,000,000, in the aggregate for all such occurrences;

(l)	this Agreement, the Purchase or any Increases shall for any reason (other than pursuant to the terms hereof) cease to create, or shall for any reason cease to be, a valid and enforceable perfected co-ownership interest in each Pool Receivable and the Collections with respect thereto;

(m)	as of any Settlement Date, the arithmetic average of the Default Ratios for the most recent [*] shall exceed [*] or the Default Ratio as of any Settlement Date shall exceed [*];

(n)	as of any Settlement Date, the arithmetic average of the Delinquency Ratios for the most recent [*] shall exceed [*] or the Delinquency Ratio as of any Settlement Date shall exceed [*];

(o)	the Net Spread shall be [*] at any time;

(p)	the Tangible Net Worth of the Seller shall be less than [*] or the Tangible Net Worth of AFC shall be less than [*];

(q)	any material adverse change shall occur in the reasonable business judgment of the Trust in the collectibility of the Receivables or the business, operations, property or financial condition of the Seller or the Performance Guarantor;

(r)	this Agreement shall cease to be in full force and effect with respect to the Performance Guarantor, the Performance Guarantor shall fail to comply with or perform any provision of this Agreement, or the Performance Guarantor (or any Person by, through or on behalf of the Performance Guarantor) shall contest in any manner the validity, binding nature or enforceability of this Agreement with respect to the Performance Guarantor;

(s)	the sum of all of the Seller’s Indebtedness, net of [*], exceeds [*];

(t)	the Seller’s debt (excluding guarantees) to equity ratio is [*];

(u)	the aggregate of the Principal Balances of all Eligible Receivables shall be less than $30 million;

(v)	the blocked account agreement in favour of the Trust in place with respect to any Deposit Account shall have terminated other than as a result of any action by the Trust (and not been replaced) or shall be of no force and effect or otherwise unenforceable;

(w)	AFC shall not hold, directly or indirectly, all of the outstanding share capital of the Seller, or the Performance Guarantor shall not hold, directly or indirectly, at least 80% of all of the outstanding share capital of AFC; provided that, for greater certainty, the pledge as security by the Seller or the Performance Guarantor, as the case may be, of all or any of such shares shall not be a Trigger Event hereunder;

(x)	the amount on deposit in the Cash Reserve Account shall at any time before the Termination Date fail to equal or exceed the Cash Reserve Required Amount for a period of [*];

(y)	(i) any of the Seller or the Servicer shall have asserted that this Agreement or any document executed herewith to which it is a party is not valid and binding on the parties thereto; or (ii) any court, governmental authority or agency having jurisdiction over any of the parties to any of such documents or any property thereof shall find or rule that any material provisions of any of such documents is not valid and binding on the parties thereto and all appeals therefrom have been decided or the time to appeal has run;

(z)	the Seller shall not have approved the appointment of the Eligible Backup Servicer proposed by the Trust as initial Backup Servicer hereunder within 15 Business Days of receiving such proposal from the Trust, provided, however, no Trigger Event shall occur pursuant to this paragraph (z) if the Eligible Backup Servicer was rejected by the Seller, acting reasonably, (i) in order to protect the competitive or proprietary business interests of the Seller, the Servicer (if the Seller is the Servicer) and their Affiliates or (ii) because of a material incompatability of data information systems between the Servicer and the relevant Eligible Backup Servicer, which determination may be based on, without limitation, the cost to the Servicer of aligning its data information systems with those of such Eligible Backup Servicer;

(aa)	if appointed, the Backup Servicer shall resign or be terminated and no successor Backup Servicer reasonably acceptable to the Trust shall have been appointed pursuant to a replacement Backup Servicing Agreement, within 90 days of such resignation or termination, as applicable; unless on or prior to the first day on which a Backup Servicer is required to be appointed pursuant to this paragraph (aa), the Performance Guarantor’s senior unsecured debt shall be rated at least “BBB-” by S&P and “Baa3” by Moody’s; provided, that a Trigger Event shall be deemed to occur if no Backup Servicer reasonably acceptable to the Trust shall have been appointed within 90 days following any subsequent withdrawal, suspension or downgrade of such senior unsecured debt ratings of the Performance Guarantor below “BBB-” by S&P or below “Baa3” by Moody’s or, if the applicable rating is “BBB-” by S&P or “Baa3” by Moody’s, the placement of such ratings on credit watch or similar notation; and

(bb)	the occurrence of a KAR Financial Covenant Termination Event.

6.2	Action Upon Occurrence of a Trigger Event

Upon the occurrence of any Trigger Event described in Sections 6.1(a), (b), (c), (d), (g), (l), (m), (n), (o), (p), (q), (r), (s), (t), (u), (v), (w) (x), (z), (aa) and (bb), provided such Trigger Event has not been subsequently waived in writing by the Trust, the Trust or its authorized agent may, by notice to the Seller declare the Trigger Date to have occurred on the date specified in such notice. Upon the occurrence of any other Trigger Event described in Section 6.1, the Trigger Date will occur automatically, without the necessity of any notice. Upon any such declaration or automatic occurrence, the Trust will have, in addition to its rights and remedies hereunder and under any documents related hereto, all other rights and remedies under applicable laws and otherwise, which rights and remedies will be cumulative. Notwithstanding the above, the Securitization Agent may waive any Trigger Event in its sole discretion and, if given, such waiver shall be irrevocable.

6.3	Optional Repurchase of Pool Receivables

If, at any time the Pool Balance is less than 10% of the highest ever Pool Balance, the Servicer may elect, by notice to the Trust, to purchase all of the Pool Receivables and the Related Security. The purchase by the Servicer of all of the Pool Receivables and the Related Security shall be effective upon the payment by the Servicer to the Trust of an amount equal to the sum of (i) the then outstanding Investment, (ii) the Funding Discount, and (iii) any other fees, costs and expenses incurred by the Trust in connection with this Agreement to the date of or as a result of such purchase, including any interest and other costs required to be paid on outstanding Notes. Upon the payment to the Trust of such amount by deposit to the Collection Account, the Trust shall transfer, assign and convey to the Servicer or as it may direct all of the Trust’s right, title and interest in, to and under such Pool Receivables and the Related Security related thereto, without recourse, and subject only to the representations and warranties of the Trust that such right, title and interest is held beneficially by it and is transferred, assigned and conveyed to the Servicer or as it may direct free and clear of any Security Interests created, suffered or permitted to exist by the Trust.

ARTICLE 7

GENERAL COVENANTS AND POWER OF ATTORNEY

7.1	Affirmative Covenants of the Seller

From the date hereof until the Final Termination Date, the Seller covenants and agrees that it will, unless the Trust shall otherwise consent in writing:

(a)	comply in all respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Pool Assets, such compliance to include paying before the same become delinquent all Taxes and Security Interests imposed upon the Seller or its property in accordance with its normal policies with respect thereto, except to the extent the same are contested in good faith and by appropriate proceedings or where failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b)	preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as an extra-provincial corporation or other out-of-jurisdiction corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect;

(c)

at any time and from time to time during regular business hours, upon five Business Days’ prior written notice, subject to Section 10.9, (A) assemble such of the Records or copies thereof in its possession or control as may reasonably be required by the Trust and make same available to the Trust at the principal place of business of the Seller and, if the Records cannot be provided solely at such office, at such other offices of the Seller or its Affiliates where Records are kept, and permit the Trust, its agents or representatives, to examine and make copies, as reasonably requested, of such Records and (B) permit the Trust or its agents to visit the offices and properties of the Seller and its Affiliates for the purpose of discussing matters relating to the Pool Assets and the Seller’s performance hereunder with any of the Seller’s officers or employees having knowledge of such matters, provided that the Trust shall act reasonably to minimize any disruption to the Seller in connection therewith; provided that prior to the occurrence of a Cash Reserve Event or a Trigger Event, the Trust shall not be reimbursed for more than two such examinations in any year, if a Cash Reserve Event has occurred and is continuing, the Trust shall not be reimbursed for more than four such examinations in any year and, if a Trigger Event has occurred and is continuing, the Trust shall be reimbursed for all such examinations;

(d)	at its expense, timely and fully perform and comply in all material respects with all material provisions, covenants and other obligations required to be observed, complied with or performed by the Seller under the Contracts relating to the Pool Assets;

(e)	give the Trust at least 30 days’ prior written notice of any change in the address of its chief place of business and chief executive office, and written notice promptly after any change in the address of an office listed under the heading “Location of Records” in Schedule B, and each such notice shall be deemed to amend Schedule B accordingly;

(f)	provide to the Trust not less than 30 days’ prior notice of any change in the name of the Seller as stated in its constating documents;

(g)	co-operate with, and offer such assistance as may reasonably be requested by, the chartered accountants selected by the Trust to furnish reports in respect of the Trust, the Purchase and any Increase and the servicing of the Pool Assets under this Agreement, and furnish in respect of the preceding fiscal year, addressed to the Trust and such other Persons as the Trust may reasonably designate, a certificate of an officer who is familiar with this Agreement certifying that, to the knowledge of such officer, the Seller complied in such calendar year with its obligations hereunder except to the extent non-compliance therewith did not materially adversely affect the interest of the Trust and except as further set forth in such certificate;

(h)	upon request of the Trust and with the Seller’s written consent, such consent not to be unreasonably withheld, request the Seller’s auditors to assist the Trust’s auditors to the extent and in such manner as is reasonably required for the Trust’s auditors to report on the status of the Pool Assets under this Agreement;

(i)	conduct Lot Checks of each Obligor in accordance with the Seller’s customary practices or on such more frequent intervals as may be reasonably requested by the Trust;

(j)	promptly after becoming aware thereof, but in any event no later than two Business Days thereafter, provide the Trust with notice of any Servicer Termination Event that is continuing when the Seller becomes aware thereof; and

(k)	make or cause to be made all filings, recordings, and registrations and take all other actions in each jurisdiction necessary or appropriate to validate, preserve, perfect or protect the co-ownership interests of the Trust in the Pool Assets, including the right to enforce the Related Security.

7.2	Reporting Requirements of the Seller

From the date hereof until the Final Termination Date, the Seller covenants and agrees that it will, unless the Trust shall otherwise consent in writing, deliver to the Trust:

(a)	within five Business Days after the Seller becomes aware of a material adverse change in the business, operations, properties or condition (financial or otherwise) (other than matters of a general economic nature) of the Seller, the Backup Servicer or the Performance Guarantor, or of an occurrence of a breach of its obligations under this Agreement, notice of such change or occurrence together with a statement by a responsible officer of the Seller specifying the facts, the nature and period of existence of any such breach, condition or event and the action the Seller has taken, is taking and proposes to take with respect thereto;

(b)	within five Business Days of the Seller becoming aware thereof, notice of any litigation or other court or arbitration proceeding affecting the Seller which could reasonably be expected to have a Material Adverse Effect;

(c)	within five Business Days of the Seller becoming aware thereof, notice of any litigation or other court or arbitration proceeding affecting the Backup Servicer or the Performance Guarantor which could reasonably be expected to have a Material Adverse Effect;

(d)	as soon as available and in any event within 60 days after the end of each fiscal quarter of the Seller, the unaudited financial statements of the Seller and, as soon as available but in any event within 90 days after the end of the fiscal year of the Seller, the unaudited financial statements of the Seller;

(e)	as soon as available and in any event within 90 days after the end of the fiscal year of the Performance Guarantor, the audited consolidated balance sheet of the Performance Guarantor and its consolidated subsidiaries as of the end of such year and the related audited consolidated statements of income and of cash flows for such year; reported on by KPMG LLP or other independent certified public accountants of nationally recognized standing;

(f)	promptly after the sending or filing thereof, copies of all reports which the Seller sent to any holders of securities which it has offered to the public;

(g)	forthwith after the occurrence of each Trigger Event and each event or the existence of any fact which, with the giving of notice or lapse of time or both, may constitute a Trigger Event, a statement of a senior financial officer or accounting officer of the Seller setting forth details as to such Trigger Event or fact or event and the action which the Seller has taken and is proposing to take with respect thereto; and

(h)	promptly, from time to time, such other documents, records, information or reports with respect to the Pool Assets or the conditions or operations, financial or otherwise, of the Seller as the Trust may from time to time reasonably request.

7.3	Negative Covenants of the Seller

From the date of this Agreement until the Final Termination Date, the Seller covenants and agrees that it will not, unless the Trust shall otherwise consent in writing:

(a)	except as otherwise provided herein, and whether by operation of law or otherwise, purport to sell, assign or otherwise dispose of, or create or suffer to exist any Security Interest upon or with respect to the Seller’s or the Trust’s interest in the Pool Assets if the effect of such Security Interest would be to cause the related Pool Receivable not to be an Eligible Receivable, or assign any right to receive payment under, or to enforce the Seller’s interest in, any of the Pool Assets;

(b)	take any action that adversely affects the perfection, validity or protection of the Trust’s rights to collect amounts owing pursuant to the Pool Assets and the proceeds thereof, including the right to enforce the Related Security, except to the extent that the Seller would have done so in a similar situation with respect to other similar receivables administered by it on its own behalf; or

(c)

enter into any transaction of reorganization, amalgamation or arrangement, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or, other than with respect to sales, assignments, leases, licences or transfers of computer hardware and software, or of leases and licences relating thereto or any rights or benefits thereunder, in the ordinary course of business, sell, lease or otherwise dispose of its assets as an entirety or substantially as an entirety; except that the Seller may enter into a transaction of reorganization, amalgamation, or arrangement, so long as (i) such transaction could not reasonably be expected to have a Material Adverse Effect, (ii) as a condition to the completion of such transaction, the continued or reorganized corporation shall have executed an agreement of assumption to perform every obligation of the Seller hereunder and under the other agreements, instruments and documents executed and delivered by the Seller hereunder or otherwise contemplated hereby, (iii) the Backup Servicer shall have provided its written consent and acknowledged its continuing obligations under the Backup Servicer Agreement in respect of the obligations of such continued or reorganized corporation and (iv) the Performance Guarantor shall have provided its written consent and acknowledged its continuing obligations under this Agreement in respect of the obligations of such continued or reorganized corporation.

7.4	Covenants of the Trust

The Trust covenants and agrees that it will:

(a)	until the Final Termination Date, use commercially reasonably efforts to ensure that the fair value of the Pool Assets held by it will constitute no more than one-half of the total fair value of all assets owned by it; and

(b)	not use personal information relating to Obligors received from the Seller other than in connection with the collection, servicing and administration of the Pool Assets and for other reasonable purposes ancillary thereto, all in accordance with and as allowed by applicable law.

ARTICLE 8

PERFORMANCE GUARANTEE

8.1	Performance Guarantee

The Performance Guarantor hereby unconditionally and irrevocably guarantees to the Trust, the due and prompt performance, payment and observance by the Servicer (to the extent the Servicer is the Seller or an Affiliate thereof) of all of the terms, conditions, covenants, agreements, indemnities, liabilities and obligations of any kind whatsoever (collectively, the “Guaranteed Obligations”) strictly in accordance with the terms hereof (the “Performance Guarantee”). If for any reason whatsoever, the Servicer shall fail to perform, pay or observe any of the Guaranteed Obligations, the Performance Guarantor shall forthwith perform, pay and observe, as applicable, any such of the Guaranteed Obligations as they may be required to be performed, paid or observed in accordance with the terms of this Agreement.

8.2	Guarantee Unconditional

The obligations of the Performance Guarantor pursuant to this Article 8 are continuing, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, diminished, limited, impaired or otherwise affected by (and the Performance Guarantor hereby waives, to the fullest extent permitted by applicable law):

(a)	any extension, modification, amendment or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time;

(b)	any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof;

(c)	any waiver of any right, power or remedy or of any default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof;

(d)	any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guarantees with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof;

(e)	the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof;

(f)	the application of payments received from any source to the payment of indebtedness of the Seller or the Servicer other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this Agreement, even though the Trust might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations;

(g)	any other act, or omission to act, or delay of any kind by any of the Servicer, the Seller, the Trust or any other person or any other circumstance whatsoever, whether similar or dissimilar to the foregoing, which might, but for the provisions of this Section 8.2, constitute a legal or equitable discharge, defense, limitation or reduction of the Performance Guarantor’s obligations hereunder (other than the payment or extinguishment in full of all of the Guaranteed Obligations); or

(h)	the existence of any claim, set-off or other rights which the Performance Guarantor may have at any time against the Seller, the Servicer or any other Person, including any Obligor, whether in connection with any transactions under this Agreement, any related document or any other transaction,

The foregoing provisions apply (and the foregoing waivers by the Performance Guarantor will be effective) even if the effect of any action (or failure to take action) by the Trust is to destroy or diminish the Performance Guarantor’s subrogation rights, the Performance Guarantors’ right to proceed against the Servicer or Seller for reimbursement, the Performance Guarantors’ right to recover contribution from any other guarantor or any other right or remedy which may be available to the Performance Guarantor.

8.3	Recourse against Servicer

The Trust shall not be required to exhaust its recourse against the Servicer, Seller or any other person, or under any other security or guarantee, before being entitled to performance by the Performance Guarantor under this Agreement.

8.4	Authorization by the Performance Guarantor

The Trust may continue to effect Increases without notice to or authorization from the Performance Guarantor regardless of the Servicer’s or Seller’s financial or other condition at the time of any such transaction. The Performance Guarantor represents and warrants to the Trust that it has adequate means to obtain from the Servicer and the Seller on a continuing basis all information concerning the financial condition of the Servicer and the Seller, and agrees with the Trust that the Trust shall not have any obligation to disclose or discuss with the Performance Guarantor any information which it has respecting the financial condition of the Servicer and the Seller.

8.5	No Subrogation

Until all of the Guaranteed Obligations have been paid or performed in full, the Performance Guarantor shall not exercise any right of subrogation to, and the Performance Guarantor waives, to the fullest extent permitted by law, any right to enforce, any remedy which the Trust now has or may hereafter have against the Servicer or the Seller in respect of the Guaranteed Obligations and the Performance Guarantor waives any benefit of, and any right to participate in, any security now or hereafter held by the Trust for the Guaranteed Obligations. The Performance Guarantor authorizes the Trust, subject to applicable law, to take any action or exercise any remedy which the Trust now has or may hereafter have against the Servicer or the Seller in respect of the Guaranteed Obligations, without notice to the Performance Guarantor.

8.6	Stay of Acceleration

If acceleration of the time for payment of any amount payable by the Servicer or the Seller in respect of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Seller or the Servicer or any moratorium affecting the payment of the Guaranteed Obligations, all such amounts otherwise subject to acceleration will nonetheless be payable by the Performance Guarantor hereunder forthwith upon demand by the Trust.

8.7	Representations and Warranties

The Performance Guarantor represents and warrants to the Trust, that as at the date hereof and at each date that an Increase occurs:

(a)	it is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware;

(b)

it has full power and authority to execute and deliver this Agreement and to perform the terms and conditions hereof and is duly qualified, licensed or registered in each relevant jurisdiction to carry on its present business and operations except where the failure to be so qualified, licensed or registered does not and will not materially adversely affect such operations or its ability to perform its obligations hereunder, as applicable;

(c)	the execution, delivery and performance by the Performance Guarantor of this Agreement, and the transactions contemplated hereby, are within the powers of the Performance Guarantor, have been duly authorized by all necessary corporate or other action (as applicable) and do not contravene (i) the constating documents or by-laws of the Performance Guarantor, or (ii) any law or any contractual restriction binding on or affecting the Performance Guarantor, the contravention of which could be expected to materially adversely affect the Performance Guarantor’s ability to perform its obligations hereunder, does not result in or require the creation of any Security Interest upon or with respect to the Performance Guarantor’s properties, and the consummation of the transactions contemplated hereby does not require approval of shareholders or partners or approval or consent of any Person under any contract to which the Performance Guarantor is a party, except, to the extent such approvals have been granted;

(d)	no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Performance Guarantor of this Agreement, other than those that have been obtained or made, as the case may be, or any filings required after the date hereof with any securities regulators;

(e)	this Agreement constitutes a legal, valid and binding obligation of the Performance Guarantor, enforceable against it in accordance with its terms subject to (i) applicable bankruptcy, reorganization, winding-up, insolvency, moratorium and other laws of general application limiting the enforcement of creditors’ rights; (ii) the fact that the granting of equitable remedies such as specific performance and injunction is within the discretion of a court of competent jurisdiction; and (iii) general principles of equity;

(f)	there has been no material adverse change in the business of the Performance Guarantor since the date of the most recent audited financial statements of the Performance Guarantor delivered to the Trust;

(g)	there is no order, judgment or decree of any court, arbitrator or similar tribunal or Governmental Authority purporting to enjoin or restrain, and there are no proceedings before any court, arbitrator or similar tribunal or Governmental Authority which might materially adversely affect the Performance Guarantor’s ability to perform its obligations hereunder; and

(h)	there are no actions, suits or proceedings in existence or, to the Performance Guarantor’s knowledge, pending or threatened, against or affecting it or its property in any court, or before any arbitrator of any kind, or before or by any governmental body, in respect of which there is a reasonable possibility of an adverse determination that could materially adversely affect the Performance Guarantor’s financial condition or materially adversely affect the ability of the Performance Guarantor to perform its obligations under this Agreement.

8.8	Payments

All payments to be made by the Performance Guarantor under this Performance Guarantee shall be made in full, without set-off or counterclaim and without deduction for any taxes, levies, duties, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever. If at any time, or from time to time, any applicable law, regulation or international agreement requires the Performance Guarantor to make any such deduction or withholding from any such payment other than as a result of the Trust or any assignee thereof being a non-resident of Canada for purposes of the Income Tax Act (Canada), the sums due from the Performance Guarantor with respect to such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Trust receives a net sum equal to the sum which it would have received had no deduction or withholding been required, and the Performance Guarantor shall indemnify the Trust on an after tax basis with respect to any such deduction or withholding, including with respect to any taxes payable by the Trust on any increased amounts payable under this Article 8.

ARTICLE 9

INDEMNIFICATION

9.1	Indemnification by the Seller

Without limiting any other rights which the Trust may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Trust and the Securitization Agent, and their respective officers, agents, trustees and assigns (collectively, the “Indemnified Parties”), from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable legal fees and disbursements, and any costs associated with the appointment of a Replacement Servicer, resulting from the Seller’s or Servicer’s breach of any of its duties or obligations hereunder (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or reasonably incurred by any of the Indemnified Parties and arising out of or as a result of the Seller’s or Servicer’s breach or violation of this Agreement, excluding, however, amounts (i) resulting solely from the failure of any Obligor to pay an amount owing under a Pool Receivable, or (ii) resulting from gross negligence or wilful misconduct on the part of the Trust or the Securitization Agent. Without limiting the generality of the foregoing but subject to the restrictions in clauses (i) and (ii) above, the Seller shall indemnify the Indemnified Parties for Indemnified Amounts awarded or incurred as aforesaid relating to or resulting from:

(a)	the failure of any information contained in a Portfolio Report or a Portfolio Certificate to be true and correct (including the failure of a Pool Receivable included in the calculation of Net Receivables Pool Balance to be an Eligible Receivable as of the date of such calculation), or the failure of any other information provided to the Trust or the Securitization Agent with respect to Receivables or this Agreement to be true and correct;

(b)	the failure of any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct in all respects when made;

(c)	the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Assets or the related Contract; or the failure of any Pool Assets or the related Contract to conform to any such applicable law, rule or regulation;

(d)	the failure to vest in the Trust a valid and enforceable perfected first ranking (as against the Seller and creditors of the Seller) co-ownership interest in the Pool Receivables and the Related Security and Collections with respect thereto;

(e)	the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the PPSA of any applicable jurisdiction or other applicable laws with respect to any Pool Receivables and the Related Security and Collections in respect thereof, whether at the time of the Purchase or any Increase at any subsequent time;

(f)	any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to the transaction giving rise to such Receivable or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates);

(g)	any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

(h)	any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with goods, insurance or services that are the subject of or secure any Contract;

(i)	the commingling of Collections of Pool Assets at any time with other funds;

(j)	any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or in respect of any Pool Receivable, Related Security or Contract;

(k)	any reduction in the Investment as a result of the payment of allocations of Collections pursuant to Sections 2.6(c), 2.6(e) or 2.10(e), in the event that all or a portion of such payments shall thereafter be rescinded or otherwise must be returned for any reason;

(l)	any tax or governmental fee or charge (other than any tax upon or measured by net income or gross receipts), all interest and penalties thereon or with respect thereto, and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of the Trust’s Co-Ownership Interest or other interests in the Receivables Pool or in any Related Security or Contract;

(m)	the failure by the Seller or the Servicer to pay when due any taxes payable by it, including, without limitation, the franchise taxes and sales, excise or personal property taxes payable in connection with the Receivables;

(n)	the failure by the Seller or the Servicer to be duly qualified to do business, to be in good standing or to have filed appropriate registration documents in any jurisdiction;

(o)	the failure to vest and maintain vested in the Trust a perfected ownership interest in respect of the Trust’s Co-Ownership Interest free and clear of any Security Interest created by or through the Seller, whether existing at the time of the consummation of the transactions contemplated hereby or at any time thereafter, other than Security Interests created by or arising through the Trust;

(p)	any claim for personal injury, death, property damage or product liability which may arise by reason of, result from or be caused by, or relate to the use, operation, maintenance or ownership of, the Financed Vehicles; and

(q)	any material failure of the Seller to perform its duties or obligations, as Servicer or otherwise, in accordance with the provisions of this Agreement.

9.2	Notification of Potential Liability

The Seller will, upon becoming aware of circumstances that could reasonably be expected to result in material liability of the Seller under this Article 9, promptly notify the Trust thereof.

9.3	Litigation

At the request of the Trust, the Seller shall, at its expense, co-operate with the Trust in any action, suit or proceeding brought by or against the Trust relating to any of the transactions contemplated by this Agreement or any of the Pool Assets (other than an action, suit or proceeding by the Seller, the Backup Servicer, the Performance Guarantor or any of their respective Affiliates against the Trust or by the Trust against the Seller, the Backup Servicer, the Performance Guarantor or any of their respective Affiliates). In addition, the Seller agrees to notify the Trust and the Trust agrees to notify the Seller, at the Seller’s expense, promptly upon learning of any pending or threatened action, suit or proceeding, if the judgment or expenses of defending such action, suit or proceeding would be covered by Section 9.1 (except for an action, suit or proceeding by the Seller, the Backup Servicer, the Performance Guarantor or any of their respective Affiliates against the Trust or by the Trust against the Seller, the Backup Servicer, the

Performance Guarantor or any of their respective Affiliates and except for ordinary course litigation relating to the enforcement of the Pool Assets) and to consult with the Trust, concerning the defence and prior to settlement; provided, however, that if (i) the Seller shall have acknowledged that Section 9.1 would cover any judgment or expenses in any action, suit or proceeding, and (ii) in the sole determination of the Trust, acting reasonably, the Seller has the financial ability to satisfy such judgment or expenses, then the Seller shall have the right, on behalf of the Trust but at the Seller’s expense, to defend such action, suit or proceeding with counsel selected by the Seller, and shall have sole discretion as to whether to litigate, appeal or enter into an exclusively monetary settlement.

9.4	Tax Indemnity

The Seller agrees to defend and to save the Indemnified Parties harmless from and against any and all liabilities arising out of the transactions contemplated by this Agreement with respect to or resulting from any delay by the Seller in paying or any omission to pay any Taxes otherwise required under this Agreement to be paid or withheld and remitted by or on behalf of the Seller on its own behalf, on behalf of the Trust or on behalf of any Obligor. If the Seller shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable by or on behalf of the Seller on its own behalf or on behalf of any Obligor to the Trust hereunder or in connection with the execution, delivery, filing and recording hereof and of the other documents to be delivered hereunder and the consummation of the transactions contemplated hereby, or if the Trust shall be required to pay any Taxes in respect of any sum received by the Trust from the Seller hereunder:

(a)	the sum payable to the Trust shall be increased as may be necessary (or an amount shall be owed to the Trust) so that, after all required deductions, withholdings or payments in respect of such Taxes have been made, the Trust receives or retains an amount equal to the sum that the Trust would have received or retained had no such deductions, withholdings or payments been made;

(b)	the Seller shall make such deductions or withholdings; and

(c)	the Seller shall pay forthwith the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law and will provide to the Trust copies of such forms as are required to be provided to such authority evidencing the payment by the Seller.

For greater certainty, it is hereby acknowledged by the parties hereto that the Seller shall not be liable to indemnify the Indemnified Parties under this Section for any Taxes payable by, or required to be withheld by, the Seller on account of Taxes payable on the income or gains of the Trust, Taxes payable by virtue of the non-resident status of the Trust or Taxes payable on the capital of the Trust.

9.5	Tax Credit

If a payment (a “Grossed-up Payment”) made by the Seller includes an amount (a “Gross-up”) referred to in Section 9.4, and the Trust is able to apply for or otherwise take advantage of any tax credit, deduction in computing income or similar benefit by reason of any withholding or deduction made by the Seller in respect of the Grossed-up Payment (such credit, deduction or benefit hereinafter being referred to as a “Tax Credit”), then the Trust will, at the expense of the Seller, use reasonable endeavours to obtain the Tax Credit and, if it realizes the Tax Credit (whether by way of reducing taxes payable, receiving a tax refund, or otherwise), the Trust shall, subject to the provisos to this Section 9.5, pay to the Seller such amount, if any (not exceeding the Gross-up) as is determined by the Trust to be equal to the net after-tax value to the Trust of such part of the Tax Credit as is reasonably attributable to such withholding or deduction having regard to all dealings giving rise to similar credits, deductions or benefits in relation to the same tax period and to the cost of obtaining the same. Any such reimbursement shall be conclusive evidence of the amount due to the Seller absent manifest error and shall be accepted by the Seller in full and final settlement of its rights of reimbursement hereunder; provided that notwithstanding the foregoing, (i) nothing herein contained shall interfere with the right of the Trust to arrange its tax affairs in whatever manner it deems fit and, in particular, the Trust shall not be under any obligation to claim relief from its income or similar tax liability in respect of any such deduction or withholding in priority to any other relief, claims, credits or deductions available to it; and (ii) the Trust shall not be obligated to disclose to the Seller any information regarding its tax affairs or tax computations; provided, further, that if, as a result of (x) an audit of the Trust by its auditors or by a taxing authority, or (y) any change to the affairs of the Trust or to the available information concerning such affairs, which change is relevant to the determination that reimbursement with respect to a Tax Credit is payable to the Seller hereunder, the Trust determines, in its reasonable discretion, that any such payment made by the Trust to the Seller hereunder would not have been made had the Trust known the results of such audit or anticipated such change, or would have been made in a smaller amount, then the Seller shall pay to the Trust the amount of such payment which the Trust so determines, acting reasonably, to have been an overpayment.

ARTICLE 10

MISCELLANEOUS

10.1	Liability of the Trust and the Securitization Agent

Neither BNY Trust Company or the Securitization Agent, nor any of their respective directors, officers, agents or employees, will be liable pursuant to this Agreement for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own negligence or wilful misconduct. Without limiting the generality of the foregoing, and notwithstanding any term or provision hereof to the contrary, the Seller hereby acknowledges and agrees that the Securitization Agent acts as agent for the Trust and, except as otherwise provided in the first sentence of this Section, has no duties or obligations to, will incur no liability to, and does not act as an agent in any capacity for, the Seller.

10.2	Delegation in Favour of Securitization Agent

The Trust may delegate to the Securitization Agent all or any of its powers, rights and discretion hereunder, and the Securitization Agent may from time to time take such actions and exercise such powers for and on behalf of the Trust as are delegated to it or contemplated hereby and all such actions and powers as are reasonably incidental thereto. Each of the Seller and the Servicer shall be entitled to and be fully protected in relying on any instruction made or given by the Securitization Agent, and shall have no liability to the Trust in respect of such reliance.

10.3	Change in Circumstances

If, at any time:

(a)	the introduction of, or any change in, or in the interpretation or administration of, any applicable law or regulation by any court or Governmental Authority, in each case, after the date hereof;

(b)	the compliance by any of the Trust or the Securitization Agent, or any of their Affiliates (each, an “Affected Person”), with any changed or introduced guideline, direction or request, or any change in the interpretation or administration thereof made after the date hereof, from or by any Governmental Authority or professional self-regulating or governing body (including, for greater certainty, the Office of the Superintendent of Financial Institutions Canada, the Board of Governors of the United States Federal Reserve System or any other body or entity governing accounting treatment or reserve requirements) (whether or not having the force of law);

(c)	any Affected Person is required pursuant to any change in the interpretation or administration of any legal or regulatory requirement, request, direction or guideline (including with respect to reserve, deposit, capital adequacy or similar requirements), from or by any Governmental Authority or other body described in (b) above, to post or allocate additional capital to that which is maintained by any such Affected Person and any such posting or allocation of additional capital (or any portion thereof) is determined by the Affected Person (as set out in the certificate of the Trust referred to below) to be due to, related to or as a result of the Affected Person’s direct or indirect obligations under or related to this Agreement; or

(d)	any change in the interpretation, administration or application, as it relates to any Affected Person, of Canadian Accounting Guideline 15 (“ACG-15”) or Financial Accounting Standards Board Financial Interpretation Number 46 (“FIN 46”), or any amended version of ACG-15 or FIN 46, or any replacement policy or guideline relating thereto, or any equivalent policy of any other accounting or regulatory board, whether in Canada, the United States or otherwise, has the effect of:

(i)

(A) increasing the costs, expenses or liabilities of any Affected Person (including as a result of a change in the Affected Person’s capital position), as such costs, expenses or liabilities relate to the Trust making, funding or maintaining the Investment hereunder, provided that in the case of the Securitization Agent or any of its Affiliates, such increased costs, liabilities or expenses shall be limited to those that are directly attributable to increases in regulatory capital of the Securitization Agent or such

Affiliates, (B) reducing the rate of return (on capital or otherwise) to any Affected Person in connection with, or as a result of the Affected Person either having to raise additional capital or incurring a deteriorated capital position as a result of the Trust making, funding or maintaining the Investment hereunder, (C) requiring the payment of any Taxes on or calculated with reference to the capital or debt of any Affected Person or (D) requiring any Affected Person to make any payment it would not otherwise be required to make; or

(ii)	reducing the amount received or receivable by the Trust under this Agreement or in respect of any Pool Receivable,

the Seller shall, from time to time upon demand by the Trust, pay to the Trust or the applicable Affected Person, either directly or indirectly through the Trust, the amount of any such increased costs, expenses or liabilities incurred, reduction in amounts received or receivable, reduction in rate of return or required payment made or to be made. The Trust shall deliver to the Seller a certificate setting forth the cause and computation of the amount of any such increased costs, expenses or liabilities, reduction in amounts received or receivable, reduction in rate of return, or required payment made or to be made, which computation may utilize such averaging and attribution methods as the Trust, or the applicable Affected Person, believes to be fair, acting reasonably. Upon becoming aware thereof, the Trust shall, as soon as reasonably possible thereafter, notify the Seller of any event or circumstance which will result in any payment being required to be made by the Seller pursuant to this Section 10.3.

10.4	Amendments, Waivers, Etc.

No amendment or waiver of any provision of this Agreement nor consent to any departure by the Seller or the Trust therefrom shall be effective unless the same shall be in writing and signed by (i) the Seller, the Trust and the Performance Guarantor (with respect to an amendment) or (ii) the Trust (with respect to a waiver or consent by it) or the Seller (with respect to a waiver or consent by the Seller), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

10.5	Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopied or electronic transmission) and telecopied, mailed or delivered, to each party hereto, at its address set forth under its name on the signature page hereof or at such other address as shall be designated by such parties in a written notice to the other party hereto. All such notices and communications shall be effective, in the case of written notice, on the Business Day it is delivered, and, in the case of notice by telecopy or electronic transmission, when telecopied or electronically transmitted against receipt of answer back, in each case addressed as aforesaid.

10.6	No Waiver; Remedies

No failure on the part of the Trust to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

10.7	Binding Effect; Assignability

This Agreement shall be binding upon and enure to the benefit of the Seller, the Performance Guarantor and the Trust, and their respective successors and permitted assigns; provided, however, that (i) neither the Seller nor the Performance Guarantor may assign its rights hereunder or any interest herein without the prior written consent of the Trust, such consent not to be unreasonably withheld or delayed, and (ii) prior to the occurrence of a Trigger Date, the Trust may not assign its rights hereunder or any interest herein, without the prior written consent of the Seller, such consent not to be unreasonably withheld, provided that the Trust shall be permitted to assign its rights hereunder and interests herein without consent of the Seller to any other asset-backed commercial paper conduit administered by the Securitization Agent, to the Securitization Agent and as security for the benefit of the holders of Notes.

10.8	Costs and Expenses

In addition to the rights of indemnification granted to the Trust under Article 9, the Seller shall pay to the Trust all reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel on a substantial indemnity basis) incurred by the Trust and its agents in connection with the preparation of this Agreement, the consummation of the transactions contemplated hereby and the enforcement of the Seller’s obligations and liabilities under this Agreement or under any related documents. The Servicer shall also pay to the Securitization Agent such expenses as the Trust and the Securitization Agent may reasonably incur and such fees as the Trust and the Seller agree the Trust or the Securitization Agent may charge in respect of each amendment to this Agreement and each waiver of any provision of this Agreement requested by the Seller or required or initiated as a result of the Seller’s actions.

10.9	Confidentiality

Each of the Trust, the Seller, the Servicer, the Performance Guarantor and the Securitization Agent shall make all reasonable efforts to hold all non-public information obtained pursuant to this Agreement and the transactions contemplated hereby or effected in connection herewith in accordance with its customary procedures for handling its confidential information of this nature, provided that, notwithstanding the foregoing, the Trust, the Seller, the Servicer, the Performance Guarantor and the Securitization Agent may make disclosure of such non-public information as requested or required by any governmental agency or representative thereof or pursuant to legal process or when required under applicable law, and to its professional advisors; provided that, unless specifically prohibited by applicable law or court order, each party hereto shall notify the other party hereto of any request by any governmental agency or representative thereof for disclosure of any such non-public information prior to disclosure of such information to permit the party affected to contest such disclosure, if possible.

10.10	Effect of Agreement

Each of the Seller and the Trust hereby expressly acknowledges that this Agreement, except as specifically provided with respect to the duties and obligations of the Servicer, is intended to create a relationship of purchaser and vendor. Each of the Seller and the Trust hereby expressly disclaims any intention to establish a trust relationship (except to the extent expressly provided herein) or to constitute either the Seller or the Trust as the agent of the other except to the extent that the Seller, in its capacity as the Servicer, is acting as an agent of the Trust. The Seller, on the one hand, and the Trust, on the other, covenant with each other that they will not, at any time, allege or claim that a relationship of trust or agency is created hereby, except as otherwise expressly provided for herein.

10.11	Agreement Non-Exclusive

The parties hereby acknowledge and agree that this Agreement does not create any rights of exclusivity between them.

10.12	No Set-off

All payments to be made by the Seller or the Servicer hereunder shall be made without any deduction, set-off or counterclaim.

10.13	Termination

This Agreement shall remain in full force and effect until the Final Termination Date; provided, however, that the Trust’s rights and remedies with respect to any incorrect representation or warranty made or deemed to be made by the Seller herein and the indemnification and payment provisions hereof shall be continuing and will survive any termination hereof for a period of six years commencing on the Final Termination Date.

10.14	Discharge of Certain Registrations in the Province of Québec

So long as no Servicer Termination Event shall have occurred, the Servicer shall have the authority to sign, for and on behalf of the Trust, any document reasonably required to be signed by the Trust and the Seller and filed in the Register of Personal and Movable Real Rights (Québec) (the “Register”) for the purpose of effecting the discharge of any hypothec, lease, sale with a reservation of ownership, sale with a right of repurchase or any other registration forming part of the Pool Assets and registered in the Register, provided such discharge is granted by the Servicer in the ordinary course of its business.

10.15	Execution in Counterparts

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

AUTOMOTIVE FINANCE CANADA INC.

By:	/s/ James E. Money II
	Name:	James E. Money II
	Title:	Chief Financial Officer and Treasurer

Address:

1717 Burton Road

Vars, ON

K0A 3H0

Attention: Vice President of Legal

Telecopier No.: 613.443.3436

With a copy to:

Automotive Finance Corporation

13085 Hamilton Crossing Blvd.

Suite 300

Carmel, Indiana

46032

Attention: Vice President of Legal

Telecopier No.: 866-929-3430

And To:

Automotive Finance Corporation

13085 Hamilton Crossing Blvd.

Suite 300

Carmel, Indiana

46032

Attention: Jim Money

Telecopier: No.: 317-815-8687

KAR AUCTION SERVICES, INC.

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and Chief Financial Officer

By:
Name:
Title:

Address: 13085 Hamilton Crossing Blvd. Carmel, IN 46032 USA

Attention:	Becca C. Polak Executive Vice President and General Counsel

Telecopier No.: 317.249.4518

BNY TRUST COMPANY OF CANADA, in its capacity as trustee of PRECISION TRUST, by its Securitization Agent, BMO NESBITT BURNS INC.

By:	/s/ John Vidinovski
	Name:	John Vidinovski
	Title:	Director

By:	/s/ Kevin Brown
	Name:	Kevin Brown
	Title:	Director

c/o BMO Nesbitt Burns Inc. 3rd Floor Podium 1 First Canadian Place Toronto, Ontario M5X 1H3

Attention:	Managing Director, Securitization

Telecopier No.: (416) 359-1910

SCHEDULE A

FORM OF PURCHASE REQUEST

TO:	PRECISION TRUST c/o BMO NESBITT BURNS INC. 3rd Floor Podium 1 First Canadian Place Toronto, Ontario M5X 1H3 Telecopier No.: (416) 359-1910

This Purchase Request is delivered to you pursuant to Section 2.1(a) of the receivables purchase agreement dated as of February 8, 2010 (the “Receivables Purchase Agreement”) between Automotive Finance Canada Inc. (the “Seller”), KAR Auction Services, Inc. (the “Performance Guarantor”) and BNY Trust Company of Canada, in its capacity as trustee of Precision Trust (in such capacity, the “Trust”). All initially capitalized terms used herein, but not otherwise defined herein, have the meanings ascribed to them in the Receivables Purchase Agreement.

The Seller represents and warrants as of the date hereof as follows:

(i)	the representations and warranties of the Seller contained in Section 4.1 of the Receivables Purchase Agreement are correct on and as of the date of the Purchase as though made on and as of such date;

(ii)	no event has occurred and is continuing, or would result from the effecting of such Purchase, that constitutes a Trigger Event or would constitute a Trigger Event by further requirement that notice be given or time elapse or both;

(iii)	the attached Portfolio Certificate (Schedule E) fully and accurately reflects the Pool Receivables and adjusted Principal Balances; and

Date of Purchase:
Cash Payment:
Cash Deposit Amount [*]:
Net Cash Payment:
Transferred to [*]:

DATED the             day of     .

AUTOMOTIVE FINANCE CANADA INC.

By:
Name: Title:

By:
Name: Title:

SCHEDULE B

LOCATION OF RECORDS

Calgary – Branch 54

ADESA Calgary

1621 Veterans Boulevard NE

Airdrie, AB T4A 2G6

Edmonton – Branch 129

ADESA Edmonton

1701 9th Street

Nisku, AB T9E 8M8

Halifax – Branch 61

ADESA Halifax

300 Sky Boulevard

Enfield, NS B2T1K3

Kitchener – Branch 53

218 Boida Ave. Unit #2, RR #1

Ayr, ON N0B1E0

Montreal – Branch 21

ADESA Montreal

300 Albert Mondou

St. Eustache, PQ J7R7A7

Ottawa – Branch 14

ADESA Ottawa

1717 Burton Rd

Vars, ON K0A3H0

Toronto – Branch 56

ADESA Toronto

55 Auction Lane

Brampton, ON L6T 5P4

Vancouver – Branch 49

ADESA Vancouver

7111 No. 8 Road

Richmond, BC V6W 1L9

Winnipeg – Branch 113

ADESA Winnipeg

Box 19, Group 242, RR # 2

Winnipeg, MB R3C 2E6

Saskatoon – Branch 1155

ADESA Saskatchewan

608 – 48th Street East

Saskatoon, Saskatchewan

S7K 6K4

Carmel Office

Automotive Finance Canada Inc.

c/o Automotive Finance Corporation

13085 Hamilton Crossing Blvd., Suite 300

Carmel, IN 46032

SCHEDULE C

FORM OF CONTRACTS

TERM SHEET FOR

DEMAND PROMISSORY NOTE AND SECURITY AGREEMENT

Dealer:    ,

Dealer #:        Contract #:        Branch #:

The following terms, as defined in the Demand Promissory Note and Security Agreement, shall apply effective immediately:

Floorplan Fee: The Floorplan Fee shall be:

Interest: Interest shall accrue on the Obligations at a variable rate (based on a 360 day year), adjusted each business day, equal to the prime rate then charged by the Canadian Imperial Bank of Commerce (the “Prime Rate”) plus:

Number of Curtailment Date Extensions: The Number of Curtailment Date Extensions shall be limited to:

Period: The Period shall be:

Executed by the undersigned duly authorized representatives effective as of the     .

Dealer:	Automotive Finance Canada Inc.

By:	By:
An AFC Officer
To be executed at AFC corporate office
By:

By:

By:

Dealer:     ,

Dealer #:        Contract #:        Branch #:

The following terms, as defined in the Demand Promissory Note and Security Agreement, shall apply effective immediately:

Floorplan Fee: The Floorplan Fee shall be:

Interest: Interest shall accrue on the Obligations at a variable rate (based on a 360 day year), adjusted each business day, equal to the prime rate then charged by the Canadian Imperial Bank of Commerce (the “Prime Rate”) plus:

Number of Curtailment Date Extensions: The Number of Curtailment Date Extensions shall be limited to:

Period: The Period shall be:

Executed by the undersigned duly authorized representatives effective as of the     .

Dealer:	Automotive Finance Canada Inc.

By:	By:
An AFC Officer
To be executed at AFC corporate office
By:

By:

By:

CANADIAN BUY HERE PAY HERE TERM SHEET FOR THE

DEMAND PROMISSORY NOTE AND SECURITY AGREEMENT

Dealer:

The following terms if not defined in the Note, then as defined below, shall apply effective immediately:

Number of Curtailment Date Extensions and Period:

If Dealer: a) is in compliance with all provisions of the Note; and b) sells an item of Purchase Money Inventory pursuant to a Retail Installment Contract, then upon payment of: i)     ; ii) applicable Interest; and iii) an amount equal to a least % of the original Advance amount, then notwithstanding the sections in the Note pertaining to Repayment of Purchase Money Inventory Obligations and Obligations and extensions of the Curtailment Date, then the Curtailment Date for such item shall be extended, at AFC’s sole discretion for no longer than days.

AFC may, in its sole discretion, permit up to          additional extensions of the Curtailment Date for such item of Purchase Money Inventory, each for a BHPH Period equal to          days, upon the payment, via EFT, of $            , applicable Interest, plus an amount equal to at least         % of the original Advance amount for each such extension.

Executed by the undersigned duly authorized representative’s effective as of the             ,     .

Dealer:	Automotive Finance Canada, Inc.

By:	By:
An AFC Officer
To be executed at AFC Corporate Office
By:

By:

By:

BHPH Dealer Number                                         Branch

TERM SHEET

The parties have requested that this Agreement be drawn in English.

Les parties ont demandé que cette convention soit rédigée en anglais.

Dealer:

Dealer #:        Contract #:        Branch #:

The following terms, as defined in the Installment Sales Agreement, shall apply effective immediately:

Floorplan Fee: The Installment Fee shall be assessed each Period and will be applied as follows:

Interest: Interest shall accrue on all Advances pursuant to the Note at a variable rate, adjusted each business day, based upon the most recent prime rate charged by the Canadian Imperial Bank of Commerce to its best commercial customers plus:

Number of Curtailment Date Extensions: The Number of Curtailment Date Extensions shall be limited to:

Period: The Period shall be:

Executed by the undersigned duly authorized representatives effective as of the     .

Dealer:	Automotive Finance Canada Inc.

By:	By:
An AFC Officer
To be executed at AFC corporate office
By:

By:

By:

RAC Application (CANADA)

Dealership

Line Requested:	Plate Number:
Company Name:
Address:

Phone:	Fax:
Type of Business:	# of years in Business:
Organization Type:
Doing Business As:

Officer and Owners

Officer 1:	Title:	Officer 1’s SSN:
Officer 2:	Title:	Officer 2’s SSN:
Officer 3:	Title:	Officer 3’s SSN:
Officer 4:	Title:	Officer 4’s SSN:
Stockholder 1:	Percent owned:	Stockholder 1’s SSN:
Stockholder 2:	Percent owned:	Stockholder 2’s SSN:
Stockholder 3:	Percent owned:	Stockholder 3’s SSN:
Stockholder 4:	Percent owned:	Stockholder 4’s SSN:

Insurance

Type:		Policy #:	Insurance Company:		Amt:
Type:	Policy #:		Insurance Company:	Amt:

Banking Relations

Bank:	Account:	Bank Phone #:
Bank:	Account:	Bank Phone #:

I hereby certify that the information contained within this application and on any accompanying financial statements is true, complete, and accurate and portrays a correct and precise financial picture of the dealership, the officers (if applicable), the stockholders (if applicable), and the guarantors. I authorize Automotive Finance Canada Inc. (“AFC”) to obtain credit information from a credit bureau and any financial institution or trade creditor that I have provided as well as any other credit investigation that AFC in AFC's sole discretion deems necessary for the purposes of assessing my credit worthiness. I also authorize AFC to contact any third parties and to disclose information, including information contained in this application, for the purpose of, among other things, obtaining intercreditor agreements and perfecting AFC's security interest. I also authorize AFC to disclose the information to any of its affiliates and subsidiaries and parent companies. Further, if a credit line is granted, I authorize AFC to review my account periodically, which could include obtaining additional credit reports for the purposes of assessing my credit worthiness and collection of any outstanding debt. I authorize AFC to disclose credit information into any credit database. I authorize AFC to a) send facsimile transmissions to me at the facsimile numbers listed as my facsimile number in any communication sent or to be sent to AFC by me; b) make telephone calls to me at the telephone numbers listed as my telephone number in any communication sent or to be sent to AFC by me; c) send emails to me at the email addresses listed as my email address in any communication sent or to be sent to AFC by me; and e) communicate to me via any and all other forms of communications, for the purposes of marketing, collection and any other communication needs. I agree that this permission will remain in effect until cancelled by me in writing.

Date	Date

Date	Date

Date	Date

Date	Date

AFC Use Only

Checked with Auction GM	GM Initials

Line Amt.:	Dealer Number:		Branch Number:
Contract Date:	Contract Number:
Fee:		Interest:
Terms:

Auction City:	Auction Province:

DEMAND PROMISSORY NOTE AND SECURITY AGREEMENT

FOR VALUE RECEIVED, the undersigned dealer (“RAC”) hereby promises to pay to the order of Automotive Finance Canada Inc., an Ontario corporation (“AFC”), with its principal office at 13085 Hamilton Crossing Blvd, Suite 300, Carmel, IN 46032 or a successor thereto or such other place as AFC may designate, the principal sum of          ($     ) (the “Aggregate Advance Limit”) or such greater or lesser principal amount as may be outstanding pursuant hereto, with interest on said outstanding balance prior to an Event of Default, as defined in Section 7.0 hereof, at the rate of interest set forth in the Term Sheet and as amended from time to time. In the event that no Term Sheet is executed or effective, then interest shall accrue at a variable rate, adjusted each business day, equal to the prime rate then charged by the Canadian Imperial Bank of Commerce to its best business customers (“Prime Rate”) plus              . Interest shall accrue from the earlier of the date of a requested Advance or the date that an Obligation is incurred and shall be compounded daily. Said variable rate of interest at the time of the execution of this Agreement is equal to a maximum effective annual, non-default rate of         . Said variable rate, and the effective annual rate, shall change from time to time with any change of the Prime Rate. After an Event of Default, interest shall accrue at a variable rate, adjusted each business day, equal to the Prime Rate plus         , with such interest compounded daily and accruing from the date on which the Event of Default first occurred. Said variable rate of interest at the time of the execution of this Agreement is equal to an effective annual rate of         . Said variable rate, and the effective annual rate shall change from time to time with any change of the Prime Rate. At the time the Prime Rate changes the new effective annual interest rate shall be posted in an electronic location accessible to RAC or the general public within a reasonable time period thereafter. All payments shall be made in lawful money of Canada and in immediately available funds.

Until demand by AFC or until an Event of Default (at which time the Obligations shall at AFC's option and without notice become immediately due and payable in full), RAC shall pay the Obligations as provided in Section 2.6.

RAC: (a) waives demand and presentment for payment, protest, notice of protest and notice of non-payment or dishonour of this Note; (b) consents to any extension of the time of payment hereof; (c) waives all defences based on suretyship or impairment of collateral; and (d) waives any defences which RAC may assert on the Obligations including but not limited to failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction, and usury.

In consideration of the premises and the mutual covenants and conditions contained herein, the parties further agree as follows:

AGREEMENT

1.0	DEFINITIONS. When used herein, the following terms shall have the following meanings:

1.1	Advance - discretionary loan(s) to RAC or payment(s) on behalf of RAC by AFC pursuant to the terms of this Note.

1.2	Aggregate Advance Limit - the maximum lending limit, as set forth above.

1.3	Check - a payment by or on behalf of RAC to AFC which is other than a payment in cash or via certified funds.

1.4	Collateral - all of RAC’s assets and properties wherever located, including without limitation (a) all machinery, furniture, and Equipment of any kind now owned or hereafter acquired by RAC, (b) all Vehicles, vehicle parts, and other inventory of any kind now owned or hereafter acquired by RAC, including, without limitation, the Purchase Money Inventory as hereinafter defined, (c) all documents, including but not limited to accounts, Retail Installment Contracts, chattel paper, electronic chattel paper, leases, Lease Agreements, insurance policies, instruments, fixtures, investment property, monies, certificates of deposit, deposit accounts, letter of credit rights, supporting obligations, and general intangibles (including payment intangibles) now owned or hereafter acquired by RAC, (d) any and all proceeds, products, additions, accessions, accessories, and replacements of the foregoing, (e) all of RAC’s computer records, software, business papers, ledger sheets, files, books, and records relating to the foregoing, now owned or hereafter acquired, and (f) the following:

1.5	Curtailment Date - that certain day at the end of the Period when all Obligations concerning or relating to an item of Purchase Money Inventory become due and payable.

1.6	RAC’s Place of Business - any or all of the following locations: (a) the place where the Collateral and RAC's books and records are kept; (b) the place from which RAC's business affairs and operations are conducted, unless otherwise disclosed in writing to AFC by RAC; and (c) the place where RAC’s registered office is located.

1.7	Equipment - all goods, other than inventory, of any kind and wherever located.

1.8	Floorplan Fee - that non-refundable fee payable to AFC by RAC in the amount set forth on the Term Sheet for each Period, or portion thereof, in which an Advance for each individual item of Purchase Money Inventory is outstanding, provided that in the event no Term Sheet is executed and effective, then the Floorplan Fee shall be equal to . Notwithstanding the foregoing or any provision in the Term Sheet to the contrary, AFC reserves the right to charge a Floorplan Fee in a higher amount as a condition to making an Advance if, in its sole discretion, AFC determines that the circumstances so warrant.

1.9	Interest - those finance charges owed by RAC to AFC on all Obligations, which charges shall begin to accrue on the earliest of (i) the date of each request for an Advance or (ii) the date that an Obligation is incurred, or (iii) the date the item of Purchase Money Inventory is purchased by RAC. Prior to an Event of Default, Interest shall accrue at the rate of interest (based on a 360 day year) listed on the Term Sheet, as amended form time to time. If no Term Sheet is executed or effective, then interest shall accrue on the Obligations at a variable rate (based on a 360 day year), adjusted each business day , equal to the prime rate then charged by the Canadian Imperial Bank of Commerce (“Prime Rate”) plus . After an Event of Default, interest shall accrue at a variable rate (based upon a 360 day year), equal to the Prime Rate at the time Interest began to accrue for the Obligations associated with each item of Purchase Money Inventory plus . For purposes of the Interest Act (Canada), where an interest quoted in this agreement is based on a year of 360 days, the yearly rate to which such interest rate is equivalent is calculated by multiplying such interest rate by the actual number of days in the relevant calendar year and dividing the product thereof by 360.

1.10	Late Fee - that non-refundable fee payable to AFC by RAC, in the amount equal to the Floorplan Fee for each item of Purchase Money Inventory, assessed each week, or portion thereof, that RAC fails to repay Obligations under this Note when due as provided by this Note. RAC agrees that this Late Fee is a reasonable estimate of AFC’s probable losses due to the delay, inconvenience, and administrative expenses associated with late payment. AFC may also include in the Late Fee an amount equal to the greater of or the maximum amount permitted by law for each Check tendered to AFC, by or on behalf of RAC, that is subsequently dishonoured, in addition to any charge or fee imposed by the financial institution for each returned or dishonoured item and any other charges or fees permitted by law.

1.11	Lease Agreement - that agreement between RAC as lessor or rentor and third party as lessee or rentee that grants lessee or rentee certain rights in an item or items of Purchase Money Inventory for a definite term.

1.12	Mileage Limit - unless otherwise stated in the Term Sheet, the lower of (a) or as measured by the odometer that each item of Purchase Money Inventory can be driven before payment to AFC is required under Section 2.6 or (b) or as measured by the odometer that each item of Purchase Money Inventory can be driven after the date of Advance before payment to AFC is required under Section 2.6.

1.13	Note - this Demand Promissory Note and Security Agreement.

1.14	Number of Curtailment Date Extensions - that number of times set forth on the Term Sheet, that the Curtailment Date may be extended for an item of Purchase Money Inventory pursuant to this Note, provided that in the event no Term Sheet is executed and effective, the Number of Curtailment Date Extensions shall be zero (0).

1.15	Obligations - all Advances, debts, Purchase Money Inventory Obligations, liabilities, financial obligations, charges, expenses, fees, legal fees, costs of collection, covenants, and duties owing, arising, due, or payable from RAC to AFC of any kind or nature, present or future, under any instrument, guaranty, or other document whether arising under this Note or any other agreement, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or become due, now existing or hereafter arising and however acquired including, without limitation, all Interest, Floorplan Fee(s) and Late Fee(s), and other expenses, costs or fees provided for herein.

1.16	Ownership Certificate - the document issued by a duly authorized province or government agency evidencing ownership of a Vehicle.

1.17	Period - that number of days set forth on the Term Sheet, beginning on the date of an Advance and ending on the Curtailment Date that an item of Purchase Money Inventory will be financed by AFC pursuant to this Note, provided that in the event no Term Sheet is executed and effective, then the Period shall be .

1.18	PPSA - the Personal Property Security Act as enacted and in force.

1.19	Purchase Money Inventory - any and all Vehicles, vehicle parts, or goods of any kind, now or hereafter acquired by RAC with an Advance.

1.20	Purchase Money Inventory Obligations - the liabilities owing, arising, due, or payable from RAC to AFC with respect to specific Advances for specific items of Purchase Money Inventory now existing or hereafter arising including, without limitation, all Interest, Floorplan Fee(s) and Late Fee(s), and other expenses, costs or fees provided for herein.

1.21	Retail Installment Contract - that contract of sale and security agreement, whether or not constituting chattel paper, whereby RAC sells Purchase Money Inventory to a retail customer in the ordinary course of RAC's business.

1.22	Term Sheet - that agreement in effect from time to time executed by RAC and AFC containing information including but not limited to the Floorplan Fee, Interest and Period, in the form similar to Exhibit A.

1.23	Terms and Conditions - All provisions of this Note, excluding any language specifically referencing RAC by the specific individual or business name or address, or specifically referencing the dollar amount of RAC’s Aggregate Advance Limit.

1.24	Vehicle - a vehicle, driven or drawn by mechanical power, manufactured primarily for use on the public streets, roads, and highways.

2.0	FINANCING PROCEDURES.

2.1	Discretionary Advances. AFC may, in its sole discretion, from time to time make an Advance to or on behalf of RAC for the purpose of enabling RAC to purchase and/or hold an item of Purchase Money Inventory for resale or for lease under a Lease Agreement, and for other purposes as provided herein. RAC acknowledges and agrees that AFC may, with or without cause, refuse to make an Advance. RAC further agrees that AFC’s decision to make an Advance shall be binding only if it is in writing and signed by AFC. RAC and AFC agree that RAC is not obligated to finance any Purchase Money Inventory, or any other assets, through AFC.

2.2	Advance Requests: Purchase Money Inventory. RAC may request an Advance for the purpose of enabling RAC to purchase and hold an item of Purchase Money Inventory for resale by providing AFC with: (a) a copy of the bill of sale which indicates the vendor and the actual purchase price of the Purchase Money Inventory; and (b) as to Vehicles, a provincial vehicle ownership certificate or similar document duly assigned to RAC.

2.3	Advance Requests: Other Purposes. RAC may request an Advance for purposes other than enabling RAC to purchase and hold an item of Purchase Money Inventory for resale by providing AFC with: (a) a written request setting forth the purpose for the requested Advance, and (b) such other information as AFC may require. If AFC elects to make any such Advance, the Advance shall be deemed an additional Obligation under this Note from the date on which the Advance is made.

2.4	Conditions to Advances. As a condition precedent to an Advance, RAC shall deliver to AFC, at AFC’s request, a certificate in a form acceptable to AFC certifying that (a) no Event of Default has occurred or is continuing, (b) RAC is in complete compliance with the terms and conditions of this Note, (c) all prior Advances made for the purpose of enabling RAC to purchase an item of Purchase Money Inventory have only been used to purchase Vehicles encumbered by this Note, (d) no material adverse effect to the operation or prospects of RAC (financial, business, labor or otherwise) exists or is threatened, (e) no checks issued by RAC to AFC have been dishonored, and (f) such other information as AFC may request. In addition, if the Advance request is for the purpose of enabling RAC to purchase and hold an item of Purchase Money Inventory for resale, RAC shall deliver to AFC, at AFC’s request, a certificate in a form acceptable to AFC, certifying that the Advance will only be used to purchase Vehicles encumbered by this Note.

2.5	Advances Without Request. If at any time RAC is in default on any obligation to a third party, AFC may in its sole discretion elect, but is not required, to make payment or transfer on RAC’s behalf to the third party, in any amount up to the total obligation owed by RAC to the third party, as a means of satisfying RAC’s obligation to the third party in whole or in part. If AFC elects to make any such payments or transfers, they shall be deemed additional Obligations under this Note from the date on which the payment or transfer is made. Such payments or transfers may be made without prior notice to RAC and without regard to any Aggregate Advance Limit then in effect for RAC.

2.6	Repayment of Purchase Money Inventory Obligations and Obligations. RAC shall pay to AFC at the offices of AFC the Purchase Money Inventory Obligations, on demand and without notice, with respect to an item of Purchase Money Inventory on the earliest of: (a) after the disposition by sale or otherwise, excepting disposition pursuant to a Lease Agreement, of an item of Purchase Money Inventory; (b) the Curtailment Date; or (c) the date on which the Mileage Limit is surpassed. AFC shall apply such payments to the Purchase Money Inventory Obligations incurred from said item of Purchase Money Inventory. Notwithstanding anything herein to the contrary including Sections 3.0 and 4.0 if, after the disposition by sale or otherwise and subsequent payment to AFC as delineated above, a shortage exists between any payments received by AFC and the Purchase Money Inventory Obligations with respect to an item of Purchase Money Inventory, that shortage shall be considered an Obligation owed by RAC to AFC and secured with Collateral other than Purchase Money Inventory. RAC shall pay to AFC at the offices of AFC all Obligations, on demand and without notice, relating to an item of Purchase Money Inventory on the earlier of: (a) after the disposition by sale or otherwise, excepting disposition pursuant to a Lease Agreement, of an item of Purchase Money Inventory; (b) the Curtailment Date; or (c) the date on which the Mileage Limit is surpassed. RAC shall pay to AFC at the offices of AFC all other Obligations, on demand and without notice. The order and method of application of such payments of the Obligations, excluding payments with respect to Purchase Money Inventory Obligations, shall be in the discretion of AFC.

2.7	Extension of Curtailment Date. If RAC is in compliance with all other provisions of this Note, AFC may, in its sole discretion, permit an extension of the Curtailment Date relative to an item of Purchase Money Inventory for a Period, upon the payments to AFC as set out in the Term Sheet.

2.8	Presumptions Regarding Outstanding Balance. The date and amount of each Advance made by AFC and of each repayment of principal or interest thereon shall be recorded by AFC. The aggregate unpaid principal amount, interest, fees, and other Obligations so recorded by AFC shall constitute prima facie evidence of the sums owing and unpaid under this Note; provided, however, that the failure by AFC to so record any such amount or any error in so recording any such amount shall not limit or otherwise affect the liability of RAC under this Note to repay the Obligations.

2.9	Purchase Money Inventory and Ownership Certificate Control. At any and all reasonable times RAC shall allow AFC‘s officers, employees, agents, lawyers, designees and representatives (including but not limited to representatives of AutoVin, Inc.) access to RAC's books and records and

RAC’s Place of Business for the purpose of conducting an audit of RAC’s inventory, books and records to determine that any and all items of Purchase Money Inventory for which an Advance is outstanding are in fact in RAC’s custody and control or subject to a Lease Agreement. RAC agrees to pay all of AFC’s expenses in conducting such audit. With respect to each item of Purchase Money Inventory, if the Ownership Certificate has not been issued by a duly authorized state, province, or government agency, unless otherwise agreed in writing by AFC, RAC represents and warrants that RAC shall redeliver to AFC within of the Advance for such item of Purchase Money Inventory an Ownership Certificate issued by a duly authorized state, province, or government authority. RAC authorizes AFC to further represents and warrants that AFC shall be registered as the sole lienholder, pursuant to the PPSA under the PPSA.

2.10	Authorization of AFC. By execution of this Note, RAC authorizes AFC and any of its officers or employees to execute and file, on behalf of RAC and without RAC’s signature, financing statements, financing change statements and all other types of documents specified by applicable personal property security and other laws, and any other documents AFC deems necessary or desirable to protect its interests. RAC authorizes AFC to supply any omitted information and correct errors in any document executed by or on behalf of RAC, and to contact any bank or other financial institution to obtain account information concerning RAC. RAC authorizes AFC to obtain credit information from a credit bureau, and any financial institutions or trade creditor that RAC has provided as and further authorizes AFC to conduct any other credit investigation that AFC in AFC’s sole discretion deems necessary. RAC also authorizes AFC to contact any third parties to disclose information, including information submitted to AFC by RAC or garnered by AFC pursuant to this Note, for the purpose of, among other things, obtaining intercreditor agreements and perfecting AFC’s security interest. Further, if a credit line is granted, RAC authorizes AFC to review RAC’s account periodically, which could include obtaining additional credit reports. In addition, RAC shall execute the Power of Attorney attached hereto as Exhibit B.

3.0	GRANT OF SECURITY INTEREST. As security for the payment and performance of the Obligations, RAC grants to AFC a continuing security interest in the Collateral. RAC understands and agrees that AFC at all times intends to maintain the status of a purchase money secured creditor with priority rights in the Purchase Money Inventory as provided under the applicable laws.

4.0	SALES OR LEASE OF PURCHASE MONEY INVENTORY. Unless and until an Event of Default shall have occurred, RAC may (a) sell the Purchase Money Inventory to bona fide buyers in the ordinary and regular course of RAC’s business or (b) lease the Purchase Money Inventory pursuant to a Lease Agreement, but nothing herein shall be deemed to waive or release any interest AFC may have hereunder or under any other agreement in any proceeds or replacements of the Purchase Money Inventory. Upon the sale of any item of Purchase Money Inventory, RAC shall hold the amount received from the disposition of inventory in trust for the benefit of AFC and RAC shall pay to AFC, in accordance with Section 2.6, an amount equal to the unpaid balance of the Purchase Money Inventory Obligations and Obligations relating to such Purchase Money Inventory.

5.0	RAC’S COVENANTS. Until payment in full of all of the Obligations or unless AFC shall otherwise consent in writing, RAC covenants and agrees as follows:

5.1	Disposition of Purchase Money Inventory. RAC shall not, except as provided under Section 4.0, attempt to or actually, sell, lease, transfer, mortgage, encumber, or otherwise dispose of the Purchase Money Inventory, any part thereof, or any interest therein, or remove, for a period exceeding twenty-four (24) hours, any item of Purchase Money Inventory from RAC’s Place of Business. In addition, RAC shall keep the Purchase Money Inventory free from any lien, security interest, mortgage, claim, charge or other encumbrance, other than those granted pursuant to this Note or permitted in writing by AFC.

5.2	Unconditional Payment Obligation. RAC’s obligation to make full payment under this Note is unconditional and shall not be affected by claims or disputes RAC may have against any other person, including but not limited to claims or disputes RAC may have against any person or entity who transferred, conveyed, or sold one or more Vehicles to RAC.

5.3	Maintenance of Collateral. RAC shall keep and maintain the Purchase Money Inventory in good repair and safe condition, and shall not cannibalize, alter or substantially modify the Collateral, nor secrete or conceal the Collateral.

5.4	RAC’s Books and Records. RAC has kept and shall continue to keep true and accurate books and records concerning its business affairs and the Collateral. Such books and records shall contain full and correct entries of all business transactions and shall be kept in accordance with generally accepted accounting principles consistently applied. RAC shall at least annually and upon request furnish financial statements to AFC based upon said books and records and upon request shall permit AFC to make extracts from and receive from RAC originals or true copies of RAC’s books and records and any papers relating to the Collateral. All financial statements submitted to AFC shall fairly present the financial condition of RAC and any other person or entity identified in such financial statements as of the preparation date. RAC shall notify AFC, in writing, of any material adverse change in the financial condition of RAC as compared to any prior financial statements submitted to AFC.

5.5	Insurance. RAC shall keep the Collateral insured against such risks and in an amount equal to the Aggregate Advance Limit or such lesser amount as AFC may from time to time permit and with such insurer or insurers as AFC may from time to time approve. RAC shall provide AFC, or AFC’s designees, with copies of its policies of insurance covering the Collateral together with evidence that the premium therefore has been paid and that AFC has been named as loss payee or additional insured on such policies. The proceeds of loss under such policies are hereby assigned to AFC. If AFC determines, in its sole discretion, that RAC has not maintained adequate insurance coverage for the Collateral, AFC may, but has no obligation to, purchase a policy or policies of insurance (through forced placement or otherwise) any may treat amounts so expended as additional Obligations. The risk of loss or damage to the Collateral shall at all times remain solely with RAC.

5.6	Litigation Notice. RAC shall provide to AFC within five (5) days after service of process, notice of any litigation, arbitration, or other proceeding by or before any court, governmental agency, or entity affecting RAC.

5.7	Taxes. RAC has paid and shall pay all taxes and assessments relating to its business affairs and shall pay all taxes and assessments at any time levied on the Collateral as and when the same become due and payable in the ordinary course. If RAC fails to pay taxes or assessments relating to the Collateral, AFC may, but has no obligation to, pay said taxes or assessments and may treat amounts so expended as additional Obligations.

5.8	Further Assurances. RAC shall execute any and all documents necessary to confirm an Advance or perfect AFC’s lien and security interest in the Collateral. RAC shall, at any time and at the request of AFC, assign in writing any or all Retail Installment Contracts and Lease Agreements and deliver the originally executed Retail Installment Contracts and Lease Agreements to AFC.

5.9	Acknowledgments. RAC acknowledges that AFC has relied on RAC’s Covenants and RAC’s Representations and Warranties as delineated in this Note, and is not charged with any contrary knowledge that may be ascertained by examination of the public records, or that may have been received by any officer, director, agent, employee, representative or shareholder of AFC.

5.10	Changes in RAC’s Business. Upon the execution of this Note, RAC shall provide AFC with a document listing RAC’s Place of Business. RAC shall provide AFC written notice within 30 days of any of the following: (a) any change in RAC’s Place of Business or chief executive office, (b) any change in the corporate, business or ownership structure of RAC, (c) any change in the jurisdiction of incorporation, organization or business entity registration of RAC, (d) any change in the legal name or trade name of RAC, (e) any consolidation or merger with any other person or entity, (f) any change in control of RAC, (g) any sale, transfer or issuance of equity securities or reclassification, readjustment or other change in capital structure, or (h) any amendment to RAC’s articles, by-laws or other organizational documents.

5.11	Notice to Account Debtors. RAC shall, at any time and at the request of AFC, notify any or all account debtors or obligors that AFC has the right to enforce RAC’s rights against the account debtors or obligors, that AFC has a security interest in the accounts, Retail Installment Contracts, Lease Agreements, and chattel paper, and that the account debtors and obligors must direct payment to AFC.

5.12	Guaranties. At the request of AFC prior to the execution of this Note and at any time thereafter, RAC shall deliver to AFC a duly executed guaranty or guaranties of a third party or parties in the form attached hereto as Exhibit C.

5.13	Control Agreements. RAC shall cooperate with AFC in obtaining control agreements in form and substance satisfactory to AFC with respect to Collateral consisting of deposit accounts, certificates of deposit, investment property, letter of credit rights and electronic chattel paper. In the event satisfactory control agreements cannot be obtained, RAC shall cooperate with AFC in placing the account or other property in AFC’s name as owner or co-owner.

6.0	RAC’S REPRESENTATIONS AND WARRANTIES. On the date of this Note and until the Obligations are paid in full and RAC has performed all of its obligations hereunder, the representations and warranties contained in this Note and every factual matter in any other document delivered to AFC by or on behalf of RAC shall be true and correct in all material respects and will remain true and correct.

6.1	Permits and Licenses. RAC has all applicable permits and licenses necessary to conduct business as a retail or wholesale seller, as applicable, of the Collateral. RAC has all required government certificates, licenses, registrations, and charters to operate as the entity or business type identified and is in good standing with all applicable governmental authorities. RAC shall comply with, and not permit any violation by its agents or employees of, all applicable laws, regulations, and orders of public authorities relating to RAC’s business affairs and the Collateral.

6.2	Authority. The undersigned is legally competent, and has been duly authorized by all necessary action, to execute and deliver this Note and consummate all of the transactions contemplated hereby. RAC has now and will have at the time of each Advance full right, power, and authority to borrow in the manner and on the terms and conditions set out in this Note, and to grant AFC the lien and security interest granted in this Note without the consent or approval of any third party or public authority.

6.3	Ownership. RAC has now and will have at the time of each Advance good and marketable title to the Purchase Money Inventory, free and clear of all liens, security interests, mortgages, charges, claims, and other encumbrances or interests whatsoever, except the lien and security interest granted under this Note, or except as permitted by AFC in writing or acknowledged by AFC’s written notification to such third party advising such third party of AFC’s purchase money security interest in the Purchase Money Inventory and the proceeds thereof.

6.4	Enforceability. This Note, and any other agreements or documents contemplated herein or executed in connection herewith, constitute valid and binding obligations of RAC and all are enforceable in accordance with their respective terms.

6.5	Litigation. No legal, arbitration, or administrative proceedings are pending or threatened against RAC which could reasonably affect the Collateral or which materially and adversely affect the properties, business, prospects, or condition, financial or otherwise, of RAC or RAC’s ability to honor its obligations hereunder.

6.6	Check Representations. With each and every payment to AFC by Check, RAC represents and warrants (regardless of whether RAC is the drawer of the Check), that, at the time of issuance of the Check and at the time such Check may be presented for payment, the account upon which such Check is drawn contains immediately available funds sufficient for payment of that Check and all other Checks issued or outstanding at that time.

6.7	Lease Agreement Representations. With respect to each Lease Agreement: (a) RAC is the owner thereof; (b) RAC has not assigned to any third party any of the lease payments, monies, or payments owed by lessee to RAC; (c) such Lease Agreement is the result of a bona fide transaction entered into in the ordinary course of RAC’s operations; (d) such Lease Agreement is true, valid, genuine, binding, and enforceable in accordance with the written terms thereof; (e) such Lease Agreement is and will continue to be free from all defenses, setoffs, and counterclaims of any kind; (f) such Lease Agreement conforms with all applicable laws; (g) that the lessee has taken possession of the item of Purchase Money Inventory that is the subject of the Lease Agreement; and (h) the term of such Lease Agreement does not extend beyond the last day of the final Curtailment Date Extension.

6.8.	Lot Representation. All Vehicles located at RAC’s Place of Business constitute inventory for resale or lease in the ordinary course of RAC’s business unless the Vehicle is plainly marked otherwise. None of the Vehicles are in RAC’s possession pursuant to a consignment or other agreement providing that someone other than RAC is the Vehicle’s owner or has rights in the Vehicle superior to the rights of RAC or AFC, unless (a) AFC has been notified in writing that such Vehicles are in RAC’s possession and (b) the Vehicles are plainly so marked and identified.

6.9.	Name of RAC. RAC’s legal name is precisely the name set forth as such on the last page of this Note.

6.10.	Jurisdiction of Organization. RAC’s jurisdiction of incorporation, organization or other business entity registration is the jurisdiction set forth as such on the last page of this Note. Upon request, RAC shall furnish to AFC an official certificate from the appropriate governing authority evidencing the current legal status of RAC’s business organization.

7.0	EVENT OF DEFAULT. Each and every one of the following events shall be considered an Event of Default:

7.1	the default in any payment or repayment when due of any of the Purchase Money Inventory Obligations or Obligations, as provided in the Note;

7.2	AFC’s deeming itself insecure regarding the Collateral or the possibility of RAC’s default in any payment or repayment of any of the Obligations;

7.3	AFC’s receipt of any report indicating that AFC is not prior to all other liens, security interests, mortgages, charges, claims, encumbrances or interests of any kind in the Purchase Money Inventory;

7.4	the default in payment or performance of any debt or obligation of RAC whether to AFC or to a third party;

7.5	AFC determining, in its sole discretion, that any covenant, warranty, representation, or statement made by RAC in connection with this Note, related documents, any Advance or otherwise to or for the benefit of AFC has been breached or is false or misleading;

7.6	the loss, theft, damage, destruction, sale (except as permitted by Section 4.0), or encumbrance of the Collateral, or the making of any levy, seizure, attachment, or execution against RAC or any of its property;

7.7	the inability of RAC or any guarantor to pay debts as they mature, insolvency of RAC or any guarantor, appointment of a receiver for RAC or any guarantor, assignment for the benefit of creditors by RAC, commencement of any proceeding under any bankruptcy or insolvency law by or against RAC or any guarantor, or entry of or issuance of any order of attachment, execution, sequestration, or other order in the nature of a writ is levied upon the Collateral;

7.8	the death or incompetency of RAC if RAC is an individual or any guarantor, or the death, incompetency, or resignation of a principal stockholder, officer, or manager of RAC or any guarantor;

7.9	dissolution, merger or consolidation, or transfer of any substantial part of the property of RAC or of any guarantor; or

7.10	AFC’s determination, in its sole discretion, that control contests or other management disputes within or regarding RAC threaten or may threaten the timely repayment of the Obligations by RAC.

8.0	REMEDIES.

8.1	Whenever an Event of Default shall exist, or at any time thereafter (such a default not having previously been cured), AFC, at its option and without demand or notice of any kind, may declare the Obligations to be immediately due and payable. Upon such Event of Default, AFC shall have the rights and remedies of a secured party under applicable laws with respect to the Collateral, and any other rights or remedies at law, in equity by agreement or otherwise. In addition, AFC may by instrument in writing appoint any person to act as a receiver or receiver and manager for all or any part of the Collateral. AFC may from time to time remove or replace such receiver. Any receiver or receiver and manager so appointed shall be considered to be the agent of RAC. AFC shall have the right to pursue any of its rights and remedies separately, successively or concurrently, and the exercise of any right or remedy shall not preclude its subsequent exercise at a later time or the exercise of other rights or remedies. Without limiting the foregoing, AFC may (a) notify any or all account debtors or obligors of the security interest of AFC in RAC’s accounts or chattel paper and direct payment of same to AFC; (b) demand, receive, sue for and give receipts or acquittances for any moneys due or to become due on any account receivable, Retail Installment Contract, or under any chattel paper or endorse any item representing any payment on or proceeds of the Collateral; (c) assent to any or all extensions or postponements of time of payment or any other indulgence in release of the Collateral, to the addition or release of acceptance of partial payments and the settlement, compromise or adjustment of such claims, all in a manner and at times as AFC shall deem advisable; (d) execute and deliver for value all necessary or appropriate bills of sale, documents of title, and other documents and instruments in connection with the management or disposition of the Collateral or any part thereof; (e) hold, store, keep idle, lease, operate, remove, or otherwise use or permit the use of the Collateral or any part of it, for that time and upon those terms as AFC, in its sole discretion, deems it to be in its own best interests; and (f) take possession of the Collateral and sell the same. For all such purposes, AFC or any receiver appointed by AFC may, without prior notice, enter upon the premises on which the Collateral is situated (or is believed to be situated) and either cause the Collateral to remain on, be stored on, or managed at such premises at RAC’s expense, pending sale or other disposition of the Collateral or remove the Collateral to such other place as AFC shall determine. Notwithstanding the foregoing rights, RAC shall, upon AFC’s demand, make the Collateral available to AFC at a place to be designated by AFC which is reasonably convenient to both parties. RAC hereby consents to the appointment of a receiver by any court of competent jurisdiction without necessity of notice, hearing, or bond.

8.2	Procedures. AFC may comply with any provision of this Note and any applicable laws in connection with a disposition of the Collateral, and compliance will not be considered adversely to affect the commercial reasonableness of any sale of Collateral. AFC may sell Collateral without giving any warranties and may specifically disclaim warranties, including warranties of title and the like. AFC shall not be liable or accountable for the failure to seize, collect, realize, sell, or obtain possession or payment of all or any part of the Collateral and shall not be bound to institute proceedings for the purpose of seizing, collecting, realizing, selling or obtaining possession or payment of same or for the purpose of preserving any rights of AFC, RAC or any other person. AFC shall not have any obligation to take any steps to preserve rights against prior parties to any Collateral, whether or not in AFC’s possession, and shall not be liable for failure to do so.

8.3	No Obligation to Pursue Others. AFC shall have no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them, and AFC may release, modify or waive any Collateral provided by any other person to secure any of the Obligations, all without affecting AFC’s rights against RAC. RAC waives any right it may have to require AFC to pursue any third person for any of the Obligations.

8.4	Sales on Credit. If AFC sells any of the Collateral on credit, RAC will be credited only with payments actually made by the purchaser, received by AFC and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, AFC may resell the Collateral and RAC shall be credited with the proceeds of the sale.

8.5	Notice of Sale. RAC agrees that the Vehicles are a type of collateral customarily sold on a recognized market and that AFC therefore has no obligation to notify RAC, or any other person, prior to their sale. In the event AFC does send notice prior to sale of any Collateral, RAC agrees that the sending of notice, whether delivered personally, by courier service or by certified or registered mail to any address of RAC set forth in this Note, of the time and place of any public sale or the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof. AFC may, without further notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place at which it was announced at the sale so adjourned.

8.6	Action Against Bond. To the extent not prohibited by law, RAC authorizes AFC to proceed in an action to collect on or against any bond posted by RAC with any state or local authorities.

8.7	No Marshalling. AFC shall have no obligation to marshal any assets in favor of RAC, or against or in payment of the Note, any Obligations or any other obligation owed to AFC by RAC or any other person.

8.8	Right of Set-Off. Upon the occurrence and during the continuance of an Event of Default, AFC is authorized at any time and from time to time, without notice to RAC, to set-off and apply, directly or through any of AFC’s affiliates, any and all deposits (whether general or special, time or demand, provisional or final, or otherwise) and other assets and properties at any time held in the possession, custody or control of AFC or its affiliates, and any indebtedness at any time owing by AFC or its affiliates to or for the credit, account or benefit of RAC, against any and all of RAC’s Obligations.

9.0	GENERAL.

9.1	Indemnification. RAC shall indemnify and hold AFC harmless from and against any and all liabilities, loss, damage, costs, or expenses of whatever kind or nature relating to claims of third parties arising out of or in any way connected to this Note or RAC’s business affairs including, without limitation, legal fees and expenses incurred both in the defense of any action against AFC and in any action to enforce these indemnity rights as against RAC.

9.2	No Partnership; Joint Venture; RAC’s Business Affairs. Notwithstanding anything to the contrary herein contained or implied, AFC, by this Note or by any action pursuant hereto, shall not be deemed to be a partner or joint venturer of RAC. RAC furthermore agrees that notwithstanding the conditions of lending herein, the purchase, lease, or sale of Vehicles or Equipment by RAC is in the ordinary course and, prior to an Event of Default, at the discretion and subject to the business judgment of RAC. AFC has no responsibility or liability of any kind with regard to the quantity, quality, condition, purchase price, or marketability of any item of Purchase Money Inventory. AFC is not a party to any loss or gain in the sale of any Purchase Money Inventory sold by RAC.

9.3	Expenses. RAC agrees to pay in the ordinary course all AFC’s expenses and costs incidental to the financing provided for under this Note. Such costs shall include, but are not limited to, fees and out-of-pocket expenses incurred by AFC or its counsel (including paralegals and similar persons) and any filing fees, stamp taxes, insurance or other charges associated with the creation, perfection, or maintenance of the security interest granted herein. RAC agrees that if it fails or refuses to pay any taxes or assessments relating to the Collateral or maintain proper insurance coverage for the Collateral, AFC may, but has no obligation to, pay said taxes or assessments and purchase a policy or policies of insurance and may treat amounts so expended as additional Obligations. Any amount so paid or advanced by AFC, plus related costs, shall be repaid by RAC on demand and shall bear interest at the highest rate permitted by law from the date of such payment or advance.

9.4	Notices. All notices, requests, or other communications by RAC required by, permitted under, or relating to this Note shall be in writing. Any notice shall be effective (a) if delivered personally (or by courier) with signed receipt therefore, or (b) three days after dispatch, if delivered via certified or registered mail, postage prepaid and addressed as follows:

If intended for RAC

If intended for AFC: then addressed to AFC at the AFC corporate headquarters street address as listed on the web site currently located at URL www.AFCDEALER.com or a successor thereto.

All such notices shall be deemed reasonably and promptly given if the effective date thereof is at least five days prior to the event with respect to which notice is given.

9.5	Merger, Modification; Headings; Waiver. This Note and the documents contemplated hereby are intended by the parties as an amendment and restatement of any prior Promissory Note and Security Agreement or agreements with regard to the subject matter hereof. Notwithstanding the foregoing, this Note and the documents contemplated hereby contain the entire agreement of the parties with regard to the subject matter hereof, and shall be binding upon and inure to the benefit of the successors and assigns of the parties; however, no obligation or rights of RAC shall be assignable. RAC authorizes AFC to alter, amend or modify the Terms and Conditions of this Note at any time by posting a copy of such altered, amended or modified Terms and Conditions on the website currently located at URL www.AFCDEALER.COM or any successor website. Any request for an Advance by RAC and subsequent Advance by AFC pursuant to Sections 2.1, 2.2 or 2.3 shall constitute the assent of the parties to the Terms and Conditions in effect at that time. The provisions of this Note may not be altered, amended, or modified by RAC except in a writing signed by both parties. The parties acknowledge that the headings herein are for convenience only and shall not be considered in the interpretation of this Note.

9.6	Usury. Any provisions of this Note to the contrary notwithstanding, at no time shall RAC be obligated to pay interest at a rate which subjects AFC to either civil or criminal liability as a result of interest being in excess of the maximum rate RAC is permitted by law to contract or agree to pay. In such circumstances, the rate of interest hereunder shall be deemed to be immediately reduced to such maximum rate, and such interest and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Obligations as of the date such payment was made. Any such excess shall be held by AFC for RAC’s benefit without interest and shall be subject to setoff by AFC.

9.7	No Waiver. No delay or omission by AFC to exercise any right or remedy shall (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to any Event of Default, or (c) affect any subsequent default, right or remedy of the same or of a different nature.

9.8	PPSA. RAC waives all rights to obtain a verification statement from AFC pertaining to the security interest in favour of AFC, granted by RAC and perfected pursuant to the terms of this Agreement.

9.9	Demand Nature of Credit Facility. RAC acknowledges and agrees that the financing evidenced by this Note is payable upon demand. Nothing in this Note is intended to nor shall be deemed to change the demand nature of this Note, including, without limitation, any reference to Events of Default, to annual financial statements, to Curtailment Dates, to Periods, or otherwise. RAC acknowledges and agrees that AFC, at any time, without notice and with or without reason, may demand that the Obligations be immediately paid in full. RAC acknowledges that demand may be made by AFC even if RAC is in compliance with each and every term of this Note.

9.10	Signature. AFC and RAC expressly agree that AFC may, at AFC’s option, execute this Note and the documents contemplated hereby by way of a signature stamp or other authorized facsimile signature of an AFC officer. AFC and RAC expressly agree that except as authorized under Section 2.10 or the attached Power of Attorney, RAC may only execute this Note and the documents contemplated hereby by way of an original signature and not by way of a facsimile thereof.

9.8	Enforcement. AFC and RAC intend and believe that each provision in this Note complies with all applicable laws, statutes and judicial and administrative decisions;

however, if any provision in this Note is found by a court of law to be in violation of any applicable laws, statutes, judicial or administrative decisions, or public policy, then it is the intent of the parties of this Note that such provision be given force to the fullest possible extent that it is legal, valid and enforceable, that the remainder of this Note shall be construed as if such provision were not contained herein and that the remainder of this Note continue in full force and effect.

9.9	JURISDICTION AND CHOICE OF LAW. THIS NOTE AND ANY AND ALL AGREEMENTS OR AUTHORIZATIONS EXECUTED BY RAC OR AFC IN CONNECTION HEREWITH, AS WELL AS ANY GUARANITES HEREOF, SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE PROVINCE OF ONTARIO, AS AMENDED FROM TIME TO TIME, WITHOUT RESORT TO PRINCIPLES OF CONFLICTS OF LAWS. BY EXECUTION HEREOF, RAC SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE PROVINCE OF ONTARIO. ANY ACTION INITIATED BY RAC AGAINST AFC RELATING TO THIS NOTE SHALL BE FILED AND CONDUCTED SOLELY IN SAID COURTS. BY EXECUTION HEREOF, RAC ACKNOWLEDGES THAT IT HAS CONSIDERED ANY AND ALL CONSEQUENCES OF THE CONSENTS TO PERSONAL JURISDICTION, INCLUDING THE POTENTIAL INCONVENIENCES AND INCREASED COSTS THEREOF, AND IS VOLUNTARILY AGREEING TO SAID TERMS AND WAIVING ANY OBJECTIONS THERETO. NOTWITHSTANDING THE FOREGOING, AFC MAY BRING ANY SUIT AGAINST RAC UNDER OR RELATED TO THIS NOTE IN ANY COURT OF COMPETENT JURISDICTION, AND RAC HEREBY CONSENTS TO AFC’S CHOICE IN FORUM. RAC FURTHER WAIVES ANY RIGHT WHICH IT MAY HAVE TO REMOVE SUCH LITIGATION OR MATTER TO A FEDERAL COURT OR TO REQUIRE THAT ANY SUCH LITIGATION OR MATTER TAKE PLACE IN A FEDERAL COURT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AFC ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

9.10	WAIVER OF JURY TRIAL RIGHTS. EACH PARTY, AFTER CONSULTING, OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS NOTE AND RELATED AGREEMENT(S), INSTRUMENTS OR TRANSACTIONS, OR ANY ASPECT OF THE PAST, PRESENT, OR FUTURE RELATIONSHIP OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AFC ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

9.14	Arbitration. Except as expressly provided elsewhere in this Agreement, or as otherwise expressly agreed to in writing by Automotive Finance Canada Inc., any and all questions or disputes arising from the operation of, the interpretation of, or, in any way connected with, this Agreement may, at the unilateral discretion and direction of AFC, be submitted for final determination under the provisions of the Arbitration Act, 1991, S.O. 1991, c. 17, (including as amended or replaced during the term of this Agreement). In the event that litigation has been commenced by the Dealer or guarantor(s), (if any), against AFC prior to such submission, the Dealer or guarantor(s), (if any), hereby agree(s) to discontinue, without delay, such litigation permanently. The arbitration shall be conducted by a single arbitrator to be unilaterally selected by AFC, which arbitrator shall be qualified to conduct commercial arbitrations under the provisions of the Arbitration Act, 1991. The proceedings before the arbitrator shall take place in Toronto, Ontario or such other place as the arbitrator may direct. The parties to this Agreement, including guarantor(s), (if any), agree and represent to one another that the decision or award of the arbitrator so appointed shall be final and binding upon such parties and shall not be subject to appeal or judicial review. The parties to this Agreement, including the guarantor(s), (if any), represent to one another that this section constitutes an express agreement between them to arbitrate in the event that AFC, in its sole discretion, decides to submit a question or dispute to arbitration. The parties to this Agreement hereby agree that the costs of the arbitration shall be Obligations as defined in this Agreement.

9.15	Ownership Certificate Processing Fees. If AFC determines that it is necessary or desirable to transfer or convert the Ownership Certificate or obtain a new or replacement Ownership Certificate for any Vehicle, RAC agrees to pay AFC an Ownership Certificate transfer or processing fee not to exceed for each Ownership Certificate processed, in addition to all of AFC’s expenses and costs incidental thereto, which shall include, but are not limited to, fees and out-of-pocket legal expenses incurred by and any filing fees or taxes.

9.16	Legal Fees Expenses and Costs. In addition to all other amounts payable hereunder by RAC, RAC agrees to reimburse AFC on demand for any and all legal (including paralegals’ and similar persons’) fees (not less than 15% of the outstanding Obligations where not prohibited by law), accountants’ fees, appraisers’ fees, and all expenses and costs incurred in collecting or enforcing payment of the Obligations hereunder or in curing any default and any and all taxes thereon, including without limitation those fees and costs incurred (a) with or without suit; (b) in any appeal; (c) in any bankruptcy, insolvency or receivership proceeding; and (d) in any post-judgment collection proceedings, plus interest at the rate provided herein.

9.17	Waiver. If the Dealer is a corporation, the Dealer agrees that no provision of The Limitation of Civil Rights Act (Saskatchewan) shall have application to this Note or any renewal or extension of this Note, and hereby waives any and all benefits and remedies provided by that Act.

9.17	Waiver of Notice. The Dealer waives the right to receive a copy of any financing statement or financing change statement, or any verification statement issued by any registry confirming the registration of a financing statement or a financing change statement, relating to this Note.

9.18	Communication. Dealer authorizes AFC to a) send facsimile transmissions to Dealer at the facsimile numbers listed as Dealer's facsimile number in any communication sent or to be sent to AFC by Dealer; b) make telephone calls to Dealer at the telephone numbers listed as Dealer's telephone number in any communication on sent or to be sent to AFC by Dealer; c) send emails to Dealer at the email addresses listed as Dealer's email address in any communication sent or to be sent to AFC by Dealer; and e) communicate to Dealer via any and all other forms of communications for the purpose of marketing, collection, and for any other communication needs. This permission will remain in effect until cancelled in writing by the Dealer.

RAC’s Name and RAC’s Place(s) of Business:

WHEREFORE, the parties have, by their duly authorized representatives, executed this Note on the     .

Dealer:	Automotive Finance Canada Inc.

By:	By:
An AFC Officer
To be executed at AFC corporate office
By:

By:

By:

TERM SHEET FOR

DEMAND PROMISSORY NOTE AND SECURITY AGREEMENT

RAC: LEGAL NAME

Date of Original Note:

The following terms, as defined in the Demand Promissory Note and Security Agreement, shall apply effective immediately:

Floorplan Fee: The Floorplan Fee shall be     . Notwithstanding anything to the contrary herein, RAC shall pay AFC the Floorplan Fee for at least          Periods (“Minimum Periods”), regardless of whether such item of Purchase Money Inventory has been paid in full or disposed of by RAC before those Periods have expired (“Additional Payment”). If an item of Purchase Money Inventory has been sold or paid in full before the end of the Minimum Periods, this Additional Payment shall be considered part of the Purchase Money Inventory Obligation for that item of Inventory and shall be paid when the remaining Purchase Money Inventory Obligations for that item of Inventory are due.

Interest: Interest shall accrue on all Advances under this Note at a variable rate, adjusted each business day, based upon the most recent Prime Rate plus     .

Mileage Limit – shall be: The lower of (a) or as measured by the odometer that each item of Purchase Money Inventory can be driven before payment to AFC is required under section 2.5 or (b) or as measured by the odometer that each item of Purchase Money Inventory can be driven after the date of Advance before payment to AFC is required under Section 2.5.

Number of Curtailment Date Extensions: The Number of Curtailment Date Extensions shall be limited to . If Dealer is in compliance with all other provisions of this Note, AFC may, in its sole discretion, permit an extension of the Curtailment Date for an item of Purchase Money Inventory for a Period, upon the payment of Interest, Floorplan Fee(s), and a principal reduction of a minimum of % of the Advance (excluding any payments with respect to such Advance) relating to such item of Purchase Money Inventory. Notwithstanding the foregoing for any item of Purchase Money Inventory was manufactured either directly or indirectly by the manufacturers commonly known as or any of their subsidiaries or sister companies, then such principal reduction shall equal a minimum of the Advance (excluding any payments with respect to such Advance) relating to such item of Purchase Money Inventory.

Period: The Period shall be     .

Executed by the undersigned duly authorized representatives effective as of the     .

RAC:	Automotive Finance Canada Inc.

By:	By:
An AFC Officer
To be executed at AFC corporate office.
By:

By:

By:

EXHIBIT A

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS:

In accordance with the Demand Promissory Note and Security Agreement between Automotive Finance Canada Inc. (“AFC”) and (“RAC”), to which reference is made for the meaning of all capitalized terms used herein, a power of attorney is hereby conferred by RAC upon AFC, an Ontario corporation, the principal office of which is located at 13085 Hamilton Crossing Blvd, Suite 300, Carmel, IN 46032 to:

(a)	act with general authority with respect to all personal property of the RAC and transactions involving or relating to the same;

(b)	act on behalf of RAC to assign, reassign, or obtain evidence of ownership in connection with transactions involving Purchase Money Inventory, Collateral and other property of RAC;

(c)	act on behalf of RAC to prepare, sign, endorse, execute and deliver documents including, but not limited to financing statements, financing charge statements, notes, checks, drafts in connection with transactions involving Purchase Money Inventory, Collateral and other property of RAC;

(d)	act with general authority with respect to claims and litigation of or relating to Purchase Money Inventory, Collateral, and other property of RAC;

(e)	act with general authority with respect to delegating authority;

(f)	act with general authority with respect to insurance, and accounts or transactions with banks and other financial institutions, of or relating to Purchase Money Inventory, Collateral, and other property of RAC; and

(g)	act with general authority regarding all other matters which AFC may, in its sole discretion, deem expedient, reasonable, or necessary in the discharge of the authority hereby conferred — all as if done by RAC directly.

RAC shall indemnify, defend and hold harmless AFC, its affiliates, subsidiaries, officers, directors, employees, representatives, successors, and assigns from and against any and all loss, damage, liability, claims, cause of action, and expenses of whatever kind, arising from the exercise of authority hereunder. The liability of AFC and/or any person to whom it delegates authority hereunder, to RAC or any third person shall be limited to acts in bad faith. This power of attorney shall be irrevocable until such time as each and every Obligation of RAC to AFC has been satisfied in full. The revocation or termination hereof shall be ineffective unless and until actual notice or knowledge of such revocation or termination shall have been received by the parties acting under this power of attorney. This power of attorney shall be governed by the substantive laws of the Province of Ontario without resort to principles of conflicts of law. This power of attorney is to continue notwithstanding any mental incapacity or infirmity that occurs after the execution of the power of attorney.

Executed this             .

LEGAL NAME

By:	By:

By:	By:

By:	By:

By:	By:

Witnessed By:		By:
	Signature		Print Name

Witnessed By:		By:
	Signature		Print Name

EXHIBIT B

UNCONDITIONAL AND CONTINUING GUARANTY

TO:	AUTOMOTIVE FINANCE CANADA INC.

DATE:                                                                     [NOTE: Maker/Primary obligor on Note should also sign Guaranty]

FOR VALUE RECEIVED, and in consideration of credit and services given or to be given to              (“Debtor”) by Automotive Finance Canada Inc. (“AFC”), the undersigned hereby severally guaranty the full and prompt payment, when due, whether by acceleration or otherwise, together with interest and all costs, expenses and legal fees, of any and all obligations of the Debtor to AFC including such indebtedness as may be encompassed by the term “Obligations” as defined in the Demand Promissory Note and Security Agreement executed by and between AFC and Debtor, as amended, supplemented or modified from time to time, whether or not such amounts exceed any advance limit applicable to Debtor or communicated to the undersigned (hereinafter collectively referred to as the “Liabilities”). This is an irrevocable, unconditional and continuing guaranty; it shall cover and secure any amount at any time owing on the Liabilities.

The undersigned each hereby waive any and all presentment, demand, protest and notice of dishonor, non-payment or other default with respect to any of the Liabilities. The undersigned each hereby grant to AFC full power to deal in any manner with the Liabilities without notice to the undersigned, including, but without limiting the generality of the foregoing, the following powers: (a) to modify or otherwise change any terms of all or any part of the Liabilities or the rate of interest thereon, to grant any extension or renewal thereof, and any other indulgence with respect thereto, and to effect any release, compromise or settlement with respect thereto; and (b) to enter into any agreement of forbearance with respect to all or any part of the Liabilities or with respect to all or any part of the collateral related thereto and to change the terms of any such agreement. The obligations of the undersigned hereunder shall not be released, discharged or in any way affected, nor shall the undersigned have any rights or recourse against AFC by reason of any action AFC may take or omit to take under the foregoing powers.

If a claim is made upon AFC at any time for repayment or recovery of any amount(s) or other value received by AFC, from any source, in payment of or on account of any of the Liabilities of the Debtor guarantied hereunder and AFC repays or otherwise becomes liable for all or any part of such claim by reason of: (a) any judgment, decree or order of any court or administrative body having competent jurisdiction; or (b) any settlement or compromise of any such claim, the undersigned shall remain severally liable to AFC hereunder for the amount so repaid or for which AFC is otherwise liable to the same extent as if such amount(s) had never been received by AFC, notwithstanding any termination hereof or the cancellation of any note, instrument, or other agreement evidencing any of the Liabilities.

In case the Debtor shall fail to pay all or any part of the Liabilities when due, whether by acceleration or otherwise, according to the terms thereof, the undersigned will immediately pay the amount due and unpaid by the Debtor in like manner as if such amount constituted the direct and primary obligation of the undersigned. AFC shall not be required, prior to any such payment by or demand on the undersigned, to make any demand upon or pursue or exhaust any of its rights or remedies against the Debtor or others with respect to the payment of any of the Liabilities.

Notwithstanding anything to the contrary in this guaranty, the undersigned each hereby irrevocably waive(s) all rights he/she may have at law or in equity (including, without limitation, any law subrogating the undersigned to the rights of AFC) to seek contribution, indemnification, or any other form of reimbursement from the Debtor, any other guarantor, or any other person hereafter primarily or secondarily liable for any obligations of the Debtor to AFC, for any payment made by the undersigned under or in connection with this guaranty or otherwise. The undersigned furthermore waive: (a) all defenses based on suretyship, notice, or impairment of collateral; and (b) any defenses which the Debtor may assert on the Liabilities including but not limited to failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction, and usury.

This guaranty is in addition to and not in substitution for any other guaranty or other securities which AFC may now or hereafter hold for all or any part of the Liabilities, and AFC shall not be under any other obligation to marshal in favor of the undersigned any other guaranties or other securities or any monies or other assets which AFC may be entitled to receive or may have a claim upon. No loss of or in respect of or unenforceability of any other guaranties or other securities which AFC may now or hereafter hold in respect of any of the Liabilities, whether resulting from the fault of AFC or otherwise, shall in any way limit or lessen the undersigned’s liability under this guaranty.

The undersigned understand and agree that no loans made by the undersigned to the Debtor are permitted to be repaid by the Debtor while this guaranty or any indebtedness to AFC is outstanding. All debts and liabilities, present and future, of Debtor to the undersigned are hereby assigned to AFC and postponed to the Liabilities, and all monies received by the undersigned in respect thereof shall be received in trust for AFC and forthwith upon receipt shall be paid over to AFC, unless prior written authorization to the contrary has been obtained from AFC, without in any way lessening or limiting the liability of the undersigned under this guaranty. This assignment and postponement is independent of the guaranty and shall remain in full force and effect until repayment in full to AFC of all the Liabilities, notwithstanding that the liability of the undersigned under this guaranty may have been discharged or terminated.

This guaranty shall not be discharged or otherwise affected by the death or loss of capacity of the Debtor, by any change in the name of the Debtor, or (if a partnership, limited liability company or other membership organization) by any change in the membership of the Debtor or (if a corporation) by any change in the officers, capital structure, by-laws or articles of the Debtor, by the sale of the Debtor’s business or any part thereof, by the Debtor being reorganized or being amalgamated with one or more other corporations or other entities, by the Debtor becoming bankrupt or insolvent or by any other matter or thing whatsoever but shall continue to apply to all Liabilities whether incurred before or after any such event. In the case of a change in the membership of the Debtor or in the case of the Debtor being reorganized or being amalgamated with one or more other entities, this guaranty shall apply to the liabilities of the resulting entity, and the term “Debtor” includes each such resulting entity. This guaranty shall not be discharged or otherwise affected by the death of the undersigned.

The undersigned hereby warrants to AFC that the undersigned has by independent means made himself/herself fully aware of Debtor’s financial condition. The undersigned agrees to pay all costs, expenses, and legal fees incurred by AFC in the enforcement of this guaranty.

Whenever possible each provision of this guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this guaranty.

EXHIBIT C

THIS GUARANTY SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE PROVINCE OF ONTARIO, AS AMENDED FROM TIME TO TIME, WITHOUT RESORT TO PRINCIPLES OF CONFLICTS OF LAWS. BY EXECUTION OF THIS GUARANTY, THE UNDERSIGNED SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE PROVINCE OF ONTARIO AND THE UNDERSIGNED WAIVES ANY OBJECTIONS THERETO. ANY ACTION INITIATED BY THE UNDERSIGNED AGAINST AFC RELATING TO THIS GUARANTY SHALL BE FILED AND CONDUCTED SOLELY IN SAID COURTS. AFC MAY BRING ANY SUIT RELATING TO THIS GUARANTY IN ANY COURT OF COMPETENT JURISDICTION, AND THE UNDERSIGNED HEREBY CONSENTS TO AFC’S CHOICE OF FORUM.

EACH PARTY, AFTER CONSULTING, OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AFC ENTERING INTO THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY.

All rights, powers, privileges and immunities of AFC hereunder shall inure to the benefit of the successors and assigns of AFC, and shall be binding upon each of the undersigned, his/her personal representatives, heirs and assigns.

Witness the hand and seal of the undersigned the day and year first above written.

Witnessed By:		By:
	Signature		Print Name

Witnessed By:		By:
	Signature		Print Name

[Alberta Guarantor(s) Only]

THE GUARANTEES ACKNOWLEDGEMENT ACT (ALBERTA) CERTIFICATE OF NOTARY PUBLIC

I HEREBY CERTIFY THAT:

1.	of , the Guarantor in the above Guarantee, appeared in person before me and acknowledged that he/she had executed the Guarantee;

2.	I satisfied myself by examination of him/her that he/she is aware of the contents of the Guarantee and understands it.

Given at	this	day of	, under my hand and seal of office.

Seal	A notary Public in and for

STATEMENT OF GUARANTOR

I am the Person named in this certificate.
SIGNATURE OF GUARANTOR

Dealer Application (CANADA)

Dealership

Line Requested:	Plate Number:
Company Name:
Address:

Phone:	Fax:
Type of Business:	# of years in Business:
Organization Type:	GST ID	#:
Doing Business As: (Yes or No)

Officers and Owners

Officer 1:	Title:	Officer 1’s SSN:
Officer 2:	Title:	Officer 2’s SSN:
Officer 3:	Title:	Officer 3’s SSN:
Officer 4:	Title:	Officer 4’s SSN:
Stockholder 1:	Percent owned:	Stockholder 1’s SSN:
Stockholder 2:	Percent owned:	Stockholder 2’s SSN:
Stockholder 3:	Percent owned:	Stockholder 3’s SSN:
Stockholder 4:	Percent owned:	Stockholder 4’s SSN:

Insurance

Type:	Policy #:	Insurance Company:	Amt:
Type:	Policy #:	Insurance Company:	Amt:

Banking Relations

Bank:	Account:	Bank Phone #:
Bank:	Account:	Bank Phone #:

I hereby certify that the information contained within this application and on any accompanying financial statements is true, complete, and accurate and portrays a correct and precise financial picture of the dealership, the officers (if applicable), the stockholders (if applicable), and the guarantors. I authorize Automotive Finance Canada Inc. (“AFC”) to obtain credit information from a credit bureau and any financial institution or trade creditor that I have provided as well as any other credit investigation that AFC in AFC's sole discretion deems necessary for the purposes of assessing my credit worthiness. I also authorize AFC to contact any third parties and to disclose information, including information contained in this application, for the purpose of, among other things, obtaining intercreditor agreements and perfecting AFC's security interest. I also authorize AFC to disclose the information to any of its affiliates and subsidiaries and parent companies. Further, if a credit line is granted, I authorize AFC to review my account periodically, which could include obtaining additional credit reports for the purposes of assessing my credit worthiness and collection of any outstanding debt. I authorize AFC to disclose credit information into any credit database. I authorize AFC to a) send facsimile transmissions to me at the facsimile numbers listed as my facsimile number in any communication sent or to be sent to AFC by me; b) make telephone calls to me at the telephone numbers listed as my telephone number in any communication sent or to be sent to AFC by me; c) send emails to me at the email addresses listed as my email address in any communication sent or to be sent to AFC by me; and e) communicate to me via any and all other forms of communications, for the purposes of marketing, collection and any other communication needs. I agree that this permission will remain in effect until cancelled by me in writing.

Date	Date

Date	Date

Date	Date

Date	Date

AFC Use Only

Checked with Auction GM	GM Initials

Line Amt.:
Contract Date:	Computer Number:		Dealer Number:
Fee:	Interest:	Branch Number:
Terms:
Auction Province:			Auction City:

DEMAND PROMISSORY NOTE AND SECURITY AGREEMENT

FOR VALUE RECEIVED, the undersigned dealer (“Dealer”) hereby promises to pay to the order of Automotive Finance Canada Inc., an Ontario corporation (“AFC”), with an office address in the United States listed on the web site currently located at URL www.AFCDEALER.com or a successor thereto or such other place as AFC may designate, the principal sum of     ($     ) (the “Aggregate Advance Limit”) or such greater or lesser principal amount as may be outstanding pursuant hereto and all other Obligations, as defined herein.

Until demand by AFC or until an Event of Default (at which time the Obligations shall at AFC’s option and without notice become immediately due and payable in full), Dealer shall pay the Obligations as provided in Section 2.6.

The Dealer: (a) waives demand and presentment for payment, protest, notice of protest and notice of non-payment or dishonour of this Note; (b) consents to any extension of the time of payment hereof; (c) waives all defences based on suretyship or impairment of collateral; and (d) waives any defences which the Dealer may assert on the Obligations including but not limited to failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction, and usury.

In consideration of the premises and the mutual covenants and conditions contained herein, the parties further agree as follows:

AGREEMENT

1.0	DEFINITIONS. When used herein, the following terms shall have the following meanings:

1.1	Advance - discretionary loan(s) to Dealer or payment(s) on behalf of Dealer by AFC pursuant to the terms of this Note.

1.2	Aggregate Advance Limit - the maximum lending limit, as set forth above.

1.3	Check - a payment by or on behalf of Dealer to AFC which is other than a payment in cash or via certified funds.

1.4	Collateral - all of Dealer’s assets and properties wherever located, including without limitation (a) all machinery, furniture, and Equipment of any kind now owned or held, or hereafter acquired or held by Dealer, (b) all Vehicles, vehicle parts, and other inventory of any kind now owned or held, or hereafter acquired or held by Dealer, including, without limitation, the Purchase Money Inventory as hereinafter defined, (c) all documents, including but not limited to accounts, Retail Installment Contracts, chattel paper, electronic chattel paper, leases, insurance policies, instruments, fixtures, investment property, monies, certificates of deposit, deposit accounts, letter of credit rights, supporting obligations, and general intangibles (including payment intangibles) now owned or hereafter acquired by Dealer, (d) any and all proceeds, products, additions, accessions, accessories, and replacements of the foregoing, (e) all of Dealer’s computer records, software, business papers, ledger sheets, files, books, and records relating to the foregoing, now owned or hereafter acquired, and (f) the following:

1.5	Curtailment Date - that certain day at the end of the Period when all Obligations concerning or relating to an item of Purchase Money Inventory become due and payable.

1.6	Dealer’s Place of Business - any or all of the following locations: (a) the place where the Collateral and Dealer’s books and records are kept; (b) the place from which Dealer’s business affairs and operations are conducted, unless otherwise disclosed in writing to AFC by Dealer; and (c) the place where Dealer’s registered office is located.

1.7	Equipment - all goods, other than inventory, of any kind and wherever located.

1.8	Floorplan Fee - that non-refundable fee payable to AFC by Dealer in the amount set forth on the Term Sheet for each Period, or portion thereof, in which an Advance for each individual item of Purchase Money Inventory is outstanding, provided that in the event no Term Sheet is executed and effective, then the Floorplan Fee shall be equal to . Notwithstanding the foregoing or any provision in the Term Sheet to the contrary, AFC reserves the right to charge a Floorplan Fee in a higher amount as a condition to making an Advance if, in its sole discretion, AFC determines that the circumstances so warrant.

1.9	Interest - those finance charges owed by Dealer to AFC on all Obligations, which charges shall begin to accrue on the earliest of (i) the date of each request for an Advance or (ii) the date that an Obligation is incurred, or (iii) the date the item of Purchase Money Inventory is purchased by Dealer. Prior to an Event of Default, Interest shall accrue at the rate of interest (based on a 360 day year) listed on the Term Sheet, as amended form time to time. If no Term Sheet is executed or effective, then interest shall accrue on the Obligations at a variable rate (based on a 360 day year), adjusted each business day , equal to the prime rate then charged by the Canadian Imperial Bank of Commerce (“Prime Rate”) plus per annum. After an Event of Default, interest shall accrue at a variable rate (based upon a 360 day year), equal to the Prime Rate at the time Interest began to accrue for the Obligations associated with each item of Purchase Money Inventory plus per annum. For purposes of the Interest Act (Canada), where an interest quoted in this agreement is based on a year of 360 days, the yearly rate to which such interest rate is equivalent is calculated by multiplying such interest rate by the actual number of days in the relevant calendar year and dividing the product thereof by 360.

1.10	Late Fee - that non-refundable fee payable to AFC by Dealer, in the amount equal to the Floorplan Fee for each item of Purchase Money Inventory, assessed each week, or portion thereof, that Dealer fails to repay Obligations under this Note when due as provided by this Note. Dealer agrees that this Late Fee is a reasonable estimate of AFC’s probable losses due to the delay, inconvenience, and administrative expenses associated with late payment. AFC may also include in the Late Fee an amount equal to the greater of or the maximum amount permitted by law for each Check tendered to AFC, by or on behalf of Dealer, that is subsequently dishonoured, in addition to any charge or fee imposed by the financial institution for each returned or dishonoured item and any other charges or fees permitted by law.

1.11	Note - this Demand Promissory Note and Security Agreement.

1.12	Number of Curtailment Date Extensions - that number of times set forth on the Term Sheet, that the Curtailment Date may be extended for an item of Purchase Money Inventory pursuant to this Note, provided that in the event no Term Sheet is executed and effective, the Number of Curtailment Date Extensions shall be zero (0).

1.13	Obligations - all Advances, debts, liabilities, financial obligations, charges, expenses, costs, fees, legal fees, costs of collection, covenants, and duties owing, arising, due, or payable from Dealer to AFC or from AFC to any third party on behalf of Dealer of any kind or nature, present or future, under any instrument, guaranty, or other document whether arising under this Note or any other agreement, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or become due, now existing or hereafter arising and however acquired including, without limitation, all Interest, Floorplan Fee(s) and Late Fee(s), and other expenses, costs or fees provided for herein.

1.14	Ownership Certificate - the document issued by a duly authorized province or government agency evidencing ownership of a Vehicle.

1.15	Period - that number of days set forth on the Term Sheet, beginning on the date of an Advance and ending on the Curtailment Date that an item of Purchase Money Inventory will be financed by AFC pursuant to this Note, provided that in the event no Term Sheet is executed and effective, then the Period shall be days.

1.16	Purchase Money Inventory - any and all Vehicles, vehicle parts, or property of any kind, now or hereafter acquired by Dealer with an Advance or which served as the basis for an Advance.

1.17	Retail Installment Contract - that contract of sale and the related security agreement, whether or not constituting chattel paper, whereby Dealer sells Purchase Money Inventory to a retail customer in the ordinary course of Dealer’s business.

1.18	Term Sheet - that agreement in effect from time to time executed by Dealer and AFC containing information including but not limited to the Floorplan Fee, Interest and Period, in the form similar to Exhibit A.

1.19	Terms and Conditions – All provisions of this Note, excluding any language specifically referencing the dollar amount of Dealer’s Aggregate Advance Limit.

1.20	Vehicle - a vehicle, driven or drawn by mechanical power, manufactured primarily for use on the public streets, roads, and highways.

2.3	FINANCING PROCEDURES.

2.4	Discretionary Advances. AFC may, in its sole discretion, from time to time make an Advance to or on behalf of Dealer for the purpose of enabling Dealer to purchase and/or hold Purchase Money Inventory for resale, and for other purposes as provided herein. Dealer acknowledges and agrees that AFC may, with or without cause, refuse to make an Advance. Dealer further agrees that AFC’s decision to make an Advance shall be binding only if it is in writing and signed by AFC. Dealer and AFC agree that Dealer is not obligated to finance any Purchase Money Inventory, or any other assets, through AFC.

2.5	Advance Requests: Purchase Money Inventory. Dealer may request an Advance for the purpose of enabling Dealer to purchase and hold an item of Purchase Money Inventory for resale by providing AFC with: (a) a copy of the bill of sale which indicates the vendor and the actual purchase price of the Purchase Money Inventory; and (b) as to Vehicles, an Ownership Certificate or similar document duly assigned to Dealer.

2.6	Advance Requests: Other Purposes. Dealer may request an Advance for purposes other than enabling Dealer to purchase and hold an item of Purchase Money Inventory for resale by providing AFC with: (a) a written request setting forth the purpose for the requested Advance, and (b) such other information as AFC may require. If AFC elects to make any such Advance, the Advance shall be deemed an additional Obligation under this Note from the date on which the Advance is made.

2.7	Conditions to Advances. At AFC’s election, as a condition precedent to an Advance, Dealer shall deliver to AFC, at AFC’s request, a certificate in a form acceptable to AFC certifying that (a) no Event of Default has occurred or is continuing, (b) Dealer is in complete compliance with the terms and conditions of this Note, (c) all prior Advances made for the purpose of enabling Dealer to purchase an item of Purchase Money Inventory have only been used to purchase Vehicles encumbered by this Note, (d) no material adverse effect to the operation or prospects of Dealer (financial, business, labor or otherwise) exists or is threatened, (e) no checks issued by Dealer to AFC have been dishonored, and (f) such other information as AFC may request. In addition, if the Advance request is for the purpose of enabling Dealer to purchase and hold an item of Purchase Money Inventory for resale, Dealer shall deliver to AFC, at AFC’s request, a certificate in a form acceptable to AFC, certifying that the Advance will only be used to purchase Vehicles encumbered by this Note.

2.8	Advances Without Request. If at any time Dealer is in default on any obligation to a third party, AFC may in its sole discretion elect, but is not required, to make payment or transfer on Dealer’s behalf to the third party, in any amount up to the total obligation owed by Dealer to the third party, as a means of satisfying Dealer’s obligation to the third party in whole or in part. If AFC elects to make any such payments or transfers, they shall be deemed additional Obligations under this Note from the date on which the payment or transfer is made. Such payments or transfers may be made without prior notice to Dealer and without regard to any Aggregate Advance Limit then in effect for Dealer.

2.11	Repayment of Obligations. Dealer shall pay to AFC at the offices of AFC all Obligations, on demand and without notice, with respect to an item of Purchase Money Inventory on the earlier of: (a) hours after the disposition by sale or otherwise of an item of Purchase Money Inventory; or (b) the Curtailment Date. All payments shall be made in lawful money of Canada and in immediately available funds. The order and method of application of such payments of the Obligations shall be in the discretion of AFC.

2.12	Extension of Curtailment Date. If Dealer is in compliance with all other provisions of this Note, AFC may, in its sole discretion, permit an extension of the Curtailment Date relative to an item of Purchase Money Inventory for a Period, upon the payment of Interest, Floorplan Fee(s) and a minimum of Percent ( %) of the outstanding Advance relating to such item of Purchase Money Inventory.

2.13	Presumptions Regarding Outstanding Balance. The date and amount of each Advance made by AFC and of each repayment of principal or interest thereon shall be recorded by AFC. The aggregate unpaid principal amount, interest, fees, and other Obligations so recorded by AFC shall constitute prima facie evidence of the sums owing and unpaid under this Note; provided, however, that the failure by AFC to so record any such amount or any error in so recording any such amount shall not limit or otherwise affect the liability of Dealer under this Note to repay the Obligations.

2.14	Purchase Money Inventory. At any and all reasonable times Dealer shall allow AFC's officers, employees, agents, lawyers, designees and representatives (including but not limited to representatives of AutoVin, Inc.) access to Dealer's books and records and the Dealer's Place of Business for the purpose of conducting an audit of Dealer’s inventory to determine that any and all items of Purchase Money Inventory for which an Advance is outstanding are in fact in Dealer’s custody and control. Dealer agrees to pay all of AFC’s expenses in conducting each such audit.

2.15	Authorization of AFC. By execution of this Note, Dealer authorizes AFC and any of its officers or employees to execute and file, on behalf of Dealer and without Dealer’s signature, financing statements, financing change statements and all other types of documents specified by applicable personal property security and other laws, and any other documents AFC deems necessary or desirable to protect its interests. Dealer authorizes AFC to supply any omitted information and correct errors in any document executed by or on behalf of Dealer, and to contact any bank or other financial institution to obtain account information concerning Dealer. Dealer authorizes AFC to obtain credit information from a credit bureau, and any financial institutions or trade creditor that Dealer has provided as well as other credit investigation that AFC in AFC’s sole discretion deems necessary. Dealer also authorizes AFC to contact any third parties to disclose information, including information contained in this application, for the purpose of, among other things, obtaining intercreditor agreements and perfection of AFC’s security interest. Further, if a credit line is granted, Dealer authorizes AFC to review Dealer’s account periodically, which could include obtaining additional credit reports. In addition, Dealer shall execute the Power of Attorney attached hereto as Exhibit B.

3.1	GRANT OF SECURITY INTEREST. As security for the payment and performance of the Obligations, Dealer grants to AFC a continuing security interest in the Collateral. Dealer understands and agrees that AFC at all times intends to maintain the status of a purchase money secured creditor with priority rights in the Purchase Money Inventory as provided under the applicable laws.

4.1	SALES OF PURCHASE MONEY INVENTORY. Unless and until an Event of Default shall have occurred, Dealer may sell the Purchase Money Inventory to bona fide buyers in the ordinary and regular course of Dealer’s business, but nothing herein shall be deemed to waive or release any interest AFC may have hereunder or under any other agreement in any proceeds or replacements of the Purchase Money Inventory. Upon the sale of any item of Purchase Money Inventory, Dealer shall hold the amount received from the disposition of inventory in trust for the benefit of AFC and Dealer shall pay to AFC, in accordance with Section 2.6, an amount equal to the unpaid balance of the Obligations relating to such Purchase Money Inventory.

5.14	DEALER’S COVENANTS. Until payment in full of all of the Obligations or unless AFC shall otherwise consent in writing, Dealer covenants and agrees as follows:

5.15	Disposition of Purchase Money Inventory. Unless Purchase Money Inventory is the subject of a Retail Installment Contract that satisfies the requirements of Section 6.7 or is sold pursuant to Section 4.0, Dealer shall not attempt to or actually, sell, lease, transfer, mortgage, encumber, or otherwise dispose of the Purchase Money Inventory, any part thereof, or any interest therein, or remove, for a period exceeding twenty-four (24) hours, any item of Purchase Money Inventory from the Dealer’s Place of Business. In addition, Dealer shall keep the Purchase Money Inventory free from any lien, security interest, mortgage, claim, charge or other encumbrance, other than those granted pursuant to this Note or permitted in writing by AFC.

5.16	Unconditional Payment Obligation. Dealer’s obligation to make full payment under this Note is unconditional and shall not be affected by claims or disputes Dealer may have against any other person, including but not limited to claims or disputes Dealer may have against any person or entity who transferred, conveyed, or sold one or more Vehicles to Dealer.

5.17	Maintenance of Collateral. Dealer shall keep and maintain the Purchase Money Inventory in good repair and safe condition, and not cannibalize, alter or substantially modify the Collateral, nor secrete or conceal the Collateral.

5.18	Dealer’s Books and Records. Dealer has kept and shall continue to keep true and accurate books and records concerning its business affairs and the Collateral. Such books and records shall contain full and correct entries of all business transactions and shall be kept in accordance with generally accepted accounting principles consistently applied. Dealer shall at least annually and upon request furnish financial statements to AFC based upon said books and records and upon request shall permit AFC to make extracts from and receive from Dealer originals or true copies of Dealer’s books and records and any papers relating to the Collateral. All financial statements submitted to AFC shall fairly present the financial condition of Dealer and any other person or entity identified in such financial statements as of the preparation date. Dealer shall notify AFC, in writing, of any material adverse change in the financial condition of Dealer as compared to any prior financial statements submitted to AFC.

5.19	Insurance. Dealer shall keep the Collateral insured against such risks and in an amount equal to the Aggregate Advance Limit or such lesser amount as AFC may from time to time permit and with such insurer or insurers as AFC may from time to time approve. Dealer shall provide AFC, or AFC’s designees, with copies of its policies of insurance covering the Collateral together with evidence that the premium therefor has been paid and that AFC has been named as loss payee or additional insured on such policies. The proceeds of loss under such policies are hereby assigned to AFC. If AFC determines, in its sole discretion, that Dealer has not maintained adequate insurance coverage for the Collateral, AFC may, but has no obligation to, purchase a policy or policies of insurance (through forced placement or otherwise) and may treat amounts so expended as additional Obligations. The risk of loss or damage to the Collateral shall at all times remain solely with Dealer.

5.20	Litigation Notice. Dealer shall provide to AFC within five (5) days after service of process, notice of any litigation, arbitration, or other proceeding by or before any court, governmental agency, or entity affecting Dealer.

5.21	Taxes. Dealer has paid and shall pay all taxes and assessments relating to its business affairs and shall pay all taxes and assessments at any time levied on the Collateral as and when the same become due and payable in the ordinary course. If Dealer fails to pay taxes or assessments relating to the Collateral, AFC may, but has no obligation to, pay said taxes or assessments and may treat amounts so expended as additional Obligations.

5.22	Further Assurances. Dealer shall execute any and all documents necessary to confirm an Advance or perfect AFC’s lien and security interest in the Collateral. Dealer shall, at any time and at the request of AFC, assign in writing any or all Retail Installment Contracts and deliver the originally executed Retail Installment Contracts to AFC.

5.23	Acknowledgments. Dealer acknowledges that AFC has relied on Dealer’s Covenants and Dealer’s Representations and Warranties as delineated in this Note, and is not charged with any contrary knowledge that may be ascertained by examination of the public records, or that may have been received by any officer, director, agent, employee, representative or shareholder of AFC.

5.24	Changes in Dealer’s Business. Upon the execution of this Note, Dealer shall provide AFC with a document listing Dealer’s Place of Business. Dealer shall provide AFC written notice within 30 days of any of the following: (a) any change in Dealer’s Place of Business or chief executive office, (b) any change in the corporate, business or ownership structure of Dealer, (c) any change in the jurisdiction of incorporation, organization or business entity registration of Dealer, (d) any change in the legal name or trade name of Dealer, (e) any consolidation or merger with any other person or entity, (f) any change in control of Dealer, (g) any sale, transfer or issuance of equity securities or reclassification, readjustment or other change in capital structure, or (h) any amendment to Dealer’s articles, by-laws or other organizational documents.

5.25	Notice to Account Debtors. Dealer shall, at any time and at the request of AFC, notify any or all account debtors or obligors that AFC has the right to enforce Dealer’s rights against the account debtors or obligors, that AFC has a security interest in the accounts and chattel paper, and that the account debtors and obligors must direct payment to AFC.

5.26	Guaranties. At the request of AFC prior to the execution of this Note and at any time thereafter, Dealer shall deliver to AFC a duly executed guaranty or guaranties of a third party or parties in the form attached hereto as Exhibit C.

5.27	Control Agreements. Dealer shall cooperate with AFC in obtaining control agreements or other agreements in form and substance satisfactory to AFC with respect to Collateral consisting of deposit accounts, certificates of deposit, investment property, letter of credit rights and electronic chattel paper. In the event satisfactory control agreements or other agreements cannot be obtained, Dealer shall cooperate with AFC in placing the account or other property in AFC’s name as owner or co-owner.

6.3	DEALER’S REPRESENTATIONS AND WARRANTIES. On the date of this Note and until the Obligations are paid in full and Dealer has performed all of its obligations hereunder, the representations and warranties contained in this Note and every factual matter in any other document delivered to AFC by or on behalf of Dealer shall be true and correct in all material respects and will remain true and correct.

6.4	Permits and Licenses. Dealer has all applicable permits and licenses necessary to conduct business as a retail or wholesale seller, as applicable, of the Collateral. Dealer has all required government certificates, licenses, registrations, and charters to operate as the entity or business type identified and is in good standing with all applicable governmental authorities. Dealer shall comply with, and not permit any violation by its agents or employees of, all applicable laws, regulations, and orders of public authorities relating to Dealer’s business affairs and the Collateral.

6.5	Authority. The undersigned is legally competent, and has been duly authorized by all necessary action, to execute and deliver this Note and consummate all of the transactions contemplated hereby. Dealer has now and will have at the time of each Advance full right, power, and authority to borrow in the manner and on the terms and conditions set out in this Note, and to grant AFC the lien and security interest granted in this Note without the consent or approval of any third party or public authority.

6.4	Ownership. Dealer has now and will have at the time of each Advance good and marketable title to the Purchase Money Inventory, free and clear of all liens, security interests, mortgages, charges, claims, and other encumbrances or interests whatsoever, except the lien and security interest granted under this Note, or except as permitted by AFC in writing or acknowledged by AFC’s written notification to such third party advising such third party of AFC’s purchase money security interest in the Purchase Money Inventory and the proceeds thereof.

6.8	Enforceability. This Note, and any other agreements or documents contemplated herein or executed in connection herewith, constitute valid and binding obligations of the Dealer and all are enforceable in accordance with their respective terms.

6.9	Litigation. No legal, arbitration, or administrative proceedings are pending or threatened against Dealer which could reasonably affect the Collateral or which materially and adversely affect the properties, business, prospects, or condition, financial or otherwise, of the Dealer or Dealer’s ability to honor its obligations hereunder.

6.10	Check Representations. With each and every payment to AFC by Check, Dealer represents and warrants (regardless of whether Dealer is the drawer of the Check), that, at the time of issuance of the Check and at the time such Check may be presented for payment, the account upon which such Check is drawn contains immediately available funds sufficient for payment of that Check and all other Checks issued or outstanding at that time.

6.11	Retail Installment Contract Representations. With respect to each Retail Installment Contract: (a) Dealer is the owner thereof; (b) Dealer has made all registrations, and has taken all necessary actions which are required to perfect Dealer’s interest with respect to the Collateral therein; (c) such Retail Installment Contract is the result of a bona fide transaction entered into in the ordinary course of Dealer’s operations; (d) such Retail Installment Contract is true, valid, genuine, binding, and enforceable in accordance with the written terms thereof; (e) there is no other Retail Installment Contract or chattel paper with respect to the subject thereof; (f) such Retail Installment Contract is and will continue to be free from all defenses, setoffs, and counterclaims of any kind; (g) such Retail Installment Contract conforms with all applicable laws; (h) except as to any interest disclosed in writing to AFC, such Retail Installment Contract is free from all security, liens, and/or encumbrances; and (i) the property which is the subject of the Retail Installment Contract has been delivered to the retail purchaser under such Retail Installment Contract.

6.11.	Lot Representation. All Vehicles located at Dealer’s Place of Business constitute inventory for resale in the ordinary course of Dealer’s business unless the Vehicle is plainly marked otherwise. None of the Vehicles are in Dealer’s possession pursuant to a consignment or other agreement providing that someone other than Dealer is the Vehicle’s owner or has rights in the Vehicle superior to the rights of Dealer or AFC, unless (a) AFC has been notified in writing that such Vehicles are in Dealer’s possession and (b) the Vehicles are plainly so marked and identified.

6.12.	Name of Dealer. Dealer’s legal name is precisely the name set forth as such on the last page of this Note.

6.13.	Jurisdiction of Organization. Dealer’s jurisdiction of incorporation, organization or other business entity registration is the jurisdiction set forth as such on the last page of this Note. Upon request, Dealer shall furnish to AFC an official certificate from the appropriate governing authority evidencing the current legal status of Dealer’s business organization.

7.3	EVENT OF DEFAULT. Each and every one of the following events shall be considered an Event of Default:

7.4	the default in any payment or repayment when due of any of the Obligations, as provided in the Note;

7.5	AFC’s deeming itself insecure regarding the Collateral or the possibility of Dealer’s default in any payment or repayment of any of the Obligations;

7.4	AFC’s receipt of any report indicating that AFC is not prior to all other liens, security interests, mortgages, charges, claims, encumbrances or interests of any kind in the Purchase Money Inventory;

7.11	the default in payment or performance of any debt or obligation of Dealer whether to AFC or to a third party;

7.12	AFC determining, in its sole discretion, that any covenant, warranty, representation, or statement made by Dealer in connection with this Note, related documents, any Advance or otherwise to or for the benefit of AFC has been breached or is false or misleading;

7.13	the loss, theft, damage, destruction, sale (except as permitted by Section 4.0), or encumbrance of the Collateral, or the making of any levy, seizure, attachment, or execution against Dealer or any of its property;

7.14	the inability of Dealer or any guarantor to pay debts as they mature, insolvency of Dealer or any guarantor, appointment of a receiver for Dealer or any guarantor, assignment for the benefit of creditors by Dealer, commencement of any proceeding under any bankruptcy or insolvency law by or against Dealer or any guarantor, or entry of or issuance of any order of attachment, execution, sequestration, or other order in the nature of a writ is levied upon the Collateral;

7.15	the death or incompetency of Dealer if Dealer is an individual or any guarantor, or the death, incompetency, or resignation of a principal stockholder, officer, or manager of Dealer or any guarantor;

7.16	dissolution, merger or consolidation, or transfer of any substantial part of the property of Dealer or of any guarantor; or

7.17	AFC’s determination, in its sole discretion, that control contests or other management disputes within or regarding the Dealer threaten or may threaten the timely repayment of the Obligations by Dealer.

8.3	REMEDIES.

8.4	Whenever an Event of Default shall exist, or at any time thereafter (such a default not having previously been cured), AFC, at its option and without demand or notice of any kind, may declare the Obligations to be immediately due and payable. Upon such Event of Default, AFC shall have the rights and remedies of a secured party under applicable laws with respect to the Collateral, and any other rights or remedies at law, in equity by agreement or otherwise. In addition, AFC may by instrument in writing appoint any person to act as a receiver or receiver and manager for all or any part of the Collateral. AFC may from time to time remove or replace such receiver. Any receiver or receiver and manager so appointed shall be considered to be the agent of Dealer. AFC shall have the right to pursue any of its rights and remedies separately, successively or concurrently, and the exercise of any right or remedy shall not preclude its subsequent exercise at a later time or the exercise of other rights or remedies. Without limiting the foregoing, AFC may (a) notify any or all account debtors or obligors of the security interest of AFC in Dealer’s accounts or chattel paper and direct payment of same to AFC; (b) demand, receive, sue for and give receipts or acquittances for any moneys due or to become due on any account receivable, Retail Installment Contract, or under any chattel paper or endorse any item representing any payment on or proceeds of the Collateral; (c) assent to any or all extensions or postponements of time of payment or any other indulgence in release of the Collateral, to the addition or release of acceptance of partial payments and the settlement, compromise or adjustment of such claims, all in a manner and at times as AFC shall deem advisable; (d) execute and deliver for value all necessary or appropriate bills of sale, documents of title, and other documents and instruments in connection with the management or disposition of the Collateral or any part thereof; (e) hold, store, keep idle, lease, operate, remove, or otherwise use or permit the use of the Collateral or any part of it, for that time and upon those terms as AFC, in its sole discretion, deems it to be in its own best interests; and (f) take possession of the Collateral and sell the same. For all such purposes, AFC or any receiver appointed by AFC may, without prior notice, enter upon the premises on which the Collateral is situated (or is believed to be situated) and either cause the Collateral to remain on, be stored on, or managed at such premises at Dealer’s expense, pending sale or other disposition of the Collateral or remove the Collateral to such other place as AFC shall determine. Notwithstanding the foregoing rights, Dealer shall, upon AFC’s demand, make the Collateral available to AFC at a place to be designated by AFC which is reasonably convenient to both parties. Dealer hereby consents to the appointment of a receiver by any court of competent jurisdiction without necessity of notice, hearing, or bond.

8.5	Procedures. AFC may comply with any provision of this Note and any applicable laws in connection with a disposition of the Collateral, and compliance will not be considered adversely to affect the commercial reasonableness of any sale of Collateral. AFC may sell Collateral without giving any warranties and may specifically disclaim warranties, including warranties of title and the like. AFC shall not be liable or accountable for the failure to seize, collect, realize, sell, or obtain possession or payment of all or any part of the Collateral and shall not be bound to institute proceedings for the purpose of seizing, collecting, realizing, selling or obtaining possession or payment of same or for the purpose of preserving any rights of AFC, Dealer or any other person. AFC shall not have any obligation to take any steps to preserve rights against prior parties to any Collateral, whether or not in AFC’s possession, and shall not be liable for failure to do so.

8.4	No Obligation to Pursue Others. AFC shall have no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them, and AFC may release, modify or waive any Collateral provided by any other person to secure any of the Obligations, all without affecting AFC’s rights against Dealer. Dealer waives any right it may have to require AFC to pursue any third person for any of the Obligations.

8.9	Sales on Credit. If AFC sells any of the Collateral on credit, Dealer will be credited only with payments actually made by the purchaser, received by AFC and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, AFC may resell the Collateral and Dealer shall be credited with the proceeds of the sale.

8.10	Notice of Sale. Dealer agrees that the Vehicles are a type of collateral customarily sold on a recognized market and that AFC therefore has no obligation to notify Dealer, or any other person, prior to their sale. In the event AFC does send notice prior to sale of any Collateral, Dealer agrees that the sending of notice, whether delivered personally, by courier service or by certified or registered mail to any address of Dealer set forth in this Note, of the time and place of any public sale or the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof. AFC may, without further notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place at which it was announced at the sale so adjourned.

8.11	Action Against Bond. To the extent not prohibited by law, Dealer authorizes AFC to proceed in an action to collect on or against any bond posted by Dealer with any province or local authorities.

8.12	No Marshalling. AFC shall have no obligation to marshal any assets in favor of Dealer, or against or in payment of the Note, any Obligations or any other obligation owed to AFC by Dealer or any other person.

8.13	Right of Set-Off. Upon the occurrence and during the continuance of an Event of Default, AFC is authorized at any time and from time to time, without notice to Dealer, to set-off and apply, directly or through any of AFC’s affiliates, any and all deposits (whether general or special, time or demand, provisional or final, or otherwise) and other assets and properties at any time held in the possession, custody or control of AFC or its affiliates, and any indebtedness at any time owing by AFC or its affiliates to or for the credit, account or benefit of Dealer, against any and all of Dealer’s Obligations.

9.6	GENERAL.

9.7	Indemnification. Dealer shall indemnify and hold AFC harmless from and against any and all liabilities, loss, damage, costs, or expenses of whatever kind or nature relating to claims of third parties arising out of or in any way connected to this Note or Dealer’s business affairs including, without limitation, legal fees and expenses incurred both in the defense of any action against AFC and in any action to enforce these indemnity rights as against the Dealer.

9.8	No Partnership; Joint Venture; Dealer’s Business Affairs. Notwithstanding anything to the contrary herein contained or implied, AFC, by this Note or by any action pursuant hereto, shall not be deemed to be a partner or joint venturer of Dealer. Dealer furthermore agrees that notwithstanding the conditions of lending herein, the purchase or sale of Vehicles or Equipment by Dealer is in the ordinary course and, prior to an Event of Default, at the discretion and subject to the business judgment of Dealer. AFC has no responsibility or liability of any kind with regard to the quantity, quality, condition, purchase price, or marketability of any item of Purchase Money Inventory. AFC is not a party to any loss or gain in the sale of any Purchase Money Inventory sold by Dealer.

9.9	Expenses. Dealer agrees to pay in the ordinary course all AFC’s expenses and costs incidental to the financing provided for under this Note. Such costs shall include, but are not limited to, fees and out-of-pocket expenses incurred by AFC or its counsel (including paralegals and similar persons) and any filing fees, stamp taxes, insurance or other charges associated with the creation, perfection, or maintenance of the security interest granted herein. Dealer agrees that if it fails or refuses to pay any taxes or assessments relating to the Collateral or fails to maintain proper insurance coverage for the Collateral, AFC may, but has no obligation to, pay said taxes or assessments and purchase a policy or policies of insurance and may treat amounts so expended as additional Obligations. Any amount so paid or advanced by AFC, plus related costs, shall be repaid by Dealer on demand and shall bear interest at the highest rate permitted by law from the date of such payment or advance.

9.10	Notices. All notices, requests, or other communications by Dealer required by, permitted under, or relating to this Note shall be in writing. Any notice shall be effective (a) if delivered personally (or by courier) with signed receipt therefore, or (b) three days after dispatch, if delivered via certified or registered mail, postage prepaid and addressed as follows:

If intended for AFC then addressed to AFC at the AFC corporate headquarters as listed on the web site currently located at URL www.AFCDEALER.com or a successor thereto.

If intended for Dealer

All such notices shall be deemed reasonably and promptly given if the effective date thereof is at least five days prior to the event with respect to which notice is given.

9.11	Merger, Modification; Headings; Waiver. This Note and the documents contemplated hereby are intended by the parties as an amendment and restatement of any prior Promissory Note and Security Agreement or agreements with regard to the subject matter hereof. Notwithstanding the foregoing, this Note and the documents contemplated hereby contain the entire agreement of the parties with regard to the subject matter hereof, and shall be binding upon and inure to the benefit of the successors and assigns of the parties; however, no obligation or rights of Dealer shall be assignable. Dealer authorizes AFC to alter, amend or modify the Terms and Conditions of this Note at any time by posting a copy of such altered, amended or modified Terms and Conditions on its web site currently located at URL www.AFCDEALER.com or any successor web site. Any request for an Advance by Dealer and subsequent Advance by AFC pursuant to Sections 2.1, 2.2 or 2.3 shall constitute the assent of the parties to the Terms and Conditions in effect at that time. The provisions of this Note may not be altered, amended, or modified by Dealer except in a writing signed by both parties. The parties acknowledge that the headings herein are for convenience only and shall not be considered in the interpretation of this Note.

9.10	Usury. Any provisions of this Note to the contrary notwithstanding, at no time shall Dealer be obligated to pay interest at a rate which subjects AFC to either civil or criminal liability as a result of interest being in excess of the maximum rate Dealer is permitted by law to contract or agree to pay. In such circumstances, the rate of interest hereunder shall be deemed to be immediately reduced to such maximum rate, and such interest and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Obligations as of the date such payment was made. Any such excess shall be held by AFC for Dealer’s benefit without interest and shall be subject to setoff by AFC.

9.11	No Waiver. No delay or omission by AFC to exercise any right or remedy shall (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to any Event of Default, or (c) affect any subsequent default, right or remedy of the same or of a different nature.

9.12	Demand Nature of Credit Facility. Dealer acknowledges and agrees that the financing evidenced by this Note is payable upon demand. Nothing in this Note is intended to nor shall be deemed to change the demand nature of this Note, including, without limitation, any reference to Events of Default, to annual financial statements, to Curtailment Dates, to Periods, or otherwise. Dealer acknowledges and agrees that AFC, at any time, without notice and with or without reason, may demand that the Obligations be immediately paid in full. The Dealer acknowledges that demand may be made by AFC even if the Dealer is in compliance with each and every term of this Note.

9.7	Signature. AFC and Dealer expressly agree that AFC may, at AFC’s option, execute this Note and the documents contemplated hereby by way of a signature stamp or other authorized facsimile signature of an AFC officer. AFC and Dealer expressly agree that except as authorized under Section 2.10 or the attached Power of Attorney, Dealer may only execute this Note and the documents contemplated hereby by way of an original signature and not by way of a facsimile thereof.

9.11	Enforcement. AFC and Dealer intend and believe that each provision in this Note complies with all applicable laws, statutes and judicial and administrative decisions; however, if any provision in this Note is found by a court of law to be in violation of any applicable laws, statutes, judicial or administrative decisions, or public policy, then it is the intent of the parties of this Note that such provision be given force to the fullest possible extent that it is legal, valid and enforceable, that the remainder of this Note shall be construed as if such provision were not contained herein and that the remainder of this Note continue in full force and effect.

9.12	JURISDICTION AND CHOICE OF LAW. THIS NOTE AND ANY AND ALL AGREEMENTS OR AUTHORIZATIONS EXECUTED BY DEALER OR AFC IN CONNECTION HEREWITH SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE PROVINCE OF ONTARIO, AS AMENDED FROM TIME TO TIME, WITHOUT RESORT TO PRINCIPLES OF CONFLICTS OF LAWS. BY EXECUTION OF THIS NOTE, DEALER SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE PROVINCE OF ONTARIO. SUBJECT TO SECTION 9.13 BELOW, ANY ACTION INITIATED BY DEALER AGAINST AFC RELATING TO THIS NOTE SHALL BE FILED AND CONDUCTED SOLELY IN SAID COURTS. AFC MAY BRING ANY SUIT AGAINST DEALER UNDER OR RELATED TO THIS NOTE IN ANY COURT OF COMPETENT JURISDICTION, AND DEALER HEREBY CONSENTS TO AFC’S CHOICE OF FORUM. DEALER FURTHER WAIVES ANY RIGHT WHICH IT MAY HAVE TO REMOVE SUCH LITIGATION OR MATTER TO A FEDERAL COURT OR TO REQUIRE THAT ANY SUCH LITIGATION OR MATTER TAKE PLACE IN A FEDERAL COURT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AFC ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

9.13	WAIVER OF JURY TRIAL RIGHTS. SUBJECT TO SECTION 9.13 BELOW, EACH PARTY, AFTER CONSULTING, OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS NOTE AND RELATED AGREEMENT(S), INSTRUMENTS OR TRANSACTIONS, OR ANY ASPECT OF THE PAST, PRESENT, OR FUTURE RELATIONSHIP OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AFC ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

9.13	Arbitration. Except as expressly provided elsewhere in this Agreement, or as otherwise expressly agreed to in writing by Automotive Finance Canada Inc., any and all questions or disputes arising from the operation of, the interpretation of, or, in any way connected with, this Agreement may, at the unilateral discretion and direction of AFC, be submitted for final determination under the provisions of the Arbitration Act, 1991, S.O. 1991, c. 17, (including as amended or replaced during the term of this Agreement). In the event that litigation has been commenced by the Dealer or guarantor(s), (if any), against AFC prior to such submission, the Dealer or guarantor(s), (if any), hereby agree(s) to discontinue, without delay, such litigation permanently. The arbitration shall be conducted by a single arbitrator to be unilaterally selected by AFC, which arbitrator shall be qualified to conduct commercial arbitrations under the provisions of the Arbitration Act, 1991. The proceedings before the arbitrator shall take place in Toronto, Ontario or such other place as the arbitrator may direct. The parties to this Agreement, including guarantor(s), (if any), agree and represent to one another that the decision or award of the arbitrator so appointed shall be final and binding upon such parties and shall not be subject to appeal or judicial review. The parties to this Agreement, including the guarantor(s), (if any), represent to one another that this section constitutes an express agreement between them to arbitrate in the event that AFC, in its sole discretion, decides to submit a question or dispute to arbitration. The parties to this Agreement hereby agree that the costs of the arbitration shall be Obligations as defined in this Agreement.

9.14	Processing Fees and Other Fees. If AFC determines that it is necessary or desirable to transfer or convert the Ownership Certificate or obtain a new or replacement Ownership Certificate for any Vehicle, Dealer agrees to pay AFC an Ownership Certificate transfer or processing fee not to exceed $100 for each Ownership Certificate processed, in addition to all of AFC’s expenses and costs incidental thereto, which shall include, but are not limited to, fees and out-of-pocket legal expenses incurred by and any filing fees or taxes. In addition Dealer agrees to reimburse AFC on demand for any other fees including but not limited to postage or other processing fees incurred by AFC.

9.15	Legal Fees Expenses and Costs. In addition to all other amounts payable hereunder by Dealer, Dealer agrees to reimburse AFC on demand for any similar persons’ fees (not less than 15% of the Obligations where not prohibited by law), accountants’ fees, appraisers’ fees, and all expenses and costs incurred in collecting or enforcing payment of the Obligations hereunder or in curing any default and any and all taxes thereon, including without limitation those fees and costs incurred (a) with or without suit; (b) in any appeal; (c) in any bankruptcy, insolvency or receivership proceeding; and (d) in any post-judgment collection proceedings, plus interest at the rate provided herein.

9.16	Waiver. If the Dealer is a corporation, the Dealer agrees that no provision of The Limitation of Civil Rights Act (Saskatchewan) shall have application to this Note or any renewal or extension of this Note, and hereby waives any and all benefits and remedies provided by that Act.

9.17	Waiver of Notice. The Dealer waives the right to receive a copy of any financing statement or financing change statement, or any verification statement issued by any registry confirming the registration of a financing statement or a financing change statement, relating to this Note.

9.18	Communication. Dealer authorizes AFC to a) send facsimile transmissions to Dealer at the facsimile numbers listed as Dealer’s facsimile number in any communication sent or to be sent to AFC by Dealer; b) make telephone calls to Dealer at the telephone numbers listed as Dealer’s telephone number in any communication on sent or to be sent to AFC by Dealer; c) send emails to Dealer at the email addresses listed as Dealer’s email address in any communication sent or to be sent to AFC by Dealer; and e) communicate to Dealer via any and all other forms of communications for the purpose of marketing, collection, and for any other communication needs. This permission will remain in effect until cancelled in writing by the Dealer.

Dealer’s Name and Dealer’s Place(s) of Business:

WHEREFORE, the parties have, by their duly authorized representatives, executed this Note on the     .

Dealer:	Automotive Finance Canada Inc.

By:	By:
An AFC Officer
To be executed at AFC corporate office
By:

By:

By:

TERM SHEET FOR

DEMAND PROMISSORY NOTE AND SECURITY AGREEMENT

Dealer:

Date of Original Demand Promissory Note and Security Agreement Note:

The following terms, as defined in the Demand Promissory Note and Security Agreement, shall apply effective immediately:

Floorplan Fee: The Floorplan Fee shall be:

Interest: Interest shall accrue on the Obligations at a variable rate (based on a 360 day year), adjusted each business day, equal to the prime rate then charged by the Canadian Imperial Bank of Commerce (the “Prime Rate”) plus:

Number of Curtailment Date Extensions: The Number of Curtailment Date Extensions shall be limited to:

Period: The Period shall be:

Executed by the undersigned duly authorized representatives effective as of the .

Dealer:	Automotive Finance Canada Inc.

By:	By:
An AFC Officer
To be executed at AFC corporate office
By:

By:

By:

EXHIBIT A

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS:

In accordance with the Demand Promissory Note and Security Agreement between Automotive Finance Canada Inc. ("AFC") and ("Dealer"), to which reference is made for the meaning of all capitalized terms used herein, an irrevocable power of attorney, coupled with an interest, is hereby conferred by the Dealer upon AFC, an Ontario corporation, the principal office address in the United States listed on the web site currently located at URL www.AFCDEALER.com or a successor thereto or such other place as AFC may designate:

(a)	act with general authority with respect to all personal property of the Dealer and transactions involving or relating to the same;

(b)	act on behalf of the Dealer to assign, reassign, or obtain evidence of ownership in connection with transactions involving Purchase Money Inventory, Collateral and other property of the Dealer;

(c)	act on behalf of the Dealer to prepare, sign, endorse, execute and deliver documents including, but not limited to financing statements, financing charge statements, notes, checks, drafts in connection with transactions involving Purchase Money Inventory, Collateral and other property of the Dealer;

(d)	act with general authority with respect to claims and litigation of or relating to Purchase Money Inventory, Collateral, and other property of the Dealer;

(e)	act with general authority with respect to delegating authority;

(f)	act with general authority with respect to insurance, and accounts or transactions with banks and other financial institutions, of or relating to Purchase Money Inventory, Collateral, and other property of the Dealer; and

(g)	act with general authority regarding all other matters which AFC may, in its sole discretion, deem expedient, reasonable, or necessary in the discharge of the authority hereby conferred — all as if done by the Dealer directly.

Dealer shall indemnify, defend and hold harmless AFC, its affiliates, subsidiaries, officers, directors, employees, representatives, successors, and assigns from and against any and all loss, damage, liability, claims, cause of action, and expenses of whatever kind, arising from the exercise of authority hereunder. The liability of AFC and/or any person to whom it delegates authority hereunder, to the Dealer or any third person shall be limited to acts in bad faith. This power of attorney shall be irrevocable until such time as each and every Obligation of the Dealer to AFC has been satisfied in full. The revocation or termination hereof shall be ineffective unless and until actual notice or knowledge of such revocation or termination shall have been received by the parties acting under this power of attorney. This power of attorney shall be governed by the substantive laws of the Province of Ontario without resort to principles of conflicts of law. This power of attorney is to continue notwithstanding any mental incapacity or infirmity that occurs after the execution of the power of attorney.

Executed this     .

By:	By:

By:	By:

By:	By:

By:	By:

Witnessed By:		By:
	Signature		Print Name

Witnessed By:		By:
	Signature		Print Name

EXHIBIT B

UNCONDITIONAL AND CONTINUING GUARANTY

TO:	AUTOMOTIVE FINANCE CANADA INC.

DATE:                                                                      [NOTE: Maker/Primary obligor on Note should also sign Guaranty]

FOR VALUE RECEIVED, and in consideration of credit and services given or to be given to ("Debtor") by Automotive Finance Canada Inc. ("AFC"), the undersigned hereby severally guaranty the full and prompt payment, when due, whether by acceleration or otherwise, together with interest and all costs, expenses and legal fees, of any and all obligations of the Debtor to AFC including such indebtedness as may be encompassed by the term “Obligations” as defined in the Demand Promissory Note and Security Agreement executed by and between AFC and Debtor, as amended, supplemented or modified from time to time, whether or not such amounts exceed any advance limit applicable to Debtor or communicated to the undersigned (hereinafter collectively referred to as the “Liabilities”). This is an irrevocable, unconditional and continuing guaranty; it shall cover and secure any amount at any time owing on the Liabilities.

The undersigned each hereby waive any and all presentment, demand, protest and notice of dishonor, non-payment or other default with respect to any of the Liabilities. The undersigned each hereby grant to AFC full power to deal in any manner with the Liabilities without notice to the undersigned, including, but without limiting the generality of the foregoing, the following powers: (a) to modify or otherwise change any terms of all or any part of the Liabilities or the rate of interest thereon, to grant any extension or renewal thereof, and any other indulgence with respect thereto, and to effect any release, compromise or settlement with respect thereto; and (b) to enter into any agreement of forbearance with respect to all or any part of the Liabilities or with respect to all or any part of the collateral related thereto and to change the terms of any such agreement. The obligations of the undersigned hereunder shall not be released, discharged or in any way affected, nor shall the undersigned have any rights or recourse against AFC by reason of any action AFC may take or omit to take under the foregoing powers.

If a claim is made upon AFC at any time for repayment or recovery of any amount(s) or other value received by AFC, from any source, in payment of or on account of any of the Liabilities of the Debtor guarantied hereunder and AFC repays or otherwise becomes liable for all or any part of such claim by reason of: (a) any judgment, decree or order of any court or administrative body having competent jurisdiction; or (b) any settlement or compromise of any such claim, the undersigned shall remain severally liable to AFC hereunder for the amount so repaid or for which AFC is otherwise liable to the same extent as if such amount(s) had never been received by AFC, notwithstanding any termination hereof or the cancellation of any note, instrument, or other agreement evidencing any of the Liabilities.

In case the Debtor shall fail to pay all or any part of the Liabilities when due, whether by acceleration or otherwise, according to the terms thereof, the undersigned will immediately pay the amount due and unpaid by the Debtor in like manner as if such amount constituted the direct and primary obligation of the undersigned. AFC shall not be required, prior to any such payment by or demand on the undersigned, to make any demand upon or pursue or exhaust any of its rights or remedies against the Debtor or others with respect to the payment of any of the Liabilities.

Notwithstanding anything to the contrary in this guaranty, the undersigned each hereby irrevocably waive(s) all rights he/she may have at law or in equity (including, without limitation, any law subrogating the undersigned to the rights of AFC) to seek contribution, indemnification, or any other form of reimbursement from the Debtor, any other guarantor, or any other person hereafter primarily or secondarily liable for any obligations of the Debtor to AFC, for any payment made by the undersigned under or in connection with this guaranty or otherwise. The undersigned furthermore waive: (a) all defenses based on surety ship, notice, or impairment of collateral; and (b) any defenses which the Debtor may assert on the Liabilities including but not limited to failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction, and usury.

This guaranty is in addition to and not in substitution for any other guaranty or other securities which AFC may now or hereafter hold for all or any part of the Liabilities, and AFC shall not be under any other obligation to marshal in favor of the undersigned any other guaranties or other securities or any monies or other assets which AFC may be entitled to receive or may have a claim upon. No loss of or in respect of or unenforceability of any other guaranties or other securities which AFC may now or hereafter hold in respect of any of the Liabilities, whether resulting from the fault of AFC or otherwise, shall in any way limit or lessen the undersigned’s liability under this guaranty.

The undersigned understand and agree that no loans made by the undersigned to the Debtor are permitted to be repaid by the Debtor while this guaranty or any indebtedness to AFC is outstanding. All debts and liabilities, present and future, of Debtor to the undersigned are hereby assigned to AFC and postponed to the Liabilities, and all monies received by the undersigned in respect thereof shall be received in trust for AFC and forthwith upon receipt shall be paid over to AFC, unless prior written authorization to the contrary has been obtained from AFC, without in any way lessening or limiting the liability of the undersigned under this guaranty. This assignment and postponement is independent of the guaranty and shall remain in full force and effect until repayment in full to AFC of all the Liabilities, notwithstanding that the liability of the undersigned under this guaranty may have been discharged or terminated.

This guaranty shall not be discharged or otherwise affected by the death or loss of capacity of the Debtor, by any change in the name of the Debtor, or (if a partnership, limited liability company or other membership organization) by any change in the membership of the Debtor or (if a corporation) by any change in the officers, capital structure, by-laws or articles of the Debtor, by the sale of the Debtor’s business or any part thereof, by the Debtor being reorganized or being amalgamated with one or more other corporations or other entities, by the Debtor becoming bankrupt or insolvent or by any other matter or thing whatsoever but shall continue to apply to all Liabilities whether incurred before or after any such event. In the case of a change in the membership of the Debtor or in the case of the Debtor being reorganized or being amalgamated with one or more other entities, this guaranty shall apply to the liabilities of the resulting entity, and the term “Debtor” includes each such resulting entity. This guaranty shall not be discharged or otherwise affected by the death of the undersigned.

The undersigned hereby warrants to AFC that the undersigned has by independent means made himself/herself fully aware of Debtor’s financial condition. The undersigned agrees to pay all costs, expenses, and legal fees incurred by AFC in the enforcement of this guaranty.

Whenever possible each provision of this guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this guaranty.

EXHIBIT C

CANADA Rev. 02/08/06	Page1 of 2

THIS GUARANTY SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE PROVINCE OF ONTARIO, AS AMENDED FROM TIME TO TIME, WITHOUT RESORT TO PRINCIPLES OF CONFLICTS OF LAWS. BY EXECUTION OF THIS GUARANTY, THE UNDERSIGNED SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE PROVINCE OF ONTARIO. ANY ACTION INITIATED BY THE UNDERSIGNED AGAINST AFC RELATING TO THIS GUARANTY SHALL BE FILED AND CONDUCTED SOLELY IN SAID COURTS. AFC MAY BRING ANY SUIT RELATING TO THIS GUARANTY IN ANY COURT OF COMPETENT JURISDICTION, AND THE UNDERSIGNED HEREBY CONSENTS TO AFC’S CHOICE OF FORUM.

EACH PARTY, AFTER CONSULTING, OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AFC ENTERING INTO THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY.

All rights, powers, privileges and immunities of AFC hereunder shall inure to the benefit of the successors and assigns of AFC, and shall be binding upon each of the undersigned, his/her personal representatives, heirs and assigns.

Witness the hand and seal of the undersigned the day and year first above written.

Witnessed By:		By:
	Signature		Print Name

Witnessed By:		By:
	Signature		Print Name

[Alberta Guarantor(s) Only]

THE GUARANTEES ACKNOWLEDGEMENT ACT (ALBERTA) CERTIFICATE OF NOTARY PUBLIC

I HEREBY CERTIFY THAT:

1.	of , the Guarantor in the above Guarantee, appeared in person before me and acknowledged that he/she had executed the Guarantee;

2.	I satisfied myself by examination of him/her that he/she is aware of the contents of the Guarantee and understands it.

Given at              this              day of             , under my hand and seal of office.

Seal	A notary Public in and for

I am the Person named in this certificate.	STATEMENT OF GUARANTOR

SIGNATURE OF GUARANTOR

Canada Rev. 9/18/03

Dealer Application (Quebec)

The parties have requested that this application and all related documents be drawn in English.

Les parties ont rédigée que cette application soit et tous documents qui s’y rattachent soient rédigées en anglais

Dealership

Line Requested:	Plate Number:
Company Name:
Address:
Phone:	Fax:
Sales Tax Exemption Certificate #:		Type of Business:	# of years in Business:
Organization Type:	GST ID #:	PST ID #:
Doing Business As: (Yes or No)

Officers and Owners

Officer 1:	Title:	Officer 1’s SSN:
Officer 2:	Title:	Officer 2’s SSN:
Officer 3:	Title:	Officer 3’s SSN:
Officer 4:	Title:	Officer 4’s SSN:
Stockholder 1:	Percent owned:	Stockholder 1’s SSN:
Stockholder 2:	Percent owned:	Stockholder 2’s SSN:
Stockholder 3:	Percent owned:	Stockholder 3’s SSN:
Stockholder 4:	Percent owned:	Stockholder 4’s SSN:

Insurance

Type:	Policy #:	Insurance Company:	Amt:
Type:	Policy #:	Insurance Company:	Amt:

Banking Relations

Bank:	Account:	Bank Phone #:
Bank:	Account:	Bank Phone #:

I hereby certify the information contained within this application and on any accompanying financial statements is true, complete, and accurate. I authorize AFC to obtain credit information from a credit bureau and any financial institution or trade creditor that I have provided as well as any other credit investigation that AFC in AFC's sole discretion deems necessary. I also authorize AFC to contract any third parties and to disclose information, including information contained in this application, for the purpose of, among other things, obtaining intercreditor agreements and perfecting AFC's security interest.

Further, if a credit line is granted, I authorize AFC to review my account periodically, which could include obtaining additional credit reports.

Si mon application est approuvé, je desire recévoir mon contrat en Anglais.

If my application is approved, I wish to receive my contracts in English.

Date	Date
Date	Date
Date	Date
Date	Date

AFC Use Only

Checked with Auction GM		GM Initials
Line Amt.:	Dealer Number: Branch Number:
Contract Date:	Contract Number:
Fee:	Interest:
Terms:
Auction City:	Auction County:	Auction State:

103

MEMORANDUM OF AGREEMENT REGARDING CREDIT LINE

The parties have requested that this Agreement and all related documents be drawn in English.

Les parties ont rédigéé que cette convention soit et tous documents qui s’y rattachent soient rediges en anglais

This MEMORANDUM OF AGREEMENT REGARDING CREDIT LINE is entered into in the City and District of Montreal,         this by and between Automotive Finance Canada Inc., a body politic, duly incorporated and having its principal place of business at         (“Lender”) and                     a body politic, duly incorporated and having its principal place of business at         ,                 , hereinacting and represented by             , its duly authorized representative (“Borrower”).

LENDER and BORROWER hereby agree as follows:

SECTION 1: CREDIT LINE

The Borrower has requested and the Lender agreed on this day to grant to the Borrower an operating credit line (the “Credit Line”) in the Borrower’s favour in the maximum amount of      ($    ), subject to the terms of this Agreement and any schedule attached hereto (the “Agreement”).

SECTION 2: SELLER FINANCED PURCHASES

The Borrower may only utilize the Credit Line from time to time by taking the equivalent of the monetary amount granted in this Credit Line in purchases of merchandise from Lender (“Seller Financed Purchases”). The Borrower shall notify the Lender from time to time as to the amounts in merchandise the Borrower wishes to borrow by way of Seller Financed Purchases. The Borrower may borrow, repay and reborrow or otherwise utilize or reutilize amounts under the Credit Line from time to time at the sole, absolute discretion of the Lender.

SECTION 3: DISBURSEMENT

The Credit Line shall be disbursed to the Borrower in one or more installments at the Lender’s sole and absolute discretion and providing that any prerequisite condition applicable to the Credit Line has been fulfilled and by way of example, when publication of the Agreement of Hypothec has been effected in the Register of Personal and Movable Real Rights. Notwithstanding the foregoing, if the Borrower is in default with respect to any obligation hereunder or under any other agreement or should it appear to the Lender that the Borrower’s financial condition is or has deteriorated and the Lender has not yet disbursed any or all of the capital under the Credit Line, the Lender may, at its sole and absolute discretion and without prior notice, temporarily delay or permanently cease all installments and/or any further installments, without prejudice to Lender’s other rights and recourses.

The said installments shall be evidenced by the Borrower in favour of the Lender by means of negotiable promissory notes, acknowledgments of debt or such other documentary form acceptable to the Lender such as by way of example, Installment Agreement(s); and any such acceptable documentary form shall remain discounted and in the hands of the Lender and may be renewed, extended or replaced by other acceptable documentary form, without novation or derogation of any kind resulting therefrom with respect to the Lender’s rights and without affecting the validity of the present Agreement and/or any Installment Agreement. It is furthermore understood that in view of the possibility of disbursing in successive installments, the Borrower hereby authorizes the Lender to deduct any interest accrued on previous installments from any future installment of the present Credit Line.

SECTION 4: OTHER AGREEMENTS

Upon the execution of this Agreement, the Borrower’s obligations to repay its indebtedness and liability to the Lender shall be subject to the terms and conditions of this Agreement as well as to such other agreements as executed by the parties.

The exercise by the Lender of any recourse under this Agreement shall not preclude the Lender from exercising any other recourse provided herein or under any other agreement with Borrower or by law. All the recourses of the Lender are cumulative and not alternative. Notwithstanding the foregoing should a court of competent jurisdiction decide that certain of Lender’s recourses are incompatible or should said Court require Lender to choose between such recourses, in such case Lender shall then have the option at its sole discretion which recourse it wishes to avail itself of and this without prejudice to any and all rights, recourses and remedies which the Lender may otherwise possess.

SECTION 5: REPAYMENT OF THE CREDIT LINE

The Borrower agrees to repay its indebtedness and liability under the Credit Line in accordance with each Installment Agreement between Lender and Borrower (the said Installment Agreement(s) and schedule(s) attached thereto shall form an integral part hereof). Any sum collected by the Lender in the exercise of its rights provided herein or under any other agreement with Borrower or by law may be kept by the Lender, as mortgaged property or may be applied to the payment of the obligations as secured hereunder or under any other agreement with Borrower, whether due or not. The Lender shall have the choice of how any such sum will be applied.

SECTION 6: DEFAULT

6.1	An event of default shall occur under this Agreement if:

(a) the Borrower or any guarantor fails to make when due, either on demand or on a fixed payment date, by acceleration or otherwise, any payment of capital, interest, fees or other amounts payable to the Lender under this Agreement or under any other agreements to which the Borrower and the Lender are parties or payable to any other lender;

(b) the Borrower or any guarantor breaches any other term or condition contained in this Agreement or in any other agreements to which the Borrower and the Lender are parties and has or have not remedied such default within ten (10) days of written notice thereof;

(c) any default occurs under any security under this Agreement or in any Schedule attached hereto or under any credit, loan or security agreement to which the Borrower or any guarantor is party to;

(d) any bankruptcy, reorganization, compromise, arrangement, insolvency or liquidation proceedings or other proceedings for the relief of debtors are instituted by or against the Borrower and, if instituted against the Borrower, are allowed against or consented to by the Borrower or are not dismissed or stayed within 60 days after institution;

(e) a receiver is appointed over any of the Borrower’s property or any judgment or order or any process of any court becomes enforceable against the Borrower or any of the Borrower’s property or any creditor takes possession of any of the Borrower’s property;

(f) any course of action is undertaken by the Borrower or with respect to the Borrower which would result in the Borrower’s reorganization, amalgamation or merger with another corporation or the transfer of all or substantially all of the Borrower’s assets;

(g) any adverse change occurs in the financial condition of the Borrower and/or of any guarantor of indebtedness and liability under the Credit Line; or

(h) any adverse change occurs in the environmental condition of: (i) the Borrower or any guarantor of indebtedness and liability under the Credit Line; or (ii) any of the property, equipment or business activities of the Borrower or any guarantor of indebtedness and liability under the Credit Line.

6.2 In the event where a default arises from the non-fulfillment of an obligation in a prescribed period of time, the Borrower shall be considered in default by the mere lapse of time, without the necessity of any notice or demand.

6.3 Upon the occurrence of an event of default, the Lender may:

(a) refuse to allow the Borrower to borrow further by way of Seller Financed Purchases and the Lender may in its discretion terminate the Credit Line entirely;

(b) demand payment of all of the Borrower’s indebtedness and liability under the Credit Line together with interest and interest on overdue interest;

(c) exercise all of Lender’s rights and remedies under any Installment Agreement(s) as if the default had occurred under the Installment Agreement(s); and/or

(d) at Borrower’s cost, take such other steps as may be permitted by law or as provided under this Agreement and/or any Schedule attached hereto or any other credit, loan or security agreement and as it deems fit to sue for and recover payment for the Borrower’s indebtedness and liability to the Lender, including, without limitation, realization of any security held.

6.4 Upon the Borrower’s default and subject to applicable law, the Borrower shall pay to the Lender on demand all of Lender’s reasonable costs, including but not limited to legal fees and expenses (on a solicitor and his own client basis) incurred (i) in collecting the balance due to the Lender under the Credit Line, whether or not a legal action is brought against the Borrower and (ii) in protecting the Lender from any loss which the Lender may suffer as a result of the Borrower’s default.

SECTION 7: BORROWER’S DECLARATIONS AND WARRANTIES

The Borrower agrees to:

7.1	obey all applicable laws and requirements of any federal, provincial, or any other governmental authority relating to the environment and the operation of its business activities; and

7.2	allow the Lender and/or any duly authorized representative of the Lender access at all times to its business premises to monitor and inspect all property and business activities.

SECTION 8: MAINTENANCE OF RECORDS

The Lender will maintain records of the Borrower’s indebtedness and liability to the Lender under the Credit Line and such records shall evidence such indebtedness and liability. In the absence of manifest error, such records shall be considered conclusively binding upon the Borrower as to its indebtedness and liability to the Lender by way of Seller Financed Purchases under the Credit Line unless the Borrower notifies the Lender to the contrary within five (5) days from the date on which the statement was sent to the Borrower, provided that any error by the Lender in keeping its records or in the statement shall not affect the Borrower’s obligation to pay or repay its indebtedness and liability under the Credit Line.

SECTION 9: SECURITY

The following security, evidenced by documents satisfactory to the Lender and published as required by the Lender, are to be provided to the Lender by the Borrower and the guarantors prior to any Seller Financed Purchases under the Credit Line being permitted, failing which same shall constitute a default under the Agreement:

9.1	Security Agreement/Hypothec over all inventories; and

9.2	General Security Agreement/Hypothec on universality of property.

SECTION 10: TERM

This Agreement shall be in effect for an initial term of one year from the date hereof and may be extended or renewed with Lender’s written agreement.

SECTION 11: GOVERNING LAW

This Agreement is to be governed by and construed in accordance with the Laws of the Province of Quebec.

SECTION 12: NOTICES

Any notice or other communication by the terms hereof required or permitted to be given shall be in writing, mailed by registered mail, postage prepaid, and addressed as follows:

If intended for the Lender

Automotive Finance Canada Inc.

300 Albert Mondou

St. Eustache, Quebec

If intended for the Borrower

Any notice sent by registered mail, prepaid postage shall be deemed to have been received on the third business day following the date of mailing.

SECTION 13: SCHEDULES	All Schedules attached hereto shall form an integral part of this Agreement and shall be deemed to be embodied herein.

IN WITNESS WHEREOF the parties have executed this Agreement on the day and date first hereinabove set forth.

Borrower:	Automotive Finance Canada Inc.

By:	By:

By:

By:

By:

Witness	Witness

INTERVENTION GUARANTEE

In consideration of the Lender executing the present Agreements(s) of Loan and Hypothec dated by and between Automotive Finance Canada Inc. and the undersigned does hereby covenant and agree with the Lender, its successors and assigns, that if default shall be made at any time by Borrower, its successors and assigns, in the payment of any sums due and/or in the performance of the covenants in the said Loan & Hypothec Agreement, the undersigned will pay the said sums due and any balance thereof that may remain due and/or perform the covenants and also acquit any and all damages that may arise in consequence of the non-payment of the said sums and/or the non-performance of the said covenants or any of them. It shall not be necessary to notify the undersigned of any such default and the undersigned hereby waives the benefit of division and discussion binding himself solidarily with the said Borrower as principal debtor and not merely as surety, making the whole his personal affair and hereby agrees to be bound to Lender as if he was Borrower. In the event of the liability of Borrower being terminated for any reason whatsoever inclusive of the bankruptcy or insolvency of Borrower, the undersigned shall at the option of the Lender take over and perform each and every obligation of Borrower of this Agreement for the entire duration thereof notwithstanding any statutory right to the contrary.

DATED this                     at Montreal, Quebec.

TERM SHEET

The parties have requested that this Agreement be drawn in English.

Les parties ont demandé que cette convention soit rédigée en anglais.

Dealer:

Date of Original Note:

The following terms, as defined in the Installment Sales Agreement(s) between Dealer as Purchaser and various Vendors, shall apply effective immediately:

Installment Fee: The Installment Fee shall be:

Interest: Interest shall accrue on the Purchase Price and other Obligations pursuant to the Installment Sales Agreement(s) at a variable rate, adjusted each business day, based upon the most recent prime rate charged by the Canadian Imperial Bank of Commerce from time to time to its best commercial customers plus:

Number of Payment Date Extensions: The Number of Payment Date Extensions shall be limited to:

Period: The Period shall be:

Executed by the undersigned duly authorized representatives effective as of the .

Dealer:	Automotive Finance Canada Inc.

By:
By:
By:		An AFC Officer
To be executed at AFC corporate office

By:

By:

SCHEDULE A

MEMORANDUM OF AGREEMENT OF HYPOTHEC ON A UNIVERSALITY OF MOVABLE PROPERTY

The parties have requested that this Agreement and all related documents be drawn in English.

Les parties ont rédigéé que cette convention soit et tous documents qui s’y rattachent soient rediges en anglais

This MEMORANDUM OF AGREEMENT OF HYPOTHEC ON A UNIVERSALITY OF MOVABLE PROPERTY (“Agreement of Hypothec”) is entered into in the City and District of Montreal, this                      by and between Automotive Finance Canada Inc., a body politic, duly incorporated and having its principal place of business at 300 Albert Mondou, St. Eustache, Quebec (“LENDER”) and                     , a body politic, duly incorporated and having its principal place of business at             ,             , hereinacting and represented by         , its duly authorized representative (“BORROWER”).

LENDER and BORROWER hereby agree as follows:

SECTION 1: PREAMBLE

The BORROWER has borrowed from the LENDER under and pursuant to the terms of a loan agreement in the form of a revolving line of credit dated (which said loan agreement and all its amendments, extensions or renewals thereof, if any, being hereinafter collectively called the “Loan Agreement”), which Loan Agreement shall form an integral part of this Agreement of Hypothec, the Loan Agreement being annexed hereto after having been initialed as true for the purposes of identification hereof. The BORROWER has consented to grant to the LENDER a moveable hypothec to secure each and every one of its obligations incumbent upon it pursuant to the Loan Agreement.

SECTION 2: HYPOTHEC

As continuing and general collateral security for the payment of the indebtedness and liability of the BORROWER to the LENDER (inclusive of repayment of capital, payment of interest, costs and accessories) under the Loan Agreement and hereunder and for the due performance of the covenants and agreements of the BORROWER under the Loan Agreement and herein set forth, the BORROWER hereby hypothecates in favour of the LENDER, to the extent of the said sum of     ($    ), in lawful money of CANADA with interest thereon as set forth in the Loan Agreement, the present and future movable property comprising the universalities (including without restriction any present and future moveable property in replacement, repaired, transformed, additions to, accessories, present and future thereof as well as the proceeds of alienation resulting therefrom) which are described as follows: all Inventory, machinery, equipment, furniture and fixtures.

SECTION 3: INSURANCE

3.1 The BORROWER binds and obliges itself to insure and keep insured during the currency hereof against loss by fire, and all other risks and perils normally insured against, the property which is or will be affected by the present hypothec for its full replacement value or, with the LENDER’s express written consent, to the extent of an amount which must never be less than the amount of the debt plus all other sums secured by a higher ranking hypothec or a prior claim on the property.

3.2 The BORROWER hereby binds and obliges itself to ensure, as the LENDER’S mandatary, that the policies include the usual hypothecary clause in favour of the LENDER, to inform the insurer of the LENDER’s hypothecary rights, to deliver the policies to the LENDER, which policies shall contain the clauses usually stipulated in policies covering the same kind of risks, to maintain the policies in effect until full repayment of the loan, and to deliver to the LENDER, at least fifteen days prior to the expiry of all such policies, receipts evidencing their renewal.

3.3 Should the BORROWER fail to fulfill any of these obligations, the LENDER, without prejudice to any of its other recourses, may take out but shall not be obliged to do so, any new insurance policies on the BORROWER’S behalf and claim the immediate repayment of premiums with interest from the day of their payment at the rate stipulated hereinabove. The LENDER may also but shall not be obliged to do so, at the BORROWER’S expense, notify any interested insurance company of the present hypothec, a copy or extract of these presents being sufficient for this purpose.

3.4 The BORROWER shall advise the LENDER of any loss or damage without delay and shall not undertake any repairs until the LENDER has examined the property and approved the proposed work. All insurance proceeds shall be paid directly to the LENDER to the extent of its claim. Notwithstanding any law, usage, or custom to the contrary, the LENDER may impute the proceeds to the payment of its claim or it may return it, in whole or in part, to the

BORROWER to enable the latter to repair the damaged property or replace it with new property which shall be hypothecated in favour of the LENDER, the BORROWER undertaking to sign, at the LENDER’S request, all acts necessary to that effect. In either case, the LENDER’S hypothec or other rights shall not be reduced, diminished, or affected in any whatsoever, save by the signature of an acquaintance acknowledging a reduction in the amount of the present loan.

SECTION 4: CHARGES AND CONDITIONS

4.1	Costs

The BORROWER shall pay the fees and costs of these presents, publication costs, the costs of evaluating and inspecting the property, and all other expenses, including those arising for any renewal, notice, hypothec, renunciation, granting of priority, acquittance, or release relating hereto as well as any costs incurred by the Lender to have and/or attempt to have its rights rendered opposable to any third party.

The LENDER is authorized to withhold from the proceeds of the present loan those amounts which are sufficient to pay such costs.

4.2	Putting the BORROWER in default

The BORROWER shall be in default to execute its obligations hereunder by the mere lapse of time foreseen for the fulfillment of said obligations or by the arrival of any term without the necessity of any pre-notice, notice or other form of a formal written and/or verbal notice of default.

4.3	Hypothecs or prior claims

The BORROWER undertakes to keep the property free of all prior claims, hypothecs, or encumbrances whatsoever including those which might have precedence over the LENDER’s rights, save those declared hereinbelow. The BORROWER binds and obliges itself to furnish at its expense, to the LENDER on request, any renunciation, granting of priority, acquittance, or release which the latter may deem necessary to protect the priority of its rights on the hypothecated property.

4.4	Cancellation of hypothec or prior claims

The LENDER is hereby authorized but shall not obligated to do so at the BORROWER’s expense and from the proceeds of the present loan, to effect the cancellation of all hypothecary inscriptions and charges whatsoever, save those declared hereinbelow, which may effect the property and have priority over the hypothec granted hereby. Should the proceeds be insufficient for this purpose, the LENDER is authorized to make no further advances, and despite the term stipulated herein, to exact repayment of the sums already disbursed, without prejudice to its other rights and recourses.

4.5	Payment of taxes

The BORROWER binds and obliges itself to pay, as and when they fall due, all direct or indirect assessments, rates, and taxes which may be imposed or assessed on the property, itself, by any relevant authority, and to have always available for the LENDER sufficient evidence of the payment, without subrogation in favour of third persons, of such rates, taxes and assessments.

4.6	Repayment of sums expended by the LENDER

The BORROWER shall repay to the LENDER, on demand, all monies advanced by the latter to pay insurance premiums, taxes, assessments, or other expenses arising from the loan, for the preservation of its security or to ensure the execution of any of the BORROWER’s obligations, with interest on all such monies at the rate stipulated hereinabove from the date of such advance by the LENDER.

4.7	Preservation of the property

The BORROWER undertakes to maintain the said property in good condition and to exercise the care of a reasonable person with regard thereto, the whole so as not to diminish the LENDER’s security. The BORROWER shall from time to time allow the LENDER to have access to the property for the purpose of inspection.

4.8	Lease and alienation of the property

Except with respect to Inventory, as defined in any Installment Sales Agreement between BORROWER and LENDER, which shall only be sold in accordance with such Installment Sales Agreement, so long as the BORROWER is not in default, it may lease, sell, or otherwise dispose of property which is intended for lease or sale, and to retain the proceeds resulting therefrom, provided that such activity occurs in the ordinary course of the business and to ensure its continuation.

With respect to property which is not intended for lease or sale, the BORROWER shall give prior notice to the LENDER of any future lease, sale, transfer, or alienation thereof.

The LENDER may then release the property from the present hypothec, subject to any conditions it may deem appropriate, otherwise, the BORROWER shall ensure that the subsequent purchaser assumes solidarily with it, and as the case may be, with any co-owner, the payment of the present loan. The BORROWER shall also ensure that the purchaser adheres to the present hypothec and to the terms and conditions hereof and furnishes the LENDER with proof of property insurance which is in conformity with the requirements of these presents.

After the sale, transfer, or alienation of the property, the BORROWER shall formally notify the LENDER by written notice indicating the names of the vendor and purchaser and a description of the relevant property. Such notice shall be accompanied by copies of all the acts and documents pertaining to the sale, transfer, or alienation of the said property, as well as a certified copy of the registration of a notice of preservation of hypothec under the purchaser’s name and proof that such notice was transmitted to him.

4.9	Moving the property

The BORROWER may not move the property without the LENDER’s written consent, unless it is done in the ordinary course of the BORROWER’s business.

4.10	Transformation of the property

The BORROWER may not incorporate the property into an immovable without first notifying the LENDER and obtaining its consent, under the conditions the latter may stipulate, nor may the BORROWER allow the property to be transformed, mixed or combined with one or more other movables so as to form a new movable, unless such other movables belong to the BORROWER in full and absolute ownership and free of all prior claims, charges and hypothecs whatsoever, and unless the resulting new movable is also subject, because of its nature, to the present hypothec.

4.11	Additional hypothec

The BORROWER binds and obliges itself to grant to the LENDER, on demand, any additional hypothec which the latter may deem necessary or useful to maintain the value of the security granted in virtue hereof.

4.12	Continuation of the business

The BORROWER hereby expressly binds and obliges itself for the entire duration of the loan, to continue the normal operation of its business and to refrain from any undertaking the purpose whereof is to cease operation or liquidate the property.

The BORROWER shall administer and operate its business in an appropriate and efficient manner, and shall respect the credit arrangements agreed upon with the LENDER.

4.13	Information, visits and documentary evidence

The BORROWER shall furnish to the LENDER, on demand any information which the latter may reasonably require concerning the operation of the business. The BORROWER shall allow the LENDER to examine, from time to time its accounting records and shall furnish LENDER, on demand, with all documentary evidence attesting to the respect of its obligations.

4.14	Payment of employees and suppliers

The BORROWER shall pay its employees and suppliers on time and shall inform the LENDER of any delay in paying them.

4.15	Change in the legal structure

If the BORROWER is a partnership or a corporation, it undertakes to obtain prior authorization from the LENDER before any change in the partnership structure or in any issue, distribution, or transfer of shares and/or any reorganization of the Partnership or Corporation.

SECTION 5: DECLARATIONS OF THE BORROWER

The BORROWER makes the following declarations, which it warrants to be entirely true and which are essential for the present loan, namely:

5.1 except for Inventory, as defined in any Installment Sales Agreement between BORROWER and LENDER, in the possession of BORROWER pursuant to such Installment Sales Agreement, the property is in its lawful possession and belongs to it and is free of all prior claims, hypothecs, and other charges whatsoever;

5.2 the property is situated at:         ,         and the BORROWER is duly qualified to conduct its enterprise, in each jurisdiction where the nature and extent of its enterprise and property require the same;

5.3 none of the property has been acquired from an enterprise outside of its business and the property herein charged constitutes property of an enterprise;

5.4 none of the property has been, by accession, incorporated into, united with, or attached or joined to an immovable so as to be considered an immovable by law;

5.5 none of the property furnishes the principal residence of one of the officers and/or directors of the enterprise and if the Grantor herein is a physical person, he exploits and carries on an enterprise;

5.6 none of the property is presently in the possession of a creditor with a right of retention;

5.7 all taxes, rates, and assessments imposed by a competent authority on either the business or the BORROWER have been paid to their due dates, without subrogation in favour of third persons, and there are no arrears thereof;

5.8 neither the BORROWER’s name nor the BORROWER’S trade name(s), if any, have ever been modified (such trade name(s), if any, being );

5.9 if the BORROWER is a corporation, it is duly incorporated and validly existing and is in good standing under the laws of its jurisdiction of incorporation and the BORROWER has all necessary power and authority to enter into this Agreement and to incur the indebtedness as provided for herein; and

5.10 the transaction herein contemplated will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under any statute, indenture, agreement or other instrument to which the BORROWER is a party or by which it may be bound; and the BORROWER is not in default under any existing agreement, written or otherwise, evidencing indebtedness for borrowed money or monies owed.

SECTION 6: ADDITIONAL HYPOTHEC

To secure the payment of all sums not secured by the principal hypothec created hereinabove, and in particular, interest due for the current and subsequent years, interest on interest, and all other amounts expended by the LENDER to protect its hypothecary claim, including but not limited to, insurance premiums, taxes, costs, and other accessories, an additional hypothec equal to twenty-five percent (25%) of the original amount of the present loan is hereby created by the BORROWER on the said property.

SECTION 7: DEFAULT

7.1 The BORROWER shall be in default in any one of the following events if it:

(a) fails to fulfill the obligations arising from the insurance clause, the clause of charges and conditions hereinabove, or any other clause hereof;

(b) fails to pay, on their respective due dates, the installment of capital and interest due under the terms hereof and/or under the terms of the Loan Agreement;

(c) makes an assignment of property in favour if its creditors, is put into bankruptcy or liquidation, becomes insolvent, makes a proposal, or avails itself of the Companies’ Creditors Arrangement Act;

(d) fails to obtain the release of any seizure of the property in execution of a judgment;

(e) fails to obtain the release of any prior notice of the exercise of a hypothecary right or any other right registered against the property or fails to remedy any default under the terms of another hypothec or charge affecting the property;

(f) makes a false or inaccurate declaration herein; or

(g) fails to fulfill any of its obligations and/or is in breach of any of the terms and conditions under the Loan Agreement.

7.2 In the event of the default, the LENDER shall be entitled, without prejudice to its other rights and recourses;

(a) to exact the immediate payment of the whole of its claim, in capital, interest, costs and accessories from the BORROWER and/or from any other person guaranteeing and/or indebted to the BORROWER;

(b) to execute any obligation which has not been fulfilled by the BORROWER, in the place and at the expense of the latter;

(c) notwithstanding which hypothecary recourse the LENDER shall avail itself of, the following provisions shall apply:

(i) the LENDER shall be entitled, at the sole cost and expense of the BORROWER, to use all information it may have obtained in exercising its rights under the Loan Agreement and/or hereof, perform and/or complete any engagement undertaken by the BORROWER, exercise all rights attached to the property charged herein and use the premises of where the property herein charged is situated in order to exercise one and/or any of its rights;

(ii) the LENDER shall be entitled to acquire either directly or indirectly the property herein charged;

(iii) the LENDER shall not be required to make and/or provide an inventory, to insure the property and/or to provide any security whatsoever;

(iv) if the LENDER, exercises the recourse of taking in payment, and the BORROWER requires the LENDER instead of same to proceed to the sale of the property charged, the BORROWER agrees and recognizes that the LENDER will not be required to abandon its recourse of taking in payment unless, before the expiry of the delay allotted to the BORROWER to surrender the property the BORROWER has provided the LENDER with security in amounts deemed sufficient by the LENDER in order for the latter party to be integrally reimbursed for the debt due and owing and the BORROWER has as well integrally reimbursed the LENDER for all costs and expenses inclusive of all attorney and consultant fees incurred by the latter and the BORROWER has advanced the necessary sums in the amounts as stipulated by the LENDER in order to proceed to the sale; it being furthermore understood that the LENDER shall in its sole discretion decide which mode of sale to employ;

(v) the BORROWER shall be deemed to have irrevocably surrendered the property charged to the LENDER if within the delay allotted to surrender by law or by the Court in the event of a shorter delay being allotted, the LENDER has not received a written notice from the BORROWER to the effect that the latter party opposes the LENDER’s recourse of taking in payment;

(vi) if the LENDER proceeds to the sale of the property charged, the Lender shall not be required to obtain prior thereto from any person an evaluation of the property being sold nor shall the Lender in any case whatsoever be held liable for selling the property charged below any normal distress selling price of similar property;

(vii) the sale of the property charged may be made with legal warranty on the part of the BORROWER or, at the choice of the LENDER, with total or partial exclusion of warranty.

SECTION 8. ELECTION OF DOMICILE

The BORROWER, and intervenants and sureties as the case may be, elect domicile at their addresses mentioned herein, however in the event any BORROWER has its head office and/or principal place of business situated outside the judicial district of Montreal then in such case, the BORROWER consents and agrees that its elected domicile shall be at                                          or in the event that such address shall become invalid for whatever reason, the BORROWER elects domicile at the office of the clerk of the Superior Court of the District of Montreal.

SECTION 9. SOLIDARITY

If the term “BORROWER” includes more than one person, each of them is solidarily liable to the LENDER with respect to the obligations stipulated herein.

SECTION 10. INDIVISIBILITY

The BORROWER’s obligations are indivisible and may be claimed in their totality from each of its heirs, legatees, or legal representatives, in accordance with Article 1520 of the Civil Code of Quebec, and similarly with respect to any surety or purchaser of the movable and his heirs, as the case may be.

SECTION 11. INTERPRETATION CLAUSE

Whenever the context so requires, the singular shall be interpreted as plural, and vice versa, and the masculine gender as feminine or neuter. In particular, the term “property” when used herein without any other qualifier means each and every movable hypothecated hereinabove.

SECTION 12. HEADINGS

In the present Agreement, the headings have only been employed as a means of reference and shall not under any circumstances be employed or serve in or to the interpretation of this document.

SECTION 13. PREAMBLE AND SCHEDULES

The Preamble and all Schedules and documents attached hereto shall form an integral part of these presents and shall be construed as being embodied herein. In the event of any inconsistency existing between this Agreement and the Loan Agreement, the latter agreement shall prevail to the exclusion of the former agreement to the extent of such inconsistency; otherwise, this Agreement shall be deemed to be complementary in nature. This Agreement as well as all Schedules attached hereto faithfully and integrally reflect the agreements concluded between the parties and contain all the promises, conventions, representations, conditions and agreements concluded by the parties with respect to the present hypothec and in this regard there does not exist any other promise, convention, condition or agreement, verbal or written other than what is stipulated in these presents and all schedules attached hereto and unless otherwise foreseen herein, no modification, addition, amendment, change or alteration arising after the execution of the present agreement shall bind the BORROWER or LENDER unless same be reduced to writing and signed by all the parties.

SECTION 14. SEVERABILITY

In the event of one or any of the provisions of the present agreement being declared null or rendered inoperative for any reason whatsoever, this nullity and/or the provision(s) rendered inoperative shall not in any case whatsoever affect the validity of the present agreement or any remainder thereof.

SECTION 15. ADDITION

The present hypothec shall be in addition to any other hypothec or surety held by the LENDER without replacement and/or substitution thereof; it shall not affect the LENDER’s rights of compensation.

SECTION 16. CONTINUOUS GUARANTEE

The hypothec herein granted shall constitute a continuous guarantee which shall subsist notwithstanding the occasional, total or partial acquittance of the obligations herein secured and shall continue to have its full force and effect until such time as the LENDER has voluntarily executed a discharge in relation thereto.

SECTION 17. WAIVER AND RENUNCIATION

The exercising by the LENDER of any of its rights hereunder shall not preclude LENDER from its right to exercise any other recourse resulting from the present Agreement or by law; the LENDER’s rights shall be deemed as cumulative and not alternative. The failure of the LENDER to exercise one or any of its rights shall not constitute a waiver of its rights hereunder. The LENDER may exercise its rights hereunder without first having exercised such rights against any other person liable for the payment of the obligation herein secured and without first having to realize any other security guaranteeing such obligations.

Qbc. Rev. 2/08/06	Page 3 of 4

SECTION 18. APPOINTMENT

The LENDER shall by these presents be the irrevocable mandatary of the BORROWER with the power of substitution as foreseen in paragraph 19 hereinbelow as well as for the ends of performing any act or signing any document, proxy or written instrument that it deems useful for the ends of exercising its rights or that the BORROWER neglects or refuses to sign or so perform.

SECTION 19. PERFORMANCE

The LENDER may, without being so obliged to do so, perform any obligation incumbent upon the BORROWER herein. It may claim immediately from the BORROWER the payment of any expense incurred thereto with interest at the rate as foreseen herein.

SECTION 20. DELEGATION OF RECOURSES

The LENDER shall be entitled to delegate to any other person, the exercising of its rights, recourses as well as the fulfillment of its obligations resulting from these presents, by law, or from a lease and in such case the LENDER shall be entitled to provide such other person with any information it may so possess concerning the BORROWER and upon the property charged.

SECTION 21. EXONERATION OF LIABILITY

The LENDER shall not in any manner whatsoever be liable for any damages and/or prejudice sustained by the BORROWER resulting from any fault, negligence, acts or omission by the LENDER and/or its subordinates, and the BORROWER shall in all cases save the LENDER and its subordinates harmless from same.

SECTION 22 NOTICES

All notices to the BORROWER shall be deemed as having been validly received by the latter within:

(a)	three (3) working days of sending if mailed by ordinary post;

(b)	immediately if forwarded by facsimile or served by bailiff. All notices shall be given to the Borrower and the Lender at its address as indicated hereinabove.

SECTION 23. NOVATION

In the event of novation, the present hypothec shall remain in force and continue to apply.

SECTION 24. SUSPENSION OF PAYMENT OF LOAN

The Lender shall be entitled to suspend the payment of any loan or advance as long as the hypothec has not been published in accordance with the law.

SECTION 25. GOVERNING LAW

The present Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec.

Qbc. Rev. 2/08/06	Page 4 of 4

IN WITNESS WHEREOF the parties have executed this Agreement on the day and date first hereinabove set forth.

Dealer:	Automotive Finance Canada Inc.

By:	By:

By:

By:

By:

Witness	Witness

Dealer:

The following terms, as defined or redefined below or in your floorplan agreement with AFC shall apply effective immediately:

Floorplan Fee: The Floorplan Fee for each Salvage Vehicle shall be assessed each Period as follows:

$             for advances up to $            ,

$             for advances between $             to $            ,

$             for advances between $             to $            ,

$             for advances greater than $            .

Interest: Interest shall accrue on all Advances for Salvage Vehicles pursuant to the Note at a variable rate, adjusted each business day, based upon the most recent prime rate charged by the Canadian Imperial Bank of Commerce to its best commercial customers plus:

    % per annum.

Number of Curtailment Date Extensions: For Salvage Vehicles the Number of Curtailment Date Extensions shall be limited to      times. If Dealer is in compliance with all other provisions of this Agreement, AFC may, in its sole discretion, permit an extension of the Curtailment Date relative to a Salvage Vehicle, upon the payment of Interest, Floorplan Fee(s), and a minimum of      Percent (    %) of the outstanding Advance relating to such Salvage Vehicle.

Period: The Period for Salvage Vehicles shall be:

     days.

Salvage Vehicle a Vehicle which is junked, scrapped, irreparable, written off by insurer of such Vehicle, or listed as a total loss by the insurer or manufacturer of record of such Vehicle.

Executed by the undersigned duly authorized representatives effective as of the     .

Dealer:	Automotive Finance Canada Inc.

By:	By:
An AFC Officer
To be executed at AFC corporate office
By:

By:

By:

Only for AFC office use

Dealer #:	Contract #:	Branch#:

Canada Rev. 9/18/03

AGGREGATE ADVANCE LIMIT AMENDMENT

TO THE DEMAND PROMISSORY NOTE AND SECURITY AGREEMENT

IN ACCORDANCE with the Demand Promissory Note and Security Agreement (“Note”) between Automotive Finance Canada Inc. (“AFC”) and the undersigned, said Note incorporated herein by reference, and in consideration of credit and/or services given or to be given to the undersigned by AFC under the Note, the undersigned and AFC expressly agree as follows:

1) The Aggregate Advance Limit under the Note shall be      ($            ).

2) The Unconditional Guarantor(s), hereinafter collectively referred to as “Guarantor”, reaffirms the terms and obligations of Guarantor’s Unconditional Guaranty with respect to the Note including but not limited to the increase in the Aggregate Advance Limit as set out above.

Executed by the undersigned duly authorized representatives effective as of the     .

Dealership: ,	Automotive Finance Canada Inc.

By:	By:
An AFC Officer
To be executed at AFC corporate office
By:

By:

By:

Dealer #: Contract #:
Branch #:

Unconditional Guarantor

By:
Witness Signature

By:
Witness Print Name

By:
Witness Signature

By:
Witness Print Name

[Alberta Guarantor(s) Only]

THE GUARANTEES ACKNOWLEDGEMENT ACT (ALBERTA) CERTIFICATE OF NOTARY PUBLIC

I HEREBY CERTIFY THAT:

3.	of , the Guarantor in the above Amendment, appeared in person before me and acknowledged that he/she had executed the Amendment;

4.	I satisfied myself by examination of him/her that he/she is aware of the contents of the Amendment and understands it.

Given at              this      day of             , under my hand and seal of office.

Seal	A notary Public in and for

STATEMENT OF GUARANTOR

I am the Person named in this certificate.
SIGNATURE OF GUARANTOR

Canada Rev. 9/18/03

CREDIT LINE AMENDMENT

TO MEMORANDUM OF AGREEMENT REGARDING CREDIT LINE

The parties have requested that this Agreement be drawn in English.

Les parties ont demandé que cette convention soit rédigée en anglais.

IN ACCORDANCE with the Memorandum of Agreement Regarding Credit Line (“Note”) between Automotive Finance Canada Inc. (“AFC”) and the undersigned, said Note incorporated herein by reference, and in consideration of credit and/or services given or to be given to the undersigned by AFC under the Note, the undersigned and AFC expressly agree as follows:

1) The Credit Line under the Note shall be      ($            ).

2) The Unconditional Guarantor(s), hereinafter collectively referred to as “Guarantor”, reaffirms the terms and obligations of Guarantor’s Unconditional Guaranty with respect to the Note including but not limited to the increase in the Aggregate Advance Limit as set out above.

Executed by the undersigned duly authorized representatives effective as of the     .

Dealership:	Automotive Finance Canada Inc.

By:	By:
An AFC Officer
To be executed at AFC corporate office
By:

By:

By:
Dealer #: Contract #:
Branch #:

Unconditional Guarantor

By:

By:

By:

By:

Witness, Signature

Witness, Print Name

Witness, Signature

Witness, Print Name

Canada Rev. 9/18/03

TERM SHEET FOR

SALVAGE VEHICLES

The parties have requested that this Agreement be drawn in English.

Les parties ont demandé que cette convention soit rédigée en anglais.

Dealer:

The following terms, as defined or redefined below or in the Installment Sales Agreement(s), shall apply effective immediately:

Installment Fee: The Installment Fee for each Salvage Vehicle shall be assessed each Period as follows:

for advances up to     ,

for advances between      to     ,

for advances between      to     ,

for advances greater than     .

Interest: Interest shall accrue on the Purchase Price for Salvage Vehicles and other Obligations pursuant to the Installment Sales Agreement(s) at a variable rate, adjusted each business day, based upon the most recent prime rate charged by the Canadian Imperial Bank of Commerce to its best commercial customers plus:

per annum.

Number of Payment Date Extensions: For Salvage Vehicles the Number of Payment Date Extensions shall be limited to times. If Dealer is in compliance with all other provisions of this Agreement, AFC may, in its sole discretion, permit an extension of the Payment Date relative to a Salvage Vehicle, upon the payment of Interest, Installment Fee(s), and a minimum of              of the outstanding Purchase Price relating to such Salvage Vehicle.

Period: The Period for Salvage Vehicles shall be:

days.

Salvage Vehicle a Vehicle which is junked, scrapped, irreparable, written off by insurer of such Vehicle, or listed as a total loss by the insurer or manufacturer of record of such Vehicle.

Executed by the undersigned duly authorized representatives effective as of the     .

Dealer:	Automotive Finance Canada Inc.

By:	By:
An AFC Officer
To be executed at AFC corporate office
By:

By:

By:

Only for AFC office use

Dealer #:	Contract #:	Branch#:

Canada Rev. 9/18/03

AMENDMENT TO DEMAND PROMISSORY NOTE AND SECURITY AGREEMENT

IN ACCORDANCE with the Demand Promissory Note and Security Agreement (“Note”) between Automotive Finance Canada Inc. (“AFCI”) and the [Current Dealership Name], said Note incorporated herein by reference, and in consideration of credit and/or services given or to be given to [New Dealership name] by AFCI under the Note, the undersigned hereby represents and warrants that the following are additions and/or changes to business’ name, and/or business’ address:

Account #                                Branch:

Current Information:

NAME:

ADDRESS:

BUSINESS STRUCTURE:	Corporation ☐	Sole Proprietor ☐	Partnership ☐	LLC ☐	LLP ☐

Changes to current information:

NEW NAME:

NEW ADDRESS:

Add the following ☐

ADDRESS: (Use this line for adding an additional lot address)

I (We) hereby certify that the information contained within this amendment is true, complete, and accurate. I (we) authorize Automotive Finance Corporation (“AFC”) on its own behalf and as agent for AFCI to file personal property registrations, amendments, renewal statements, and other documents they deem necessary to protect their interest against myself (ourselves), and the dealership without notice, and to review my (our) account periodically, which may include obtaining additional credit reports.

Executed by the undersigned duly authorized representatives effective as of the [Day] day of [Month], [Year].

Dealership: [Dealership Name]	Automotive Finance Canada Inc.

By:	By:
[Print Name and Title]		An AFCI Officer

By:		To be executed at AFCI Corporate office
[Print Name and Title]

By:
[Print Name and Title]

By:
[Print Name and Title]

Unconditional Guarantor:

By:
[Print Name]

By:
[Print Name]

By:
[Print Name]

By:
[Print Name]

Amnd Canada Rev. June 11, 2007	Canadian Status Change Amendment

AMENDMENT TO MEMORANDUM OF AGREEMENT REGARDING CREDIT LINE

The parties have requested that this Agreement be drawn in English.

Les parties ont rédigéé que cette convention solt redige en anglais

IN ACCORDANCE with the Memorandum of Agreement Regarding Credit Line (“Note”) between Automotive Finance Canada Inc. (“AFCI”) and the [Current Dealership Name], said Note incorporated herein by reference, and in consideration of credit and/or services given or to be given to [New Dealership name] by AFCI under the Note, the undersigned hereby represents and warrants that the following are additions and/or changes to business’ name, and/or business’ address:

Account #                                Branch:

Current Information:

NAME:

ADDRESS:

BUSINESS STRUCTURE:	Corporation ☐	Sole Proprietor ☐	Partnership ☐	LLC ☐	LLP ☐

Changes to current information:

NEW NAME:

NEW ADDRESS:

Add the following ☐

ADDRESS: (Use this line for adding an additional lot address)

I (We) hereby certify that the information contained within this amendment is true, complete, and accurate. I (we) authorize Automotive Finance Corporation (“AFC”) on its own behalf and as agent for AFCI to file hypothec registrations, amendments, renewal statements, and other documents they deem necessary to protect their interest against myself (ourselves), and the dealership without notice, and to review my (our) account periodically, which may include obtaining additional credit reports.

Executed by the undersigned duly authorized representatives effective as of the [Day] day of [Month], [Year].

Dealership: [Dealership Name]	Automotive Finance Canada Inc.

By:	By:
[Print Name and Title]		An AFCI Officer

By:		To be executed at AFCI Corporate office
[Print Name and Title]

By:
[Print Name and Title]

By:
[Print Name and Title]

Unconditional Guarantor:

By:
[Print Name]

By:
[Print Name]

By:
[Print Name]

By:
[Print Name]

Amnd Quebec Rev. June 11, 2007	Quebec Status Change Amendment

SCHEDULE D

FORM OF PORTFOLIO REPORT

Automotive Finance Canada, Inc.
Servicer Report	Dated:	30-Jan-10	Inputs
	# of Days in Month:	30

Receivables Purchase Agreement dated as of February 8, 2010 Automotive Finance Canda, Inc., as Seller and Service, KAR Auction Services, Inc., as Performance Guarantor, and Precision Trust, as Noteholder.

30-Jan-10 Precision Trust
Part I.	Purchase Limit, Investment Amount, and Participation as of

A.	Purchase Limit	75,000,000

B.	Investment	#REF!
C.	Cash wired to paydown Investment	#REF!

D.	adjusted Investment	#REF!
E.	Loss Reserve	#REF!
F.	Net Receivables Pool Balance	#REF!

G.	Trust’s Share = [(D+E /F)]	#REF!

Part II.	Receivables Rollforward and Aging Report
See Section I details on Receivables Pool Balance calculated as of the Month End Date.

Part III.	Concentration Limits and Net Portfolio Balance
See Section II details on Receivables Pool Balance calculated as of the Month End Date.

Part IV.	Required Reserves (Section III)		$CAD	%

A.	Loss Reserve (incl Cash Res)	Loss Reserves and Percentage	#REF!	#REF!
		Minimum Level (Min % * Investment)	#REF!	#REF!

B.	Cash Reserve (part of LR)	Minimum Level (Min % * Investment)	[*]	[*]

			Actual	Trigger Level
Part V.	Performance Triggers (Section IV)
A.	Aggregate Investments + Loss Reserve - Cash wired
	Collateral Balance + Excess Cash in Liq Account		#REF!	[*]	#REF!
B.	Eligible Receivables < $30 million		#REF!	30,000,000	#REF!
C.	1-month Delinquency Ratio (1-30 days)		#REF!	[*]	#REF!
D.	3-month Arithmetic Average Delinquency Ratio (1-30 days)		#REF!	[*]	#REF!
E.	1-month Default Ratio		#REF!	[*]	#REF!
F.	3-month Arithmetic Average Default Ratio		#REF!	[*]	#REF!
G.	Net Spread Test		#REF!	[*]	#REF!

			Actual	Trigger Level
Part VI.	Financial Triggers & Covenants (Section V)
A.	Bankruptcy		N	Y	In Compliance
B.	Material Adverse Change		N	Y	In Compliance
C.	Change in Control (RPA s. 6.1(w))		N	Y	In Compliance
D.	Cash Reserve Event		N	Y	In Compliance
E.	KAR Financial Covenant violation		N	Y	In Compliance
F.	Cross Acceleration of KAR Corporate Debt		$—	35,000,000.00	In Compliance
G.	Cross Acceleration of AFC or AFCI Corporate Debt		$—	1,000,000.00	In Compliance
H.	Seller’s Debt Limitation		#REF!	[*]	#REF!
I.	Tangible Net Worth Test (AFC)		#REF!	[*]	#REF!
J.	Tangible Net Worth Test (Seller)		#REF!	[*]	#REF!
K.	[*]			[*]	[*]

Part VII.	Reporting Requirements	Timing

A.	Reporting Period	Each week for Portfolio Certificates & each month Portfolio Reports
B.	Reporting Dates	First Business Day of each week and 15th day following last day of each calendar month
C.	Quarterly Financial Statements - Seller & Servicer	60 days after end of first three quarters of each fiscal year
D.	Annual Financial Statements - Seller & Servicer	90 days after end of each fiscal year
E.	KAR Compliance Certificate	60 days after end of first three quarters of each fiscal year
F.	Material Changes to Servicer Report	Promptly upon reasonable request

Part VIII. Representations & Warranties

The Servicer certifies the figures on the Servicer Report to be true and complete, no Termination Events as forth in Exhibit V have occurred, and the representations and warranties set forth in Exhibit III of the Receivables Purchase Agreement are true and correct as of the date hereof.

AUTOMOTIVE FINANCE CANADA INC.

By:		The Loss Percentage at [DATE] was	#REF!

Name Printed:	Jim Money

Title:	Chief Financial Officer & Treasurer

Date:

Automotive Finance Canada, Inc.
Servicer Report	Dated:	30-Jan-10	Inputs
	# of Days in Month:	30

Receivables Purchase Agreement dated as of February 8, 2010 Automotive Finance Canda, Inc., as Seller and Service, KAR Auction Services, Inc., as Performance Guarantor, and Precision Trust, as Noteholder.

SECTION I—Receivables Information

I.	Receivables Rollforward
		Current Month	#REF!	#REF!	#REF!	#REF!	#REF!
A)	Beginning Principal Balance	#REF!	#REF!	#REF!	#REF!	#REF!	#REF!
B)	Pre-existing Rental Receivables	#REF!	#REF!	#REF!	#REF!	#REF!	#REF!
C)	Receivables Floorplanned	#REF!	#REF!	#REF!	#REF!	#REF!	#REF!
D)	Principal Receipts	#REF!	#REF!	#REF!	#REF!	#REF!	#REF!
E)	Write-Offs	#REF!	#REF!	#REF!	#REF!	#REF!	#REF!
F)	A/R Converted to Notes	#REF!	#REF!	#REF!	#REF!	#REF!	#REF!
G)	Ending Principal Balance [A + B - C - D - E]	#REF!	#REF!	#REF!	#REF!	#REF!	#REF!

Finance Charge Collections
G)	Interest	#REF!	#REF!	#REF!	#REF!	#REF!
H)	Floorplan Fee	#REF!	#REF!	#REF!	#REF!	#REF!
I)	Other Fees	#REF!	#REF!	#REF!	#REF!	#REF!
J)	Finance Charge Collections	#REF!	#REF!	#REF!	#REF!	#REF!

Write-Offs
K)	Total Write-Offs	#REF!	#REF!	#REF!	#REF!	#REF!
L)	Write-Offs > [*]	#REF!	#REF!	#REF!	#REF!	#REF!
M)	Total Converted to Notes	#REF!	#REF!	#REF!	#REF!	#REF!
N)	Converted to Notes >[*]	#REF!	#REF!	#REF!	#REF!	#REF!

II.	Receivables Aging Report
A)	Current	#REF!	#REF!	#REF!	#REF!	#REF!
B)	[*] Days Past Due	#REF!	#REF!	#REF!	#REF!	#REF!
C)	[*] Days Past Due	#REF!	#REF!	#REF!	#REF!	#REF!
D)	[*] Days Past Due	#REF!	#REF!	#REF!	#REF!	#REF!
E)	[*] Days Past Due	#REF!	#REF!	#REF!	#REF!	#REF!
F)	[*] Days Past Due	#REF!	#REF!	#REF!	#REF!	#REF!
	Total Receivables [A + B + C + D + E + F]	#REF!	#REF!	#REF!	#REF!	#REF!
	Average Maturity (ref purposes only)	#REF!	#REF!	#REF!	#REF!	#REF!
	Difference	#REF!	#REF!	#REF!	#REF!	#REF!

III.	Payment Rate / Implied Turnover
A)	Principal Receipts (from rollforward)	#REF!		Specified Ineligible Receivables
B)	Beginning Principal Balance (from rollforward)	#REF!		(Assets that are not eligible for the Net Receivables Pool Balance.
	Implied Turnover [B / A * 30]	#REF!		These items are not included in the rollforward and are not aged.
V.	Delinquent Receivables	#REF!
	Receivables [*] days past due			New Motorcycles		—
VI.	Defaulted Receivables			Salvage Vehicles		—
	Receivables [*] days past due	#REF!		Affiliated Obligors		—
SECTION II—Concentrations & NRPB

VII.	Obligor Information
	Number of Active Dealers	#REF!
	Average Dealer Size	#REF!

VIII.	Net Receivables Pool Balance Calculation

	Total Receivables	#REF!
	Less: Specified Inelgibile Receivables	0
	Total Receivables excluding Specified Ineligible Receivables	#REF!
Recv excluded from NRPB (incl exclusion for Spec Curt & Rentals)*
	Delinquent Receivables	—
	Defaulted Receivables	—
	Non-Eligible Vehicles	—
	Tractor Receivables > CAD [*]	—
	Recreational Vehicle Receivables > [*]	—
	Used Motorcycles > [*]	—
	Obligors with >[*] defaulted (not previously excluded)	—
	Ineligible Term Exclusions	—
	Other Ineligible (incl delinquent)	—	Total Pool Receivables [*] terms (excl. Spec. Curt.)

	[*] Day Terms (w/o curtailments) Max [*]	—	-
	[*] days, New Car max [*] (Not Rental or Spec. Curt.	—
	Terms > [*] payoff	—
	Short Pays (P Exclusions)	—
	NSF	—

Total Specified Curtailment Exclusion (includes 90x1, that has been curtailed)	—	Spec Curt Receivables > [*] days:	-	Spec Curt Receivables Delq [*] days:	—
Receivables of bankrupt obligors not already excluded	—	Rental Receivables Delinquent	-	Rental Receivables Defaulted	—
Total Rental Receivables	—	TA excl (rental)	-	Rental Receivables bankrupt (not Delinq or Defaulted)	—
Outstanding Balance of Eligible Receivables (before Specified Curtailment and Rentals Add-back)	#REF!	Static Rental Recv Pool Net Loss Rate		Rental Receivables - Other Ineligible (NSF,Sht Pay, etc.)	—

				Jul-Dec 2009	Jan-Jun 2009	Jul-Dec 2008	Jan-Jun 2008	Jul-Dec 2007	Jan-Jun 2007	Jul-Dec 2006	Jan-Jun 2006	Jul-Dec 2005	Jan-Jun 2005
Specified Curtailment Receivables		—
Rental Receivables		—	Total Write offs	—	—	—	—	—	—	—	—	—	—
Add: [*] of Spec Cur Recv		—	Recoveries	—	—	—	—	—	—	—	—	—	—
Add: [*] of Rental Recv	#DIV/0!	#DIV/0!	Net Write-offs	—	—	—	—	—	—	—	—	—	—
Less Specified Curtailment Receivables Advance in excess of 8%	#REF!		Agg Initial Pool Bal	—	—	—	—	—	—	—	—	—	—
Less Rental Receivables Advance in excess of 5%	#DIV/0!		Net Loss Rate	0.00%	0.00%	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!
O/s Bal.of Eligible Recv. (incl. Specified Curtailment Recv.)	#REF!			pass	pass	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!
#DIV/0!
#DIV/0!

Automotive Finance Canada, Inc.
Servicer Report	Dated:	30-Jan-10	Inputs
	# of Days in Month:	30

Receivables Purchase Agreement dated as of February 8, 2010 Automotive Finance Canda, Inc., as Seller and Service, KAR Auction Services, Inc., as Performance Guarantor, and Precision Trust, as Noteholder.

Concentration Limits (including Specified Curtailment Receivables)

Normal Concentrations (List all obligors in excess of [*] CAD$ Equivalent)

Largest Obligors Dealer Number	O/S Eligible Balance - NPE	Elig Rec Limit [*]	Excess Concentrations
2	—	#REF!	#REF!
3	—	#REF!	#REF!
4	—	#REF!	#REF!
5	—	#REF!	#REF!
6	—	#REF!	#REF!
7	—	#REF!	#REF!
8	—		—
9

Total Excess Concentrations - Normal				#REF!

N/A

Excluded Obligors

Special Concentrations (List all obligors in excess of [*]—CAD$ Equivalent that has been approved as a special obligor)

Per Third Amended Restated Agmt new dealers added to this list

	Dealer Number	O/S Eligible Balance - NPE	Elig Rec Limit [*]	Excess Concentrations
1	[*]	—	#REF!	#REF!
2	[*]	—	#REF!	#REF!
3	[*]	—	#REF!	#REF!
	Total Excess Concentrations - Special [*]				#REF!

Rental Special Concentrations (List Total Receivables all obligors having any Rental Receivablesl; limited to [*]—CAD$ Equivalent that has been approved as a special obligor)

[*]
1	—	#REF!	#REF!
2	—	#REF!	#REF!
3	—	#REF!	#REF!
4	—	#REF!	#REF!
5		#REF!	#REF!
Total Excess Concentrations - Special [*]				#REF!

TOTAL EXCESS CONC - SPECIAL				#REF!

Net Receivables Pool Balance				#REF!

SECTION III—Required Reserves

IX.	Investment & Discount (Discount Tab)		Precision	Total
A)	Aggregate Investments	#REF!		#REF!
B)	Total Discount	#REF!		#REF!
C)	Accrued & Unpaid Discount	#REF!		#REF!
D)	Average Investment (from Billing)	0		0

X.	Loss Percentage (Calculated Monthly)					Month Delinquency Ratio
A)	[*]			#REF!		#REF!	#REF!
B)	[*]			#REF!		#REF!	#REF!
C)	Loss Reserve Ratio (Calculated Below)			#REF!		#REF!	#REF!
D)	Minimum Loss Percentage			[*]		#REF!	#REF!

E)	Loss Percentage [*]			#REF!		#REF!	#REF!
						#REF!	#REF!
	Loss Percentage (1-Loss Percentage)			#REF!		#REF!	#REF!
						#REF!	#REF!
XI.	Loss Reserve Calculation		Precision	Total		#REF!	#REF!

A)	[*]	#REF!		#REF!		#REF!	#REF!
B)	[*]			#REF!		#REF!	#REF!
C)	[*]			#REF!		#REF!	#REF!
	Loss Reserve [A - B * C]			#REF!
[*] Avg Default Ratio
	Loss Reserve Ratio:					#REF!	#REF!
F)	[*]			#REF!		#REF!	#REF!
G)	[*]			#REF!		#REF!	#REF!
H)	[*]			#REF!		#REF!	#REF!
I)	[*]			#REF!		#REF!	#REF!

	Loss Reserve Ratios [G * H/I]			#REF!		#REF!	#REF!

						#REF!	#REF!
XII.	Cash Reserve Account					#REF!	#REF!
A)	Excess Spread [*]			#REF!		#REF!	#REF!
B)	Excess Spread [*]			#REF!		#REF!	#REF!
C)	[*]			#REF!		#REF!	#REF!
	[*]			[*]		#REF!	#REF!

D)	[*]			#REF!
	[*]			[*]

	Current Month- C less than [*] or D greater than [*]			#REF!

E)	Required Reserve Calculation:
	Has Cash Reserve Event ever o?ccurred			[*]	(Must enter either “Yes” or “No”)
	Calculation Date of Most Recent Cash Reserve Event (C less than [*] or D greater than [*])				(fill in manually)
	Has the Most Recent Cash Reserve Event Been Cured			[*]	(Must enter either “Yes” or “No”)
	Calculation Date Cash Reserve Event was Cured				(fill in manually)
	Has the Cash Reserve Event been cured for [*]?			[*]
	Cash Reserve Event applicable (occurred and not cured for [*]) ?			[*]

F)	Cash Reserve Percentage			[*]
G)	[*]	#REF!
H)	Required Cash Reserve Amount [*]			#REF!
I)	Actual Cash Reserve Balance	#REF!		#REF!	#REF!

Automotive Finance Canada, Inc.
Servicer Report	Dated:	30-Jan-10	Inputs
	# of Days in Month:	30

Receivables Purchase Agreement dated as of February 8, 2010 Automotive Finance Canda, Inc., as Seller and Service, KAR Auction Services, Inc., as Performance Guarantor, and Precision Trust, as Noteholder.

XIII.	Total Reserves
A)	Loss Reserve		#REF!
B)	Cash Reserve [from XII. H)]		#REF!
	Total Reserve $ [A + B]		#REF!

	Total Reserve % [A + B]		#REF!

C)	Investment + [Total][Loss] Reserve [A + F]		#REF!

		Precision	Total
XIV.	Collection Account Balance
A)	Collection Account Balance		#REF!
B)	Last Billing Paid	#REF!
	Replacement Servicer Fee	#REF!	#REF!
C)	Funding Discount	#REF!	#REF!
D)	Collection Costs	#REF!	#REF!
E)	Backup Servicing Fees	#REF!	#REF!
	Standby Fees	#REF!	#REF!
F)	amts owed to Indemnified Parties	#REF!	#REF!
G)	Transition Expenses (if Any)	#REF!	#REF!
H)	[Reserved]	#REF!	#REF!

		Minimum Balance	#REF!
		Excess Cash/(Deficit)	#REF!
		Compliance?	#REF!

Note: Items D, E and F are limited to [*]

XV. [Reserved]

SECTION IV—Performance Triggers

XVI.	Termination Events - Month End Only
A)	Participation Test
	1)	Investment		#REF!
	2)	Loss Reserve		#REF!
	3)	Cash wired to paydown Investment		#REF!

	5)	Investment + Loss Reserve - Cash wired		#REF!

	6)	Net Receivable Pool Balance		#REF!

	7)	Trust’s Share % [5) / 6)]		#REF!
	8)	Trust’s Share % Limit	#REF!	100.00%
B)	Default Ratio Test
	1)	Receivables [*] days past due + Write-offs and Notes <[*] past due		Jan-10	#REF!	#REF!
		+ A/R conv to Notes <[*] past due (Ref Tab 1 for details)		#REF!	#REF!	#REF!
	2)	Receivables Originated [*] months prior (Cash Disbur.)		#REF!	#REF!	#REF!
	3)	Default Ratio [1/2]		#REF!	#REF!	#REF!
		Maximum [*] Default Ratio	In Compliance	[*]

	4)	[*] Avg Default Ratio		#REF!
		Maximum [*] Avg Default Ratio	#REF!	[*]
C)	Delinquency Ratio Test			Jan-10	#REF!	#REF!
	1)	Total Delinquent Receivables		#REF!	#REF!	#REF!
	2)	Outstanding Balance of Pool Receivables		#REF!	#REF!	#REF!
	3)	Delinquency Ratio [1/2]		#REF!	#REF!	#REF!
		Maximum [*] Delinquency Ratio	In Compliance	[*]

	4)	[*] Avg Delinquency Ratio		#REF!
		Maximum [*] Avg Delinquency Ratio	#REF!	[*]

Automotive Finance Canada, Inc.
Servicer Report	Dated:	30-Jan-10	Inputs
	# of Days in Month:	30

Receivables Purchase Agreement dated as of February 8, 2010 Automotive Finance Canda, Inc., as Seller and Service, KAR Auction Services, Inc., as Performance Guarantor, and Precision Trust, as Noteholder.

D)	Net Spread Test		Jan-10	#REF!	#REF!
			30 days	#REF!	#REF!
	1)	Finance Charge Collections	#REF!	#REF!	#REF!
	2)	Discount Expensed During Month (actual)	#REF!	#REF!	#REF!
	3)	Monthly Facility Fees (includes pgm fee & insur premium)	#REF!	#REF!	#REF!
	4)	Monthly Utilization Fee	#REF!	#REF!	#REF!
	5)	Backup Servicing Fees and Unaffiliated Servicer Fees	#REF!	#REF!	#REF!
	6)	Transition Expenses (if any)	#REF!	#REF!	#REF!
	7)	Notional Servicer Fee [*]	#VALUE!	#VALUE!	#VALUE!
	8)	Other Fees > $100	#REF!	#REF!	#REF!
	9)	Receivables [*] Days Past Due	#REF!	#REF!	#REF!
	10)	Write-offs/Non-Cash AJE's	#REF!	#REF!	#REF!
	11)	A/R Converted to Notes	#REF!	#REF!	#REF!
		Subtotal	#REF!	#REF!	#REF!
	12)	Add Back 10) & 11) greater than [*] days old	#REF!	#REF!	#REF!
	13)	Recoveries	#REF!	#REF!	#REF!
	14)	Collections on defaulted receivables	#REF!	#REF!	#REF!
	15)	Excess Finance Collections	#REF!	#REF!	#REF!
	16)	Average Aggregate Balance Pool Receivables	#REF!	#REF!	#REF!	Applicable Net Spread Trigger
	17)	Net Spread [*]	#REF!	#REF!	#REF!	[*] [*]
	18)	Minimum Net Spread	[*]	[*]		[*] [*]
		Compliance [*]	#REF!	2010		[*] [*]

	18)	[*] Avg Net Spread (level I)	#REF!

E)	Minimum Eligible Receivables
	1)	Eligible Receivables	#REF!
	2)	Minimum Eligible Receivables	30,000,000
		Compliance [1 > 2]	#REF!

F)	Minimum Cash Reserve
	1)	Amount on Deposit in Cash Reserve	#REF!
	2)	Minimum Cash Reserve Amount	#REF!
		Compliance [1 > 2]	#REF!

SECTION V—Financial Triggers & Covenants

A)		Tangible Net Worth Test	#REF!
	1.	AFC	#REF!
		A) AFC’s Shareholder's Equity	#REF!
		B) AFC’s Intangible Assets	[*]
		C) Tangible Net Worth [A-B]	#REF!
D) Minimum Tangible Net Worth
		Compliance [C > D]	#REF!

	2.	Seller - AFCI	#REF!
		A) AFCI Shareholder’s Equity	#REF!
		B) AFCI's Intangible Assets	[*]
		C) Tangible Net Worth [A-B]	#REF!
D) Minimum Tangible Net Worth
		Compliance [C > D]	[*]

B)		Seller’s Debt (including Investment)	#REF!
		A) Maximum Debt	#REF!
		B) All Debt [*] & Receivables Sold	12/03/09
C) Compliance (A > B)

C)		Contract Images Sent

SCHEDULE E

FORM OF PORTFOLIO CERTIFICATE

Schedule E

Portfolio Certificate

Automotive Finance Canada Inc.

To:	Precision Trust

Reference is made to the Receivables Purchase Agreement, dated as of February 8, 2010 (as amended or otherwise modified from time to time, the “Receivables Purchase Agreement) among Automotive Finance Canada Inc. (the “Seller”), KAR Auction Services, Inc. (the “Performance Guarantor”), and BNY Trust Company of Canada, in its capacity as trustee of Precision Trust (in such capacity, the “Trust”). Capitalized terms used but not otherwise defined are used as defined in the Receivables Purchase Agreement.

The Seller hereby certifies and warrants to you that the following is a true and correct computation as of:

Date:

				Amount
(1) Net Receivables Pool Balance

A.	Total of all Receivables in the Receivables Pool			CAD	0.00

B.	Specified Ineligible Receivables			CAD	0.00

C.	Sum of Principal Balances of all Receivables in the Receivables Pool that are excluded from the Net Receivables Pool Balance			CAD	0.00

D.	Amount by which the Principal Balances of all Eligible Receivables of each Obligor exceeds the product of the Normal Concentration Percentage for such Obligor (or, in the case of a Special Obligor, the Special Concentration Percentage) multiplied by the Principal Balance of all Eligible Receivables.			CAD	0.00

E.	Net Receivables Pool Balance			CAD	0.00
	(1A - 1B - 1C - 1D)

(2) Investment

A.	Investment			CAD	0.00

	[*]			CAD	0.00

	plus, with respect to an Increase Request, the amount of such Increase			CAD	0.00

B.	Loss Reserve			CAD	0.00

C.	Investment + Loss Reserve			CAD	0.00

Trust’s Share TEST: (1E must be greater than or equal to 2C)

		[1E	]	CAD	0.00

		[2C	]	CAD	0.00

	Is Trust’s Share less than or equal to 100%				#DIV/0!	#DIV/0!

(3) Cash Reserve [*]

	Is Cash Reserve Event applicable?				No

A.	Cash Reserve Account balance			CAD	0.00

B.	Cash Reserve Required Amount			CAD	0.00

Cash Reserve TEST: (4A must be greater than or equal to 4B)					COMPLIES

IN WITNESS WHEREOF, the SELLER has caused this Certificate to be executed and delivered by its duly authorized officer this [    ]th day of [            ].

Automotive Finance Canada Inc.

By:

Name:

Title:

SCHEDULE F

FORM OF INCREASE REQUEST

TO:	PRECISION TRUST

c/o BMO NESBITT BURNS INC.

3rd Floor Podium

1 First Canadian Place

Toronto, Ontario

M5X 1H3

Telecopier No.: (416) 359-1910

This Increase Request is delivered to you pursuant to Section 2.1(b) of the receivables purchase agreement dated as of February 8, 2010 (the “Receivables Purchase Agreement”) between Automotive Finance Canada Inc. (the “Seller”), KAR Auction Services, Inc. (the “Performance Guarantor”) and BNY Trust Company of Canada, in its capacity as trustee of Precision Trust (in such capacity, the “Trust”). All initially capitalized terms used herein, but not otherwise defined herein, have the meanings ascribed to them in the Receivables Purchase Agreement.

The Seller represents and warrants as of the date hereof as follows:

(i)	the representations and warranties of the Seller contained in Section 4.1 of the Receivables Purchase Agreement are correct on and as of the date of purchase as though made on and as of such date; and

(ii)	no event has occurred and is continuing, or would result from the effecting of such Purchase, that constitutes a Trigger Event or would constitute a Trigger Event by further requirement that notice be given or time elapse or both; and

(iii)	the attached Weekly Portfolio Certificate fully and accurately reflects The Pool Receivables and adjusted Principal Balances.

Remittance Date:
Current aggregate Investment:
Increase/decrease to Investment (cash payment) (at least Cdn$500,000, increments of Cdn$100,000):
Cash Reserve Required Amount [*]:
Current Cash Reserve Account balance:
Cash Deposit Amount (if req’d)
Transferred to Precision Trust Cash Reserve Account [*]:
Net Cash Payment:

Transferred to Seller’s Account No.:

DATED the              day of ■.

AUTOMOTIVE FINANCE CANADA INC.

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE G

DEPOSIT ACCOUNTS

Branch	Account Number
[*]	[*]

SCHEDULE H

FORM OF QUÉBEC ASSIGNMENT

QUÉBEC ASSIGNMENT

Reference is made to a receivables purchase agreement dated as of February 8, 2010 (as may be amended, restated, supplemented or otherwise modified, the “Purchase Agreement”) by and among Automotive Finance Canada Inc./Financement d’Automobiles Canada Inc., a corporation existing under the laws of Ontario (the “Seller”), KAR Auction Services, Inc., a corporation existing under the laws of Delaware, as performance guarantor, and BNY Trust Company of Canada, in its capacity as trustee of Precision Trust, a trust established under the laws of the Province of Ontario (the “Trust”) concerning the sale and assignment by the Seller to the Trust of an interest in the Receivables Pool. For good and valuable consideration, the Trust and the Seller agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Québec Assignment, the following terms shall have the following meanings:

“Contract” means, with respect to any Obligor, collectively, the Dealer Note issued by such Obligor, or similar agreement between such Obligor and the Seller, any guarantee issued in connection therewith and each other agreement or instrument executed by an Obligor pursuant to or in connection with any of the foregoing, the purpose of which is to evidence, secure or support such Obligor’s obligations to the Seller under such Dealer Note or other similar agreement;

“Credit and Collection Policies” means the customary policies and practices of the Servicer that have been delivered to the Trust relating to the creditworthiness of Obligors, the making of collections and the enforcement of Receivables and the Related Security as such policies and practices may be amended from time to time in accordance with the Purchase Agreement;

“Dealer Note” means a demand promissory note and security agreement and any other promissory note issued, or agreement made by, an Obligor in favour of the Seller;

“Financed Vehicle” means [*];

“Obligor” means any Person who is from time to time obligated to make payments on a Receivable including any co-signer or guarantor;

“Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated organization, association, board or body established by statute, government (or any agency or political subdivision thereof) or other entity;

“Québec Collections” means, with respect to Québec Receivables, (a) all funds which are received by the Seller, the Servicer or the Trust in payment of any amounts owed in respect of such Québec Receivables (including, without limitation, principal payments, finance charges, floorplan fees, curtailment fees, interest and all other charges), or applied (or to be applied) to amounts owed in respect of such Québec Receivables (including, without limitation, insurance payments and net proceeds of the sale or other disposition of vehicles or other collateral or property of the related Obligors or any other Person directly or indirectly liable for the payment of Québec Receivables applied (or to be applied) thereto), (b) all Collections in respect of Québec Receivables deemed to have been received pursuant to Section 5.17 of the Purchase Agreement, (c) all other proceeds of Québec Receivables, and (d) without duplication, all other amounts deposited to the Deposit Accounts or the Collection Account under the Purchase Agreement;

“Québec Pool Assets” means the universality of all present and future Québec Receivables together with all Related Security, all Québec Collections, and all rights of action with respect to the foregoing;

“Québec Receivable” means each Receivable where either one of the following conditions is satisfied:

(a)	the Obligor of such Receivable is located in the Province of Québec; or

(b)	such Receivable is payable to an address or an account in the Province of Québec;

“Receivable” means any claim or right to payment from an Obligor arising under a Contract, arising from the providing of financing and other services by the Seller to new, used and wholesale automobiles or other motor vehicle dealers, including the obligation to pay any finance charges and other obligations with respect thereto;

“Records” means all contracts, books, records, microfiche and other documents and information (including computer programmes, tapes, diskettes, data processing software and related property and rights) maintained by or on behalf of the Seller evidencing or otherwise relating to any Receivables, including the Contracts related thereto, or relating to any of the related Financed Vehicles, Obligors, Related Security, Collections or the Deposit Accounts and shall include all such records, information and material maintained or required to be maintained by the Servicer in respect thereof but excluding for greater certainty the financial statements of the Seller and its Affiliates;

“Recreational Vehicle” means [*];

“Related Security” means, with respect to any Québec Receivable:

(a)	the Related Vehicle and Proceeds Security;

(b)	all of the Seller’s interest in all warranties, indemnities, service obligations and other contract rights issued or granted by, or otherwise existing under applicable law against, the Obligor or the manufacturer in respect of the related Financed Vehicle;

(c)	all guarantees and Security Interests (other than the Related Vehicle and Proceeds Security) from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Québec Receivable, or otherwise, together with all financing statements or other instruments describing any collateral securing such Receivable, and including all Security Interests (other than the Related Vehicle and Proceeds Security) granted by any Person (whether or not the primary Obligor on such Québec Receivable) under or in connection therewith and purporting to secure payment of such Québec Receivable;

(d)	all Records relating to such Québec Receivable, including all original Contracts;

(e)	all service contracts and other contracts and agreements relating to such Québec Receivable; and

(f)	all proceeds of or relating to any of the foregoing, including proceeds of or relating to the Québec Receivable;

“Related Vehicle and Proceeds Security” means with respect to any Receivable, the Seller’s Security Interest in the related Financed Vehicle, and all proceeds thereof including proceeds of Insurance Policies;

“Security Interest” means a lien, security interest, hypothec, title retention agreement, pledge, assignment (whether or not by way of security), charge, encumbrance, mortgage, right of set-off, lease or other right or claim of any Person;

“Tractors” means [*].

1.2	Definitions

Terms with initial capital letters in this Québec Assignment which are not defined herein shall have the meanings given to them in the Purchase Agreement.

ARTICLE 2

SALE AND ALLOCATIONS

2.1	Assignment and Sale

The Seller hereby sells and assigns to the Trust, and the Trust hereby acquires from the Seller, the Québec Pool Assets. Such sale and assignment of the Québec Pool Assets constitutes an absolute sale and assignment of the Québec Pool Assets.

Notwithstanding anything to the contrary, whenever the expression “Trust’s Co-Ownership Interest” is used in the Purchase Agreement, it shall include a 100% ownership interest in the Quebec Receivables.

2.2	Purchase Price

The purchase price for the sale by the Seller to the Trust of the Québec Pool Assets hereunder shall be calculated and paid in accordance with the terms of the Purchase Agreement.

2.3	Entitlements

Quebec Collections shall be allocated with other Collections under Sections 2.5, 2.6, 2.8 and 2.9 of the Purchase Agreement provided that amounts allocated and paid to the Seller under Sections 2.5(c) or 2.8 (c) of the Purchase Agreement in respect of Quebec Collections shall be paid to the Seller as additional Deferred Purchase Price rather than payments made in respect of the Seller’s Retained Interest.

2.4	Reconveyances

Following the Final Termination Date, the Trust shall, upon the written request of the Seller, reconvey to the Seller the Québec Pool Assets consisting of (i) the universality of all Québec Receivables arising on the Final Termination Date or thereafter (and excluding, for greater certainty, the universality of all Québec Receivables arising or existing at any time before the Final Termination Date) and all related Québec Collections, (ii) all Related Security with respect to each such Québec Receivable and (iii) all rights of action with respect to the foregoing. Moreover, upon the written request of the Seller and in furtherance of an optional repurchase of Pool Receivables under Section 6.3 of the Purchase Agreement, the Purchaser shall reconvey to the Seller all of the Quebec Pool Assets. Each reconveyance by the Trust to the Seller under this Section 2.4 shall be effected without any representation or warranty (express, implied, statutory or otherwise) except for the Trust’s warranty that the reconveyed assets are not subject to any lien, hypothec, charge, security interest, ownership interest, encumbrance or any other right or claim created by, through, or in favour of, the Trust. The Trust shall sign all documents required by the Seller in order to give effect to each such reconveyance, and shall make all requisite registrations and give all required notices to render it opposable to third parties.

ARTICLE 3

MISCELLANEOUS

3.1	Purchase Agreement

This Québec Assignment shall be construed as having been executed in furtherance of the Purchase Agreement and shall form an integral part thereof, provided that the ownership of the Québec Pool Assets shall be determined in accordance with the terms of this Québec Assignment and not by the terms of the Purchase Agreement.

3.2	Notices

Notices for the purposes of this Québec Assignment shall be given in accordance with the Purchase Agreement.

3.3	Governing Law

This Québec Assignment shall be governed by and construed in accordance with the laws of the Province of Québec.

3.4	Severability

If, in any jurisdiction, any provision of this Québec Assignment or its application to any party to this Québec Assignment or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Québec Assignment and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

3.5	Counterparts

This Québec Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Québec Assignment by facsimile shall be effective as delivery of a manually executed counterpart of this Québec Assignment.

3.6	Successors and Assigns

This Québec Assignment may be assigned by the parties hereto only in accordance with the provisions governing the assignment of the Purchase Agreement.

3.7	Section Headings

Section headings in this Québec Assignment are included herein for convenience of reference only and shall not affect in any way the interpretation of any of the provisions hereof.

3.8	Paramountcy

In the event of an inconsistency or conflict between the terms of this Québec Assignment and the Purchase Agreement, the terms of this Québec Assignment shall govern.

3.9	Limitation of Liability

This Québec Assignment has been entered into by BNY Trust Company of Canada (the “Trustee”) solely in its capacity as trustee of the Trust and by the Securitization Agent as agent for the Trust and is not binding on the Trustee or the Securitization Agent in any other capacity. Save and except where a claim is based on its own negligence or wilful misconduct, resort may not be had to, nor recourse or satisfaction be sought from, the private property of the Trustee or the Securitization Agent, or their respective directors, officers, employees, or agents, and resort will be had solely to the property of the Trust held in trust by the Trustee for the payment, performance or satisfaction of any liability or obligation of the Trust or the Trustee hereunder.

3.10	Language.

The parties hereby confirm their express wish that the present agreement and all documents, notices and agreements directly and indirectly related thereto be drawn up in English. Les parties reconnaissent leur volonté expresse que la présente convention ainsi que tous les documents, avis et conventions qui s'y rattachent directement ou indirectement soient rédigés en langue anglaise.

The parties have executed this Québec Assignment as of February     , 2010.

AUTOMOTIVE FINANCE CANADA INC./FINANCEMENT D’AUTOMOBILES CANADA INC.

By:
Name:
Title:

By:
Name:
Title:

BNY TRUST COMPANY OF CANADA, solely in its capacity as trustee of PRECISION TRUST, by its Securitization Agent, BMO NESBITT BURNS INC.

By:
Name:
Title:

By:
Name:
Title: